SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Ministry Partners Investment Company, LLC
(Name of small business issuer in its charter)
_____________________

California	6199	26-3959348
(State of or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

915 West Imperial Highway, Suite 120
Brea, California 92821
(714) 671-5720
 (Address and telephone number of principal executive offices and principal place of business)
_____________________

BILLY M. DODSON President 915 West Imperial Highway, Suite 120 Brea, California 92821 (714) 671-5720	With copies to: BRUCE J. RUSHALL, ESQ. RUSHALL & McGEEVER 6100 Innovation Way Carlsbad, California 92009 (760) 438-6855
(Name, address and telephone number of agent for service)
_____________________

Approximate date of proposed sale to the public:  As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following space and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐            Accelerated filer ☐             Non-accelerated filer ☐             Smaller reporting company ☑
                                                                    (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)
Class A Notes, Fixed Series	$100,000,000	par	$100,000,000
Class A Notes, Flex Series	$100,000,000	par	$100,000,000
Class A Notes, Variable Series	$100,000,000	par	$100,000,000
Total	$100,000,000	par	$100,000,000	$7,130
_________________________
(1)	The notes will be sold at their face amount.
(2)	A total of $100,000,000 of the Class A Notes is being registered, consisting of a combination of the Fixed Series, Flex Series and/or Variable Series.
(3)	The fee is based on the total of $100,000,000 being registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS
Subject to Completion: Dated December 23, 2009

$100,000,000

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

Class A Notes Promissory Notes

We are offering our Class A Notes in three Series: the Fixed Series, the Flex Series and the Variable Series in several Categories, each of which has a minimum required investment. Each Series bears interest at a rate equal to the sum of the Spread for the respective Series Category plus the applicable Index rate. The Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months. The Flex Series Notes have a maturity of 84 months. All Variable Series Notes have a maturity of 72 months. Unless otherwise indicated, the words “we,” “us,” or “our” refer to Ministry Partners Investment Company, LLC, together with its wholly owned subsidiary, Ministry Partners Funding, LLC, which we refer to as “MPF”.

The Class A Notes, which we sometimes refer to as the Notes, are our unsecured and unsubordinated obligations and, except as described below, will rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness. Unless we sooner terminate the offering, it will continue until April 30, 2010, subject to applicable federal and state securities laws.

INVESTING IN THE CLASS A NOTES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5. THERE WILL BE NO PUBLIC MARKET FOR THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

	Offering Price	Commissions(1)	Proceeds to the Company(2)
Minimum Purchase	$1,000	$0	$1,000
Total	$100,000,000	$0	$100,000,000

(1)
We are offering the Notes directly through our officers and selected employees. Some of our employees, but not our executive officers, may receive compensation based on the Notes they sell for us in certain states.

(2)	Before deduction of filing, printing, legal, accounting and miscellaneous expenses payable by us, which we estimate will not exceed $150,000.

We are owned by certain state and federal chartered credit unions. The Notes and other securities we offer are not deposits of, obligations of, or guaranteed by any of these credit unions. They are not insured or guaranteed by the National Credit Union Security Insurance Foundation (“NCUSIF”), the Federal Deposit Insurance Corporation (“FDIC”), or any other government agency or private insurer. These products involve investment risk, including possible loss of principal.

The current Rate Schedule and any other supplements to this Prospectus are placed inside this front cover.

The date of this Prospectus is December 23, 2009

i

CAPITALIZATION AND OPERATIONAL FUNDING	34
Investor Financing	34
Our Subsidiary, MPF	34
Recent Developments in Credit Markets	35
Our Credit Facilities	35
Western Federal Credit Union Loan Purchase and Sale Agreement	37

OUR MORTGAGE LOAN INVESTMENTS	37
Type of Loans	37
Our Loan Policies	38
Origination of Our Mortgage Loan Investments	38
Our Mortgage Loan Investment Standards	38
Our Risk Rating Analysis	40
Servicing	40
Our Mortgage Loan Portfolio Management	40
Restrictions on Our Transactions Involving Interested Parties	41
Nature of Our Investments	42
Our Non-Mortgage Loan Investments	42
Competition	43
Regulation	43

MANAGEMENT	44
Code of Ethics	47
Audit Committee	47
Audit Committee Financial Expert	47
Our Board of Managers	47
Board Committees	48
Manager Compensation	48
Indemnification of our Managers and Officers	48

MANAGEMENT COMPENSATION	49

DESCRIPTION OF OUR MEMBERSHIP INTERESTS AND CHARTER DOCUMENTS	50
Our Authorized Membership Interests	50
Our Class A Units	50
Our Series A Units	50
Our Charter Documents	51

OUR OTHER INVESTOR DEBT NOTES	52
Class A Notes	52
The Alpha Class Notes	52
Special Offering Notes	52

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	53

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	55
Cautionary Notice Regarding Forward Looking Statements	55
Overview	56
New Opportunities	57
Conversion to Limited Liability Company	57
Consolidated Results of Operations	57
Nine Months Ended September 30, 2009 vs. Nine Months Ended September 30, 2008	57
Year Ended December 31, 2008 vs. Year Ended December 31, 2007	58
Year Ended December 31, 2007 vs. Year Ended December 31, 2006	59
Net Interest Income and Net Interest Margin	60
Cash and Cash Equivalents	64
Liquidity and Capital Resources	64
Nine Months Ended September 30, 2009 vs. Nine Months Ended September 30, 2008	64
Year Ended December 31, 2008 vs. Year Ended December 31, 2007	65
Credit Facilities Developments	66
Investor Notes	69
Debt Covenants	70
Special Purpose Entity	71
Significant Accounting Estimates and Critical Accounting Policies	71
New Accounting Pronouncements	72

ii

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	73

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	74
Taxation of Interest	75
Disposition, Redemption or Repurchase for Cash	75

LEGAL PROCEEDINGS	76

PLAN OF DISTRIBUTION	76
Sales to IRAs	76

HOW TO PURCHASE A NOTE	77

EXPERTS AND COUNSEL	77

WHERE YOU CAN FIND MORE INFORMATION	77

INDEX TO FINANCIAL STATEMENTS	F-1

EXHIBIT A - Form of Trust Indenture	A-1

EXHIBIT B - Form of Fixed Series Class A Note	B-1

EXHIBIT C - Form of Flex Series Class A Note	C-1

EXHIBIT D - Form of Variable Series Class A Note	D-1

EXHIBIT E -	Purchase Application – Fixed Series Customer Form	PA FIXED-CUSTOMER-1
	Purchase Application – Fixed Series Corporation Form	PA FIXED-CORPORATION-1
	Purchase Application – Flex Series Customer Form	PA FLEX-CUSTOMER-1
	Purchase Application – Flex Series Corporation Form	PA FLEX-CORPORATION-1
	Purchase Application – Variable Series Customer Form	PA VARIABLE-CUSTOMER-1
	Purchase Application – Variable Series Corporation Form	PA VARIABLE-CORPORATION-1
 ____________________________________________

YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY NOTES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME PROSPECTUS MAY BE DELIVERED OR OF ANY SALE OF THE NOTES.

iii

INTRODUCTION

We have prepared this prospectus so that you will have the information necessary to make your investment decision. Please read this prospectus carefully. It describes the Notes, the risks involved in investing in the Notes, our company and our business, and our financial condition.

FREQUENTLY ASKED QUESTIONS ABOUT THE NOTES

Q:	Where can I find any definitions of the terms you use in this prospectus?

A:
Unless otherwise defined in this prospectus, or unless the context in which the term is used requires a different meaning, certain terms used in this prospectus, whether capitalized or used in the lower case, have the meanings set forth after such term in Exhibit I, Definitions, attached to the Indenture, which is included as Exhibit A to this prospectus.

Q:	Who are you?

A:
We are Ministry Partners Investment Company, LLC, a California limited liability company. We were established in 1991 as a credit union service organization to provide funding for secured loans to churches and ministry organizations. Our loans are secured by churches and church and ministry related properties.

Q:	Who are your owners?

A:	We are owned by our Members, who are a small number of state or federal chartered credit unions. None of our Members owns a majority of our membership interests.

Q:	How would my interest rate on an investment in a Fixed Series Note be determined?

A:
Suppose you purchase a Fixed Series, Category Fixed 25 Note with a 24-month maturity when the Swap Index for 24-month obligations was 2.30% and our Fixed Spread for Category Fixed 25 is 2.05%. Then the interest rate payable on your Category Fixed 25, Fixed Series Note would be the stated Index plus the applicable Spread, or 4.35%.

Q:	How would my interest rate on an investment in a Flex Series Note be determined?

A:
Suppose you purchase a Flex Series, Category Flex 25 Note (all Flex Series Notes have an 84-month maturity) when the Swap Index for 48-month obligations was 2.75% and our Flex Spread for Category Flex 25 is 2.30%. Then the interest rate payable on your Category Flex 25, Flex Series Note would be the stated Index plus the Applicable Spread, or 5.05%. You may elect to reset the interest rate on a Flex Series Note, within stated limits, once during each 12-month period following the first anniversary of its issuance date.

Q:	How would my investment in a Flex Series Note work?

A:
Suppose you purchase a Flex Series, Category Flex 25 Note (all Flex Notes have an 84-month maturity) at a time the Swap Index for 84-month obligations was 3.75% and our Flex Spread for Category Flex 25 is 2.30%. Then the interest rate payable on your Category Flex 25, Flex Series Note would be the stated Index plus the Applicable Spread, or 6.05%.  Under the Flex Note, you may elect to reset the interest rate, within stated limits, on your Flex Note once during each 12-month period following the first anniversary of its issuance date.

Q:	What are the specified limits on interest rate adjustments on a Flex Note?

A:	The adjusted interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% by all adjustments over the term of the Flex Note.

Q:	What is the Swap Index?

A:	The Swap Index is the then current 7-day average Swap interest rate reported by the Federal Reserve Board for Swaps having the term corresponding to the term of the Fixed or Flex Note you purchase.

Q:	How would my investment in a Variable Series Note work?

A:
If you purchase a Variable Series Note for $78,000, you will receive a Variable 50 Note which will bear interest at a variable rate equal to 0.40% + the Variable Index then in effect. The interest rate on your Variable 50 Note will be adjusted monthly based on the Variable Index in effect on each adjustment date. Your Variable 50 Note will have a maturity of 72 months. However, we will repay all or part of your Variable 50 Note at your request at any time after your Note has been outstanding with an unpaid principal balance of $10,000 or more.

Q:	What is the Variable Index?

A:	The Variable Index is the then current interest rate reported by the Federal Reserve Board for 3-month LIBOR rate.

Q:	What is the “fixed Spread”?

A:
The “fixed Spread” is the difference or “spread” between the applicable Index and the interest rate we agree to pay you on the Note you purchase. The applicable fixed Spread is different for each Series and Category of Note.

Q:	Can you change the fixed Spread on my Note after I buy it?

A:	No, not without your written consent.

Q:	How often do you pay interest?

A:
We pay interest monthly on the Notes. Unless you choose to have the interest deferred and added to principal, you may change your Note payments from one method to another by giving us written notice by the 21st of the month for which you want the change to be effective.

Q:	Can I require you to cash in my Note before it is due?

A:
You can require us to prepay your Variable Series Note, subject to certain restrictions. You cannot require us to pay a Fixed Note or Flex Note before it is due. You can, after you have owned a Flex Note at least 12 months, require us to pay up to 10% of the balance of your Flex Note during each succeeding 12-month period. You can request early payment of a portion or all of a Fixed Note or Flex Note.

Q:	What if I have an emergency and I need to cash in my Note?

A:
If you have a Fixed Note or Flex Note, you do not have the right to require us to prepay the Note. However, you may at any time request that we voluntarily prepay your Note in whole or in part. Our current policy is to grant any reasonable request subject to availability of funds. However, there is no assurance we will continue this policy in the future. In the event we agree to prepay all or portion of your Note, we may deduct an administrative charge of an amount equal to 3 months’ interest.

Q:	Do you have the right to prepay my Note?

A:
Yes, we can prepay or redeem any Note by giving you at least 30 days written notice of the redemption date. On the date of redemption, we must pay you accurate principal plus all accrued interest thereon through the redemption date. We do not have to pay you a premium if we redeem your note early.

Q:	What is your obligation to pay my Note?

A:	Your Note is equal in right to payment with our other unsecured creditors. Your Note is unsecured and is not guaranteed by any of our Managers, members or any other person.

Q:	Do any Series or Category of the Notes have priority as to payment over any other Series or Category?

A:	No. All of the Class A Notes have equal right to payment of principal and interest. We sometimes refer to this equal priority as a Note being in “pari passu” with the other Class A Notes.

Q:	Who is responsible for making payments of principal and interest on the Notes?

A:	We act as paying agent for the Notes. We must certify to the Trustee on a monthly basis that we are current on all payments then due on each outstanding note.

Q:	How do you use my investment in the Notes?

A:
We use the proceeds from your investment to invest in secured loans to churches and ministry organizations. These secured loans, which we refer to as “Mortgage Loans,” may be loans secured by deeds of trusts, Mortgage Loans or mortgage bonds. These Mortgage Loans finance acquisition, development and/or maintenance of churches or ministry related properties. We provide the needed funding to see church projects to completion, whether it’s a new worship center, ministry headquarters or additional classrooms.

Q:	How has the current recession affected your business?

A:
Because we do not invest in subprime loans, the collapse of the subprime loan market did not directly affect our business. However, the recession that followed continues to affect our business in a number of ways. The collapse of the securitized assets market has prevented us from raising additional capital as we had planned through sale of mortgaged-backed securities. Our inability to sell bonds or other mortgage backed securities secured by the mortgages we purchased through our warehouse credit lines has forced us to modify and repay those loans from other sources, primarily by selling loans to financial institutions. Also, we are experiencing increased delinquency rates on our Mortgage Loans as the continuing recession impacts the borrower churches and ministries, whose financial resources are particularly impacted by unemployment rates among their congregation and Members. We believe we are reacting positively to these challenges and we believe we have adopted strategies which will allow us to continue to successfully meet these challenges. However, there is no assurance that we will continue to be able to do so or that we will not face new or different challenges if the recession continues to broaden.

Q:	Why is there an Indenture?

A:	We require you execute the Indenture in order to:

•	establish the common terms and conditions for the Notes and a means by which the holders can act in an organized manner;

•
provide for the appointment of an independent Trustee and allow us to deal with a single representative of the holders with respect to matters addressed in the Indenture, including in the event of our default; and

•	authorize the Trustee to monitor our compliance with the Indenture, to give timely notices to the holders, and to act for the holders in the event of a default and in regard to other matters.

As required by U.S. federal law, the Notes are governed by the Indenture. The Indenture constitutes an “Indenture” under the Trust and Indenture Act of 1939. An Indenture is a contract between us, you as holders and the Trustee, who is appointed to serve under and pursuant to the Indenture.

Q:	Do I have to abide by the terms of the Indenture?

A:	Yes. Your note is issued pursuant to the terms of the Indenture and your note is subject to its terms and conditions.

Q:	What is the Trust and Indenture Act of 1939?

A:
The Trust and Indenture Act of 1939, or as we refer to it, the 1939 Act, provides that unless exempt, Notes sold to the public in a registered offering must be governed by a trust Indenture, as defined, and the Notes must be registered by the issuer under the 1939 Act. The 1939 Act further provides that the Trust Indenture must contain certain protective provisions benefiting the debt holders. We have registered the Notes under the 1939 Act.

Q:	Can you modify or amend the Indenture without the consent of the holders?

A:
Yes, but only in limited circumstances. We may amend or modify the Indenture with the Trustee without the consent of the holders to, among other things, add covenants or new events of default for the protection of the holders; evidence the assumption by a successor trustee under the Indenture; cure any ambiguity or correct any inconsistency in the Indenture or amend the Indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of any Series of the outstanding Notes; and establish the form and terms of the Notes issued under the Indenture.

Except in these limited circumstances, we and the Trustee must have the consent of the holders of not less than a majority in interest of the Notes of each Series and Category then outstanding and affected by the amendment.

Q:	What promises do you make to the holders under the Indenture?

A:	Under the Indenture, we promise or “covenant” to do, among other things, the following:

•	Make timely interest and principal payments on the Notes;

•	Maintain a specified minimum net worth;

•	Not issue certain kinds of additional debt beyond specified limits;

•	Not to pay certain dividends and other distributions to our Members;

•	Not issue unsecured debt that is senior to the Class A Notes; and

•	Timely make principal and interest payments on the Notes and on our other de

Q:	Who is the Trustee under the Indenture?

A:	The Trustee is US Bank, a federally chartered trust company with fiduciary powers in 50 states. US Bank offers comprehensive financial services, including asset management.

Q:	What does the Trustee do?

A:	The Trustee has two main roles under the Indenture:

•	The Trustee performs certain administrative duties for us and you, such as sending you notices; and

•	The Trustee may, at your direction, enforce your rights, including the rights you may have against us if we default.

Q:	Who pays the Trustee?

A:	Under the Indenture, we agree to pay, and the Trustee agrees to look only to us for payment, all of the fees, expenses and expense reimbursements payable to the Trustee under the Indenture.

Q:	What recourse do the holders have in the event of a default?

A:
In the event of a default, a majority in interest of the holders may accelerate the Notes, i.e., declare their unpaid principal of the Notes plus any accrued but unpaid interest thereon immediately due and payable. They can then instruct the Trustee to take action to collect the amount declared payable.

Q:	What is an event of default?

A:	An event of default is an event defined in the Indenture, which if not timely cured, allows you to take action against us for immediate and full payment of your note. Events of default include:

•	Our failure to timely pay interest or principal on your note;

•	Our filing of bankruptcy;

•	Our breach of any of our covenants in the Indenture.

Q:	Does the Trustee have the right to waive any default on behalf of the holders?

A:	Yes, but only with the consent or approval of a majority in interest of each Series and Category of note affected by the default.

Q:	How can the holders direct the Trustee to act?

A:	The holders of a majority of the outstanding principal amount of the Notes (a majority in interest) can direct the Trustee to act on behalf of the holders.

Q:	What liability does the Trustee have to the holders?

A:
The Trustee is charged to conduct itself in a manner consistent with a reasonably prudent person in taking actions directed by the holders. However, the Trustee disclaims any responsibility with respect to the form of a note or the enforceability of the Notes or the Indenture.

Q:	What reports are you required to provide the Trustee?

A:	The Indenture requires us to provide the Trustee the following reports.

•	No later than 5 business days following the end of each month, we must provide the Trustee a list of the names and addresses of the current owners of record of the Notes.

•
Within 90 days of the end of each fiscal year, we are required to provide the Trustee with a certified statement that as of the end of the fiscal year we have fulfilled all of our obligations under the Indenture with respect to each Series and Category of Notes.

•	We are required to provide the Trustee with a copy of each report we send to the holders.

•
We are required to file with the Trustee at the time we file the report with the SEC, a copy of each current quarterly and annual report we file with the SEC pursuant to our obligations under the 1934 Act.

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PROSPECTUS SUMMARY

The following summary highlights selected information we have included in this prospectus. It does not contain all of the information that may be important to you. More detailed information about the Notes, the Indenture, our business, and our operating data is contained elsewhere in this prospectus. See also the “Frequently Asked Questions About The Notes” section immediately preceding this summary. This section does not contain all of the information that is important to your decision whether to invest in the Notes. We encourage you to read this prospectus, including the section entitled “Risk Factors” and the financial statements and Notes to the financial statements starting at page FS-1 of this prospectus in their entirety before making an investment decision.

About Our Company

We are a California limited liability company. Our principal executive offices are located at 915 West Imperial Highway, Suite 120, Brea, California, 92821 and our telephone number is 800-753-6742. Our website is located at www.ministrypartners.org. The information on our website is not part of this prospectus.

We are in the business of making and investing in loans made to evangelical Christian churches, ministries and related organizations. Our loan investments are generally secured by a first lien on church properties and/or ministry related properties. We use the proceeds from the sale of the Notes and our other borrowings to fund our Mortgage Loan investments. We may, from time to time, use proceeds from the sale of the Notes to repay outstanding Notes and/or other borrowings. We refer to the Notes and other Notes we sell to investors as our debt securities.

The Offering	This offering is for a total of $100,000,000 of our Class A Notes which may be purchased in one or more of the following Series:

•	Fixed Series, which pay interest at a fixed rate depending on the Category and maturity of Fixed Series Note purchased.

•
Flex Series, which will pay interest at a fixed rate depending on the Category and maturity of Flex Series Note purchased. As a Flex Note holder, you have a one-time option to reset the interest rate to the current rate offered during each 12-month period following the first anniversary of the date you purchased the Flex Note.

•	Variable Series, which pay at a variable rate of interest adjusted monthly depending on the Category purchased.

The Fixed Series Notes
The Fixed Series Notes are offered in the following six Categories with each requiring the specified minimum purchase. The Fixed Series Notes are offered with a term (or maturity) of 12, 18, 24, 30, 36, 42, 48, 54, or 60 months.

The Fixed Notes pay a fixed rate of interest equal to the sum of the Swap Index plus the amount of the Fixed Spread for its respective Category as set forth below.

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$1,000	1.70%	1.85%	1.95%	2.00%	2.05%
Category Fixed 5	$5,000	1.75%	1.90%	2.00%	2.05%	2.10%
Category Fixed 10	$10,000	1.80%	1.95%	2.05%	2.10%	2.15%
Category Fixed 25	$25,000	1.85%	2.00%	2.10%	2.15%	2.20%
Category Fixed 50	$50,000	1.90%	2.05%	2.15%	2.20%	2.25%
Category Fixed 100	$100,000	1.95%	2.10%	2.20%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$100,000	2.35%	2.40%	2.45%	2.50%

The Flex Series Notes
The Flex Series Notes are offered in four Categories, each requiring a specified minimum purchase. All Flex Series Notes have a maturity of 84 months. However, upon your request at any time after the first anniversary date of your Note, we will prepay up to 10% of your Note during any 12-month period.

The Flex Notes pay a fixed rate of interest equal to the sum of the Swap Index plus the amount of the Flex Spread for the respective Category as set forth below.

Flex Series Note Category	Required Minimum Purchase	Flex Spread
Category Flex 25	$25,000	2.30%
Category Flex 50	$50,000	2.35%
Category Flex 100	$100,000	2.40%
Category Flex 250	$250,000	2.45%

Flex Series Notes offer the investor an option to reset the interest rate on the Note upon request once during each 12-month period following the first anniversary of the date of purchase to the currently offered rate on Flex Series Notes, with certain limitations. However, the interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% over the term of the Flex Note.

The Variable Series Notes
The Variable Series Notes are offered in five Categories, each requiring a specified minimum purchase. All Variable Series Notes have a maturity of 72 months. However, we will, upon your request, prepay your Note without penalty, in whole or in part, provided your Note has had an unpaid principal balance of at least $10,000 during the preceding 90 days.

The Variable Series Notes pay interest which is adjusted monthly to the sum of the Variable Index in effect on the adjustment date, plus the amount of the Variable Spread for the respective Category as set forth below.

Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Indexes
The interest rates we pay in the Fixed Series Notes and the Flex Series Notes are determined in reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. As described under “Description of the Notes – The Indexes,” the Swap Index is determined by the weekly average Swap rate reported by the Federal Reserve Board, who we refer to as the “Fed”. The Variable Index is equal to the 3-month libor rate. The 3-month libor rate is the London Interbank Offered Rate (“LIBOR”) interest rate for three-month obligations.

Note Terms in General	Certain common terms of the Class A Notes are summarized below:

Manner of Interest Payments
You may choose to have interest paid on your Note monthly, quarterly, semi-annually or annually. Unless you select the reinvestment option or other payment option, interest is payable on all Notes in arrears, monthly. The interest rate paid for a partial month is adjusted according to the number of days the Note was outstanding. You may change the way interest is paid on your Note by written notice to us.

Your Interest Reinvestment Option
At any time, you can direct us to retain all interest payable on your Note and pay you interest on such interest at the same rate payable on the principal of the Note. This allows you to earn interest on your interest (i.e., you earn compound interest).

Rank of the Notes	Our payment of the Class A Notes is not secured or guaranteed. The Notes are generally equal in priority of right to payment with our other existing and future unsecured debt obligations.

You May Request Prepayment
You may request at any time that we prepay all or any portion of any Series of Note you hold prior to its maturity. We may grant the request in our sole discretion. If granted, we will pay the unpaid balance of the Note, less an administrative charge not exceeding 3 months’ interest payable on the Note.

Our Right to Prepay Notes	We reserve the right to prepay a Note at our election at any time upon not less than 30 days nor more than 60 days’ prior written notice.

Indenture
We issue the Notes under the Trust Indenture between us and U.S. Bank National Association (“US Bank”), whom we refer to as the Trustee. We refer to this agreement as the “Indenture.” The Notes are part of up to $200 million of Class A Notes we may issue pursuant to the Indenture.

Protective Promises	Under the Indenture, we agree that we will:

•  maintain a tangible adjusted net worth of at least $4.0 million;
•  not incur additional Indebtedness, as defined, unless our resulting fixed charge coverage ratio remains at least 1.20 to 1.0;
•  limit our other Indebtedness, as defined, to not more than $20.0 million;
•  not enter into certain transactions with our Affiliates;
•  not consummate certain consolidations, mergers or sales of our assets, unless we are the entity surviving the transaction or the entity surviving the transaction assumes our obligations under the Notes; and
•  not make distributions to our Members except under specified conditions.

Events of Default	If an event of default occurs, the Trustee, acting on the direction of a majority in interest of the holders, will accelerate payment of the Notes in full. An event of default includes the following:

• our failure to make a required payment on a Note within 30 days after it is due;

• our failure to observe or perform any of the covenants or agreements under the Notes or the Indenture, unless cured in a timely manner; or

•  our uncured default under the terms of any of our other indebtedness, which default is caused by our failure to pay principal or interest or results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

Our Other Debt Securities
Since our inception, we have issued various debt securities to investors. At September 30, 2009, we had outstanding $43.3 million of unsecured Class A Notes and $15.7 million of unsecured Alpha Class Notes, both of which classes of Notes were issued in public offerings. We also have outstanding approximately $8.7 million of other debt securities issued in private placements. Also, we intend to issue up to $200 million of Secured Notes to investors in 2010 and 2011.

Our Secured Credit Facilities
We have three credit facilities. Two are with Members United Corporate Federal Credit Union, whom we refer to as “Members United.” One is a $10 million line of credit, which we refer to as the “$10 Million LOC,” and the other is for $100 million, which we refer to as the “$100 Million CUSO Line.” Our third is a $28 million loan from Western Corporate Federal Credit Union. We refer to this lender as “WesCorp” and to this loan as the “WesCorp Loan”. Each of these credit facilities are secured by designated Mortgage Loans.

Use of Proceeds
After payment of the costs of this offering, we intend to use the proceeds to purchase additional mortgage investments. We may also use these proceeds to pay interest and principal due on our currently outstanding Notes as payment becomes due.

Terms of the Offering
We will directly receive the proceeds from this offering, and we will use the offering proceeds as described under “Use of Proceeds.” This offering is self-underwritten, which means that we are offering and selling the Notes directly. In the future, we may, in our discretion, engage one or more broker-dealers to act as our sales agents to solicit the sale of the Notes in one or more states. We may pay these agents commissions and cost reimbursements which will not exceed 2.0% of the amount of the Notes they place.

RISK FACTORS

Carefully consider the risks described below before making your investment decision. Refer to the other information in this Prospectus, including our financial statements and the related Notes.

If any of the following risks occur, our business, operations or financial condition could be materially harmed. As a result, our ability to repay your Note could be impaired and you could lose all of your investment.

Risks Related to the Notes

PAYMENT OF THE NOTES IS NOT SECURED OR GUARANTEED BY ANY PERSON. Repayment of the Notes is our exclusive obligation, and the Notes are our sole responsibility and are not the obligation or responsibility of any other person. See “Description of the Notes” below. In general, as an owner of a Note, or noteholder, you will have no greater right to payment than that of our other general creditors. At December 31, 2008, we had $260.9 million of total outstanding debt obligations, of which approximately 46%, 40% and 10% of the principal amount of this debt is due and payable in the years 2009, 2010 and 2011, respectively.

OUR CURRENT SECURED CREDIT FACILITIES REQUIRE US TO MAINTAIN COLLATERAL FOR THOSE LOANS HAVING A PRINCIPAL BALANCE EXCEEDING THE UNPAID BALANCE OF THOSE LOANS. Thus, to the extent of this over-collateralization, our assets pledged as collateral for our current secured credit facilities may not be available to our other creditors, including the holders. This is because there is no assurance that the then current realizable value of the Mortgage Loans constituting this collateral will not be less than the then unpaid balance. Also, in the event of a default under these loans, the respective lender has the right to foreclose on its collateral pursuant to the respective credit facility agreement and applicable commercial law. Because these laws generally do not require that the collateral securing these loans will be sold or otherwise liquidated for an amount equal to its then fair market value, these creditors could seize some or all of the excess collateral we pledged to secure their obligation. Thus, our assets remaining after foreclosure on these credit facilities may not be sufficient to repay debt owed to our other creditors, including the holders.

IN THE EVENT OF OUR DEFAULT UNDER OUR SECURED CREDIT FACILITIES, WE COULD LOSE ASSETS IN EXCESS OF OUR ASSETS PLEDGED AS COLLATERAL. In the event of a default under our Members United credit lines and our WesCorp Loan, the respective lender has the right to foreclose on its collateral pursuant to the respective credit facility agreement and applicable commercial law.  These laws do not require, and the permissible foreclosure procedures do not assure, that the collateral securing these loans will be sold or otherwise liquidated for an amount equal to its fair market value. Thus, in the event of foreclosure, there is no assurance the lender will realize proceeds from the collateral sufficient to repay the debt we owe.  Moreover, because these credit facilities are recourse against the borrower, the respective lender generally has the right to pursue the borrower for any deficiency between the amount the borrower owes on the defaulted loan and the value the lender realizes from its liquidation of the collateral for the loan.  Thus, our assets remaining after a foreclosure by a lender under our credit facilities may not be sufficient to repay our other debt, including the Class A Notes.

THE GEOGRAPHIC CONCENTRATION OF THE COLLATERAL MAY INCREASE YOUR RISK OF LOSS. Economic conditions in various states will likely affect the rate of delinquency and possible losses on individual mortgages or loans comprising the collateral. Changes or fluctuations in these local economic conditions may affect the ability of a mortgage obligor to make timely payments on its mortgage obligation. These conditions include unemployment; real property values; liquidity of local loan and real property markets; inflation rates; consumer spending and perceptions of existing and future economic conditions; and effects of national catastrophes, such as hurricanes, floods and earthquakes.

RECENT ECONOMIC DEVELOPMENTS MAY ADVERSELY AFFECT OUR ABILITY TO REPAY THE NOTES. The United States is in the midst of a severe economic downturn that has and may continue to affect liquidity in the credit markets and liquidity and prices in the real estate markets. Rising unemployment results in declines in real estate values and affects the ability of many of our mortgage obligors to maintain contributions upon which they depend to make Mortgage Loan payments. If the economic downturn worsens or continues for an extended period of time, delinquency and losses on Mortgage Loans could increase which could result in losses on the Notes.

YOUR RIGHTS AS A HOLDER ARE GOVERNED AND RESTRICTED BY THE INDENTURE. The Notes are subject to the Indenture which restricts and regulates your rights as a noteholder. For example, in the event of a default or breach by us, under the Indenture you could seek remedies against us only through the Trustee appointed under the Indenture. The Indenture requires holders owning only a majority of the unpaid principal amount of the Notes then outstanding, to take certain acts on behalf of all of the holders. We refer to this vote as a majority vote of the holders. Actions approved or authorized by a majority vote which will bind all holders include the election and removal of the Trustee, adopting certain amendments and supplements to the Indenture and the Notes, and waiving certain defaults, events of default or breaches by us under the Indenture. Moreover, the Indenture contains cross-default provisions whereby our default on one Series of our Note obligations will constitute a default with respect to each other Series of Notes outstanding. Thus, holders suffering an actual default may be more inclined to take action against us than holders who suffer only a technical default on their Notes because of these cross-default provisions. Accordingly, where there is an actual default on one or more Series of Notes constituting less than a majority of the unpaid principal balance of all of our outstanding Notes, such holders may not be able to obtain the required majority vote to appoint a Trustee and proceed under the Indenture. In such event, you may have no practical recourse against us. See the description of the Indenture under “The Indenture” below.

BY EXECUTING YOUR PURCHASE APPLICATION, YOU AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE INDENTURE. YOU SHOULD CAREFULLY REVIEW THE INDENTURE ATTACHED AS EXHIBIT “A” TO THIS PROSPECTUS. YOU MAY NOT INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO YOUR NOTE, THE INDENTURE, OR THE APPOINTMENT OF A RECEIVER OR OTHER TRUSTEE OR FOR ANY OTHER REMEDY IN CONNECTION THEREWITH DURING THE PERIOD OF OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

NO ASSURANCE OF EARLY REDEMPTION IF REQUESTED. In general, the Notes are redeemable prior to maturity upon request, but only in our sole discretion. Thus, holders may not be able to redeem their Notes prior to maturity, particularly during times when there are a significant number of early redemption requests.

THE NOTES ARE NOT RATED AND THERE WILL BE NO SINKING FUND FOR REPAYMENT OF THE NOTES. We have not obtained a rating for your Notes from an independent rating agency and we do not intend to request such a rating. Also, there will not be a sinking fund established for the repayment of the Notes and we must rely on our available cash resources to timely repay your Note. There is no assurance that we will have adequate cash resources available at the time the Notes are due.

YOU WILL NOT BE ABLE TO RELY ON THE REVIEW OF AN INDEPENDENT UNDERWRITER. IN GENERAL, WE ARE NOT MAKING THIS OFFERING THROUGH AN INDEPENDENT UNDERWRITER. When an offering is made through an underwriter, that firm generally takes the responsibility of reviewing and approving the offering in accordance with its professional standards and due diligence procedures. Because we are selling the Notes directly through our officers and employees, you will not be able to rely on an independent underwriter’s review of the offering.

THE HOLDERS MAY NEED TO APPOINT A SUCCESSOR OR SUBSTITUTE TRUSTEE BEFORE THEY CAN PURSUE THEIR REMEDIES UNDER THE INDENTURE. Under the Indenture, you and the other holders may pursue your remedies in the event of our default or otherwise exercise your rights under the Indenture only through the Trustee. US Bank is the Trustee. In the event the Trustee resigns or should the holders desire to appoint a different Trustee, they may do so only with a majority vote. Also, finding a suitable Trustee and obtaining the majority vote of the holders could be time consuming and completion of this appointment process could significantly delay the holders’ ability to exercise your rights under the Indenture. See “The Indenture” below.

UNDER CERTAIN CIRCUMSTANCES, A MAJORITY VOTE OF THE HOLDERS MAY AMEND OR SUPPLEMENT YOUR NOTE OR THE INDENTURE WITHOUT YOUR CONSENT. Also, by a majority vote, the holders may approve the waiver of any default, event of default or breach of a covenant or other condition under the Note. Moreover, the Trustee has the power under the Indenture to compromise or settle any claims against us by the holders and, if such compromise or settlement is approved by a majority vote of the holders, the settlement or compromise would be binding on all holders. IN ANY OF THESE EVENTS, YOU MAY BE WITHOUT PRACTICAL RECOURSE AGAINST US.

WE MAY NOT BE ABLE TO MAINTAIN OUR PROMISED MINIMUM TANGIBLE ADJUSTED NET WORTH OF $4.0 MILLION UNDER CERTAIN CIRCUMSTANCES. In the Indenture, we promise to maintain minimum tangible adjusted net worth, as defined in the Indenture, of at least $4.0 million.

WE HAVE THE RIGHT TO REPAY YOUR NOTE. Thus, we have the right to terminate your investment in a Note at a time its yield increases because of drops in prevailing interest rates.

THERE WILL BE NO PUBLIC MARKET FOR YOUR NOTES AND YOU MUST DEPEND SOLELY ON OUR ABILITY TO REPAY YOUR NOTE FOR LIQUIDITY OF YOUR INVESTMENT. You should be prepared to hold your Note for maturity, subject to any redemption right you may have under your particular Note. You have the right to tender your Note for prepayment at any time, for which we may charge an administrative fee of not more than 3 months’ interest payable on the principal amount of the Note. However, our prepayment of your Note is voluntary and you should not rely on our willingness or ability to do so.

WE HAVE NOT INDEPENDENTLY DETERMINED THE OFFERING PRICE FOR THE NOTES. We are issuing the Notes at their face amount, i.e., at par. We have not determined the price of the Notes based on any single or group of objective factors. No independent appraisal or evaluation company, or other expert or advisor, has been consulted in regard to the pricing of our Notes. Also, in general, the price in terms of our Notes has not been reviewed by an independent underwriter. Therefore, there is no assurance that the yield you will receive from your Note is not lower than that which could be obtained from similar investments from other issuers.

WE MAY APPLY THE PROCEEDS FROM THIS OFFERING TO REPAY EXISTING INDEBTEDNESS WHICH WILL NOT INCREASE OUR MORTGAGE LOAN INVESTMENT PORTFOLIO. We may from time to time apply all or a substantial amount of the proceeds from the sale of the Notes to the repayment of interest and/or principal on our credit facilities and/or our previously issued debt securities. We will generally choose to use our available cash funds, which may include proceeds from the sale of the Notes, for these purposes, rather than liquidate our short-term investments or Mortgage Loan investments for these purposes.

Risks Related to the Financial Services Industry and Financial Markets

CONTINUANCE OF CURRENT ECONOMIC CONDITIONS COULD FURTHER HARM OUR FINANCIAL CONDITION, INCOME AND ABILITY TO MAKE DISTRIBUTIONS TO OUR EQUITY HOLDERS. Beginning in mid-2007 and continuing through the date of this prospectus, the financial system in the United States, including credit markets and markets for real estate and real estate-related assets, has been subject to unprecedented turmoil. This turmoil has resulted in severe limitations on the availability of credit, significant declines in the value of real estate and real estate related assets, impairment of the ability of many borrowers to repay their obligations and illiquidity in the markets for real estate and real estate-related assets. These events have had significant adverse effects on our business including significant increases in our provision for loan losses and the unavailability of financing for our acquisition and warehousing of Mortgage Loan investments. Continuation of current economic conditions could further harm our financial condition, income and ability to make distributions to our equity investors.

DETERIORATION OF MARKET CONDITIONS WILL LIKELY CONTINUE TO NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION, INCLUDING LIQUIDITY. The market in which we operate is affected by a number of factors that are largely beyond our control but can nonetheless have a potentially significant, negative impact on our business. These factors include, among other things:

•	interest rates and credit spreads;

•	the availability of credit, including the price, terms and conditions under which it can be obtained;

•	loan values relative to the value of the underlying real estate assets;

•	default rates on special purpose Mortgage Loans for churches and ministries and the amount of the related losses;

•	the actual and perceived state of the real estate markets for church properties and special use facilities; and

•	unemployment rates.

Changes in these factors are difficult to predict, and a change in one factor can affect other factors. For example, continuing from 2007, increased default rates in the subprime mortgage market have played a role in causing credit spreads to widen, reducing availability of credit on favorable terms, reducing liquidity and price transparency of real estate-related assets, resulting in difficulty in obtaining accurate mark-to-market valuations, and causing a negative perception of the state of the real estate markets generally. These conditions worsened during 2008 as a result of the ongoing global credit and liquidity crisis and continue to have a significantly negative impact on our ability to obtain capital at attractive borrowing rates. We do not currently know the full extent to which this market disruption will affect us or the markets in which we operate, and we are unable to predict its length or ultimate severity. If the challenging conditions continue, we may experience further tightening of liquidity, additional impairment charges as well as additional challenges in raising capital and obtaining investment or other financing on attractive terms or at all. In addition, if current market conditions continue or deteriorate and we are unable to restructure our short-term borrowing facilities, we could experience a rapid, significant deterioration of our liquidity, business, results of operations and financial condition.

A PROLONGED ECONOMIC SLOWDOWN, A LENGTHY OR SEVERE RECESSION, OR DECLINING REAL ESTATE VALUES COULD HARM OUR OPERATIONS. We believe the risks associated with our business are more severe during periods similar to those we are currently experiencing in which an economic slowdown or recession is accompanied by declining real estate values. Declining real estate values generally reduce the level of new Mortgage Loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of, or investment in, or renovation of their worship facilities. Borrowers may also be less able to pay principal and interest on our loans, and the loans underlying our securities, if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our investment in such loans. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our ability to make distributions to our equity investors.

INTEREST RATE FLUCTUATIONS AND SHIFTS IN THE YIELD CURVE MAY CAUSE LOSSES. Our primary interest rate exposures relate to our Mortgage Loan investments, floating rate debt obligations and interest rate hedges. Changes in interest rates, including changes in expected interest rates or “yield curves,” affect our business in a number of ways. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income we earn on our interest-earning assets and the interest expense we incur in connection with our interest-bearing liabilities and hedges. Changes in the level of interest rates also can affect, among other things, our ability to originate and acquire mortgages and the market value of our mortgage investments.

In the event of a significant rising interest rate environment, default by our Mortgage Loan obligors could increase our losses and negatively affect our liquidity and operating results. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our control.

Our ability to execute our business strategy, particularly the growth of our Mortgage Loan investments portfolio, depends to a significant degree on our ability to obtain additional capital. Our financing strategy is dependent on our ability to obtain debt financing at rates that provide a positive net spread. If spreads for such liabilities widen or if availability of credit facilities ceases to exist, then our ability to execute future financings will be severely restricted.

Risks Related to Our Business

OUR GROWTH IS DEPENDENT ON LEVERAGE, WHICH MAY CREATE OTHER RISKS. Our success is dependent, in part, upon our ability to grow our balance sheet assets through leverage. Our organizational and governing documents do not limit the amount of indebtedness which we may incur. Our Managers have overall responsibility for our financing strategy. Member approval is not required for changes to our financing strategy. Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leveraging magnifies changes in our net worth. We will incur leverage only when we expect that it will enhance our investment returns. There can be no assurance that we will be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets, or a financial loss if we are required to liquidate assets at a commercially inopportune time. At September 30, 2009, we had $202.6 million of total outstanding debt obligations, of which approximately 63%, 13% and 14% of the principal amount of this debt is due and payable in the years 2009, 2010 and 2011, respectively.

OUR ABILITY TO OBTAIN ADDITIONAL LIQUIDITY AND CAPITAL RESOURCES HAS BEEN, AND MAY CONTINUE TO BE, ADVERSELY AFFECTED BY THE GLOBAL RECESSIONARY ECONOMIC CONDITIONS AND ADVERSE DEVELOPMENTS IN THE CAPITAL MARKETS. Our business requires a substantial amount of liquidity to fund investments, to pay expenses, to increase our total Mortgage Loan investments, make interest payments to our note investors, and to acquire and hold assets. Developments in the capital markets have substantially reduced the debt and equity capital available to us and have adversely affected our ability to raise additional funds for investment. We have been unable to consummate such securities transactions under prevailing credit market and economic conditions.

SIGNIFICANT OVER COLLATERALIZATION OF WESCORP LOAN  MAY AFFECT OUR ABILITY TO ISSUE ADDITIONAL DEBT SECURITIES AND/OR PAY OUR UNSECURED OBLIGATIONS. We initially pledged approximately $60.5 million of our mortgage loans to secure our $28 million WesCorp Loan, an initial collateralization-to-debt ratio of approximately 2.16%. While the principal amount of this collateral will decrease as we receive amortized payments on these Mortgage Loans, the principal balance owed on this collateral will remain significantly higher than the balance we owe on the loan it secures. Also, the lender is not required to release a proportionate amount of the excess collateral upon our partial prepayment of the loan. The lender will retain all of the excess collateral until the loan is repaid in full. We will not have this excess collateral available to pay our other obligations, including the Notes, until we repay the WesCorp Loan.

The failure to secure financing on acceptable terms or in sufficient amounts may reduce our income by limiting our ability to originate loans and acquire Mortgage Loan investments and reduce our interest income and increase our financing expense. A reduction in our net income could impair our liquidity and our ability to make distributions to our investors. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us.

WE MAY NOT BE ABLE TO FINANCE OUR INVESTMENTS ON A LONG-TERM BASIS ON ATTRACTIVE TERMS, INCLUDING BY MEANS OF SECURITIZATION, WHICH MAY REQUIRE US TO SEEK MORE COSTLY FINANCING FOR OUR INVESTMENTS OR TO LIQUIDATE ASSETS. When we finance our purchase and warehousing of Mortgage Loans, we plan to do so with short-term loans under our credit facilities with a view to resell them pursuant to securitized debt transactions. Under this strategy, we bear the risk of being unable to complete such transactions or otherwise finance them on a long-term basis at attractive prices or in a timely matter, or at all. If it is not possible or is economically unfeasible for us to complete such transactions or otherwise finance such assets on a long-term basis, we may be unable to pay down our short-term credit facilities, or be required to liquidate the assets at a loss in order to do so. For example, as a result of the continued deterioration in the credit markets beginning in 2007, financing investments with securitizations or other long-term non-recourse financing not subject to margin requirements has not been available or economical for the past year, and we do not expect it to be possible or economical to complete a securitization financing transaction for the foreseeable future. These conditions make it highly likely that we will have to use less efficient forms of financing for any new investments, which will result in fewer loan acquisitions or originations of profitable mortgages and thereby reduce the amount of our earnings available for distribution to our equity investors and funds available for operations and investments.

ALTHOUGH WE SEEK TO FAVORABLY MATCH THE INTEREST RATE RETURN ON OUR MORTGAGE LOAN INVESTMENTS WITH OUR DEBT FINANCING COMMITMENTS, WE ARE SUBJECT TO SIGNIFICANT INTEREST RATE RISK. Our investment and business strategy depends on our ability to successfully finance our investments in Mortgage Loans that provide a positive spread as compared to our cost of borrowing. A substantial portion of our loan investments provide for a fixed interest rate with a typical five year maturity. Most of our borrowing arrangements with our note investors and credit facility lenders, however, provide for variable rates of interest that are indexed to short-term borrowing rates. To mitigate our interest rate risks, we have entered into, and may enter into in the future, interest rate hedging transactions that include, but are not limited to, interest rate caps and interest rate swaps.  The results of using these types of instruments to mitigate interest rate risks are not guaranteed, and as a result, the volatility of interest rates could result in reduced earnings or losses for us and negatively affect our ability to make distributions of earnings to our equity investors.

OUR FINANCING ARRANGEMENTS CONTAIN COVENANTS THAT RESTRICT OUR OPERATIONS, AND COULD INHIBIT OUR ABILITY TO GROW OUR BUSINESS. Our financing arrangements contain various restrictions and covenants. Our failure to satisfy any of these covenants could result in an event of default under these agreements. These restrictions may interfere with our ability to obtain financing or to engage in other business activities. Our default under any of our financing arrangements could have a material adverse effect on our business, financial condition, liquidity and results of operations and our ability to make payments to our creditors.

DEFAULT UNDER ONE CREDIT FACILITY WILL RESULT IN A DEFAULT UNDER OUR OTHER CREDIT FACILITIES. Our various credit facilities and debt securities generally provide for cross-default provisions whereby a default under one agreement will trigger an event of default under other agreements, giving our lenders the right to declare all amounts outstanding under their particular credit agreement to be immediately due and payable, and enforce their rights by foreclosing on or otherwise liquidating collateral pledged under these agreements. For example, our default under one of our credit facilities would also constitute our default under our other credit facilities, and generally under our debt securities, including the Notes. Thus, to maintain these credit facilities, there cannot be a default under either one.

WE ENGAGE IN TRANSACTIONS WITH RELATED PARTIES AND OUR POLICIES AND PROCEDURES REGARDING THESE TRANSACTIONS MAY BE INSUFFICIENT TO ADDRESS ANY CONFLICTS OF INTEREST THAT MAY ARISE. Under our code of business conduct, we have established procedures regarding the review, approval and ratification of transactions which may give rise to a conflict of interest between us and any employee, officer, Trustee, their immediate family Members, other businesses under their control and other related persons. In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with several related entities. These procedures may not be sufficient to address any conflicts of interest that may arise.

OUR RESERVES FOR LOAN LOSSES MAY PROVE INADEQUATE, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON US. We maintain and regularly evaluate financial reserves to protect against potential future losses. Our reserves reflect management’s judgment of the probability and severity of losses. We cannot be certain that our judgment will prove to be correct and that reserves will be adequate over time to protect against potential future losses because of unanticipated adverse changes in the economy or events adversely affecting specific assets, borrowers, industries in which our borrowers operate or markets in which our borrowers or their properties are located. If our reserves for credit losses prove inadequate we could suffer losses which would have a material adverse affect on our financial performance, the market prices of our securities and our ability to pay dividends.

INCREASES IN INTEREST RATES DURING THE TERM OF A LOAN MAY ADVERSELY IMPACT A BORROWER’S ABILITY TO REPAY A LOAN AT MATURITY OR TO PREPAY A LOAN. If interest rates increase during the term of our loan, a borrower may not be able to obtain the necessary funds to repay our loan at maturity through refinancing. Increasing interest rates may hinder a borrower’s ability to refinance our loan because the underlying property cannot satisfy the debt service coverage requirements necessary to obtain new financing or because the value of the property has decreased. If a borrower is unable to repay our loan at maturity, we could suffer a loss and we will not be able to reinvest proceeds in assets with higher interest rates. As a result, our financial performance and ability to make distributions to our Members could be materially adversely affected.

WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH LOAN PARTICIPATIONS, SUCH AS LESS THAN FULL CONTROL RIGHTS. Some of our assets are participation interests in loans or co-lender arrangements in which we share the rights, obligations and benefits of the loan with other lenders. We may need the consent of these parties to exercise our rights under such loans, including rights with respect to amendment of loan documentation, enforcement proceedings in the event of default and the institution of, and control over, foreclosure proceedings. Similarly, a majority of the participants may be able to take actions to which we object but to which we will be bound if our participation interest represents a minority interest. We may be adversely affected by this lack of full control.

CHURCH REVENUES FLUCTUATE AND MAY SUBSTANTIALLY DECREASE DURING TIMES OF ECONOMIC HARDSHIP. Generally, to pay their loans, churches depend largely on revenues from church member contributions. Donations typically fluctuate over time for a number of reasons, including, but not limited to, fluctuations in church membership, local economic conditions including unemployment rates and local real estate and market and credit conditions.

QUALITY OF OUR MORTGAGE LOANS DEPENDS ON CONSISTENT APPLICATION OF SOUND UNDERWRITING STANDARDS. The quality of the Mortgage Loans in which we invest depends largely on the adequacy and implementation of sound underwriting standards used to make the loans. Even where the lender has sound underwriting standards, these standards must be properly observed and implemented in order to obtain the target loan risk levels.

BECAUSE WE SHARE SOME COMMON MANAGERS AND OFFICERS WITH ECCU, OUR MANAGEMENT HAS CONFLICTS OF INTEREST WITH THE INTERESTS OF ECCU. Our Chairman and Chief Executive Officer is a full time employee of ECCU. Two of our other Managers are also employees of ECCU and another Manager is a director of ECCU. Conflicts of interest are inherent in Mortgage Loan transactions between ourselves and ECCU and its affiliates. Because of these multiple relationships, these persons will face conflicts of interest in connection with various decisions they will make on our behalf, including, but not limited to:

•	decisions as to which Mortgage Loans ECCU will make available to us;

•	decisions as to the price and terms of Mortgage Loans ECCU offers to us;

•	determinations as to the creditworthiness of borrowers of Mortgage Loans ECCU offers to us;

•	decisions to acquire Mortgage Loan investments from or through ECCU;

•	decisions regarding our contract with ECCU for our office facilities and administrative services; and

•	decisions regarding our contracts with ECCU for loan underwriting, processing and servicing services.

We have also implemented a Related Parties Transaction Policy, to which all of our Managers and officers must adhere. It provides, among other things, that certain related party transactions be approved by a majority of those Managers who are unrelated to the parties in the transaction.

We have further mitigated these conflicts of interest by forming a Credit Review Committee, three out the four Members of which consist of our officers who are unrelated to ECCU. This committee makes most of the loan approval decisions under our Church and Ministry Loan Policy. Our Church and Ministry Loan Policy sets forth minimum credit quality standards for the loans we make or purchase, and can only be overridden, depending on the circumstances, by our Investment Committee or by our Board of Managers.

ANY HEDGING TRANSACTIONS THAT WE ENTER INTO MAY LIMIT OUR GAINS OR RESULT IN LOSSES. We use derivatives to hedge a portion of our interest rate exposure, and this approach has certain risks, including the risk that losses on a hedge position will reduce the cash available for distribution to our equity investors and that such losses may exceed the amount invested in such instruments. We have adopted a general policy with respect to the use of derivatives, which generally allows us to use derivatives where appropriate, but does not set forth specific policies and procedures or require that we hedge any specific amount of risk. From time to time, we use derivative instruments in our risk management strategy to limit the effects of changes in interest rates on our Mortgage Loan investments. A hedge may not be effective in eliminating all of the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of the use of derivatives.

BECAUSE WE INVEST ONLY IN SPECIALIZED PURPOSE MORTGAGE LOANS, OUR LOAN PORTFOLIO IS GENERALLY MORE RISKY THAN IF IT WERE DIVERSIFIED. We are among a limited number of institutions specialized in providing loans to evangelical churches and church organizations. Even though the number of institutions making and/or investing in Mortgage Loans to churches and church related organizations has increased in recent years, these loans are secured by specialized properties and the secondary market for these loans remains regional and limited. Our Mortgage Loan agreements require the borrower to adequately insure the property securing the loan against liability and casualty loss. However, certain types of losses, generally those of a catastrophic nature such as earthquakes, floods or storms, and losses due to civil disobedience, are either uninsurable or are not economically insurable. If a property was destroyed by an uninsured loss, we could suffer loss of all or a substantial part of our Mortgage Loan investment.  Moreover, a majority of our loans are to California borrowers or are secured by properties located in California, a market that has been negatively impacted by the collapse of the residential real estate market and decrease in real estate prices.

OUR LOAN PORTFOLIO IS CONCENTRATED GEOGRAPHICALLY AND FOCUSED ON LOANS TO CHURCHES AND RELIGIOUS ORGANIZATIONS. We are among a limited number of institutions specialized in providing loans to evangelical churches and church organizations. Moreover, a majority of our loans are to California borrowers or are secured by properties located in California, a market that has been negatively impacted by the collapse of the residential real estate market and decrease in real estate prices. Even though the number of institutions making and/or investing in Mortgage Loans to churches and church related organizations has increased in recent years, these loans are secured by special purpose facilities. As a result, if the properties securing such mortgages must be sold, there may be a limited number of buyers available for such properties. Nevertheless, we believe that there is a great deal of diversity in the types of not-for-profit organizations and entities that could be potential acquirers of properties of this nature, including, but not limited to, other churches, schools, clinics, community development agencies, universities and educational institutions, day care, social services, assisted living facilities and relief organizations.

WE MAY NEED, FROM TIME TO TIME, TO SELL OR HYPOTHECATE OUR MORTGAGE LOAN INVESTMENTS. Because the market for our Mortgage Loans is specialized, the prices at which our portfolio could be liquidated are uncertain. The amount we would realize is dependent on several factors, including the quality and yield of similar Mortgage Loans and the prevailing financial market and economic conditions. It is possible that we could realize substantially less than the face amount of our Mortgage Loans, should we be required to sell or hypothecate them. Thus, the amount we could realize for the liquidation of our Mortgage Loan investments is uncertain and cannot be predicted.

WE DEPEND ON REINVESTMENTS BY OUR INVESTORS TO MAINTAIN AND INCREASE OUR ASSET BASE. In the past, we have sold a significant amount of our new debt securities to our existing investors when their debt securities matured. Historically, we have enjoyed a significant rate of reinvestment by our investors upon maturity of their debt obligations. For example, during the years 2008 and 2007, 76% and 72%, respectively, of our investors extended their investments or reinvested in new debt securities upon maturity of their Notes. There is no assurance that these past rates of reinvestment will continue in the future. If our investors do not reinvest in substantial amounts, our ability to maintain or grow our asset base could be impaired.

IN THE EVENT A BORROWER DEFAULTS ON ONE OF OUR MORTGAGE LOAN INVESTMENTS, WE WILL GENERALLY NEED TO RECOVER OUR INVESTMENT THROUGH THE SALE OF THE PROPERTY SECURING THE LOAN. In that event, the value of the real property security may prove insufficient, in which case we would not recover the amount of our investment Even though an appraisal of the property may be obtained at the time the loan is originated, the property’s value could decline as a result of a number of subsequent events, including:

•	uninsured casualty loss (such as an earthquake or flood);

•	a decline in the local real estate market;

•	undiscovered defects on the property;

•	waste or neglect of the property;

•	a downturn in demographic and residential trends;

•
a decline in growth in the area in which the property is located. Also, churches and church-related properties are generally not as marketable as more common commercial, retail or residential properties.

The occurrence of any of these factors could severely impair the market value of the security for our Mortgage Loan investment.

THERE IS A POSSIBILITY THAT WE COULD INCUR FORECLOSURES AND LOSSES IN CONNECTION WITH OUR MORTGAGE LOAN INVESTMENTS DURING RECESSIONARY OR DEPRESSED ECONOMIC PERIODS. Recessionary or depressed periods typically occur on a cyclic basis by an unpredictable time and with uncertain lengths. Also, such events can be triggered by terrorist acts, war, large scale economic dislocations, or widespread and large corporate bankruptcies. The effects of these events cannot presently be predicted. We could incur losses as a result of borrower defaults and foreclosures on our Mortgage Loan investments. Also, during times of recession or depression, the demand for our Mortgage Loans, even in times of declining interest rates, is likely to decline. Also, in connection with any sale or hypothecation of a Mortgage Loan, we would likely have to agree to be responsible in whole or in part for a limited period of time for any delinquencies or default. If we should experience significant delinquency rates, our revenues would materially decrease and, subject to our other available cash resources at the time, our ability to timely pay our debt securities obligations or our other indebtedness may be substantially impaired.

COMPETITION MAY LIMIT OUR BUSINESS OPPORTUNITIES AND ABILITY TO OPERATE PROFITABILITY.  We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, certain real estate investment trusts, insurance companies and other financial institutions to serve this market sector. Many of these entities have greater marketing resources, more extensive networks of offices and locations, and lower costs in proportion to their size due to economies of scale.

USE OF PROCEEDS

In the event all of the Notes are sold, we estimate that we will receive proceeds from this offering of approximately $99,850,000, after payment of our offering expenses. We estimate our offering expenses will not exceed $150,000. This is a “best efforts” offering and is expected to continue through ___________, 2012. We expect to use the net proceeds of the offering for the following purposes:

•	The purchase of Mortgage Loan investments; and

•	To pay interest and principal due on our existing indebtedness, including our credit facilities and our debt securities.

We have not identified any specific investments we will make with the offering proceeds and our management has broad discretion over their use and investment. Pending use of the net proceeds, we intend to invest them in a short-term, interest bearing commercial account with a financial institution, which may be one of our Members.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD-LOOKING STATEMENTS.  THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD-LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

DESCRIPTION OF THE NOTES

Following is a summary of the material terms of the Notes and the Indenture. It does not purport to be complete. This summary is subject to, and is qualified by reference in its entirety to, all of the provisions of the Notes and the Indenture. A copy of the Indenture is set forth in Exhibit A to this prospectus. Copies of the Fixed Series Note, the Flex Series Note, and the Variable Series Note are set forth in Exhibit B, Exhibit C and Exhibit D, respectively, to this prospectus. We urge you to read the forms of the Notes and the Indenture because they, and not this description, define your rights as a Holder.

General

The Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

The Notes are issued subject to the Indenture, which is intended to constitute an Indenture agreement as that term is defined under the Trust Indenture Agreement Act of 1939, which we refer to as the 1939 Act. The Notes have been registered under the 1939 Act, and the Indenture contains certain required protective provisions benefiting the holders, as required by the 1939 Act. In addition, the Indenture contains certain financial covenants and restrictions on the payment of distributions to our Members and on our ability to incur other debt.

The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. Descriptions of the Swap Index and the Variable Index are set forth under “The Indexes” below.

We reserve the right to prospectively adjust the applicable Spread as required to ensure our financial stability and our access to capital at competitive rates. Any change in the applicable Spread will apply only to Notes we sell at least 10 days after we give notice of the change to prospective investors. We will provide notice of any change in a Spread by supplement to this prospectus.

The Fixed Series Notes

Category and Required Minimum Purchase. The Fixed Series Notes are offered in six Categories, each requiring a stated minimum purchase.

Interest Rate. The Fixed Series Notes pay an interest rate equal to the sum of the Fixed Spread for the respective Fixed Series Note Category shown in the table below plus the Swap Index then in effect.

Maturities. All Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months.

The Categories, the corresponding required minimum purchase amounts, and the respective Fixed Spreads are set forth below.

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$1,000	1.70%	1.80%	1.90%	2.00%	2.05%
Category Fixed 5	$5,000	1.75%	1.85%	1.95%	2.05%	2.10%
Category Fixed 10	$10,000	1.80%	1.90%	2.00%	2.10%	2.15%
Category Fixed 25	$25,000	1.85%	1.95%	2.05%	2.15%	2.20%
Category Fixed 50	$50,000	1.90%	2.00%	2.10%	2.20%	2.25%
Category Fixed 100	$100,000	1.95%	2.05%	2.15%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$100,000	2.35%	2.40%	2.45%	2.50%

The Form of the Fixed Series Notes is included in Exhibit B to this Prospectus.

The Flex Series Notes

Category and Required Minimum Purchase. The Flex Series Notes are offered in four Categories, each requiring a stated minimum purchase.

Interest Rate. The Flex Series Notes pay a fixed rate of interest equal to the sum of the Spread for the respective Flex Series Note Category plus the current Swap Index then in effect. Flex Series Notes offer the investor an option to reset the interest rate on the Note, upon request, once during each 12-month period following the first anniversary of the date of purchase to the currently offered rate on Flex Series Notes. However, the interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% by all adjustments over the term of the Flex Note.

Maturities.  All Flex Series Notes have a maturity of 84 months.

Prepayment. Upon your request, we will prepay up to 10% of the outstanding balance of your Note, without penalty, during any 12-month period following the first anniversary of your purchase of your Flex Series Note.

The Categories, the corresponding minimum purchase amounts, and respective Flex Spreads are set forth in the following table.

Flex Series Note Category	Required Minimum Purchase	Flex Spread
Category Flex 25	$25,000	2.30%
Category Flex 50	$50,000	2.35%
Category Flex 100	$100,000	2.40%
Category Flex 250	$250,000	2.45%

The Form of the Flex Series Notes is included as Exhibit C to this Prospectus.

The Variable Series Notes

Category and Minimum Required Purchase. The Variable Notes are offered in five Categories, each requiring a stated minimum purchase.

Interest Rate. The Variable Series Notes pay a variable rate of interest equal to the sum of the Variable Index plus the Fixed Spread for the respective Category of Variable Series Note. The interest rate on the Variable Series Notes will be adjusted monthly on a specified day each month, commencing the month following the date the Variable Series Note is issued.

Maturities. Variable Series Notes have a maturity of seventy-two (72) months.

Prepayment. We will prepay your Variable Series Note in whole or in part upon your delivery of your written request, provided your Note had an unpaid principal balance of at least $10,000 during the immediately preceding 90 days.

The Categories, the corresponding required minimum purchase amounts, and respective Variable Series Spreads are set forth in the following table.

Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Form of the Variable Series Notes is included as Exhibit D to this Prospectus.

The Indexes

General. The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set.

The Swap Index. The Swap Index in effect when we issue a Fixed Series Note or Flex Series Note is the weekly average interest rate for Swaps last reported by the Federal Reserve Board. The Fed computes this weekly average of the Swap rate based on the rates reported for seven consecutive calendar days. Currently, the Fed uses Wednesday through Thursday to calculate this average and reports the average on Friday of each week. The Swap rates refer to the International Swaps and Derivatives Association Mid-Market for Swap Rates. These rates are for a fixed rate Payer and are based on rates collected at 11:00 a.m. Eastern Time by Garban International PLC and published on Reuters Page ISDAFIX(R1).

The Swap Index is not reported for partial year obligations. The Swap Index applied to Notes with partial year terms will be the Swap Index corresponding to the term equal to or not exceeding the term of the Fixed Note, or if there is none, the obligation having the longest term not exceeding the term of the Fixed Note. For example, for an 18-month Fixed Note, the 1-year Swap Index will be used. The currently reported Swap Index is available on the Federal Reserve Board’s website, www.federalreserve.gov/releases/H15/data.htm, on its Federal Interest Rates Release H-15. We also make them available to holders and potential investors upon request.

The Variable Index. The Variable Index in effect when we issue a Variable Series Note is the LIBOR rate for 3-month financial obligations in effect on the date the Variable Note is issued. The Wall Street Journal regularly reports the LIBOR rate. The Wall Street Journal can be accessed on the internet at www.wallstreetjournal.com. In the event reporting of a current 3-month LIBOR rate is suspended or ended, we have the right to substitute the successor index, if any, or if there is none, the regularly reported interest rate we determine, in our sole discretion, to most likely track the 3-month LIBOR rate.

Common Provisions of the Notes

Payment of Interest. Unless you select the reinvestment option or other payment option, interest is payable on all Notes in arrears, monthly. The interest rates offered on the day of purchase will be confirmed by us upon request. You may change the way interest is paid on your Note by written notice to us. Interest is payable in arrears, on or before the 5th business day of the month next following the month in which payment is due. Interest will be prorated for the first partial payment period. Interest will be computed on the basis of a 365-day year. Interest will be deemed paid when mailed via the United States Postal Service addressed to the address the investor provides, subject to the check or instrument mailed being drawn on good and sufficient funds. You may change from one method of payment to another by giving us written notice by the 21st day of the month in which you want the change to be effective.

To be entitled to receive the interest effective on any day, an investor’s purchase of the Note must be confirmed and accepted by us on that day. An investor may elect to receive interest payable monthly, quarterly, semi-annually or annually or to reinvest interest, as described below.

Interest Reinvestment Option. Any Note investor may choose to have interest on their Note reinvested under this reinvestment option. We will retain all accrued interest on the Note and will from the date of accrual accrue interest under the terms of the Note as though it were principal. Interest so reinvested will not be kept in a separate escrow or other account, but will be treated by us in the same manner as the unpaid principal amount of the Notes to which it relates.

Reinvestment. Our current policy is to contact each noteholder approximately thirty days prior to the maturity date of his or her note to determine the investor’s preference for payment, or whether the investor would like to reinvest in another note then being offered by the Company. The noteholder may direct payment by check or, pursuant to instructions, wire deposit. Holders desiring to reinvest all or a portion of the proceeds in another note will be provided a current prospectus. Unless otherwise instructed by the noteholder, we will pay the note by business check.

Investors who are subject to taxation who elect the reinvestment option should be aware that they will continue to have tax liability for all accrued and reinvested interest in the year it is credited and reinvested. See “Certain U.S. Federal Income Tax Considerations.”

Our Right to Prepay the Notes. We may elect at any time to prepay all or a portion of the Notes upon at least thirty (30) days and not more than sixty (60) days’ written notice. The redemption price will be the unpaid principal balance of the Note, plus accrued and unpaid interest thereon, through the redemption date. If less than all of the Notes can be redeemed, we will redeem the Notes on a pro rata basis. We will mail a notice of redemption by first class mail to each holder of the Notes to be redeemed at the most recent address the noteholder has provided us in writing. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the noteholder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. Our obligation to make partial or total redemptions on a pro rata basis will not limit our right to repurchase any Note of any Holder on a voluntary basis, including any prepayment of a Note upon an investor’s request as described below.

Presentment of Notes for Early Payment. A noteholder may request that we voluntarily prepay his or her Note at any time by delivering a written request for early payment of the Note to us at our business offices. We may grant or deny the request in our sole discretion. Our current policy is to grant the request subject to availability of funds but there is no assurance we will continue this policy. We must determine whether to purchase a Note so presented within ten (10) business days of our receipt of the request to do so and will, in such event, promptly pay to the requesting noteholder the purchase price. In the event we agree to prepay the Note as requested, we may deduct an administrative charge equal to up to 3 months’ interest on the amount of the principal prepaid. If the noteholder holds the Note in an individual retirement account (an “IRA”), the investor may incur additional withdrawal penalties, fees, and/or taxes.

DESCRIPTION OF THE INDENTURE

General

We may issue up to an aggregate of $200 million of the Class A Notes under the Indenture. However, we may not issue any Note if, after giving effect to such issuance, the Class A Notes then outstanding would have an aggregate unpaid balance exceeding $100 million.

As a condition to your purchase of a Note, you agree to adopt and become a party to the Indenture. The Indenture is a contract between the holders of the Class A Notes, ourselves, and the Trustee. As required by U.S. federal law, the Notes are governed by the Indenture, which we intend to constitute an “Indenture” under the 1939 Act. We have therefore registered the Indenture and the Notes under the 1939 Act.

The Trustee

The Indenture appoints US Bank as Trustee. The Trustee has two main roles under the Indenture:

•	The Trustee is empowered, at the direction of the holders, to enforce your rights under the Indenture, including your rights against us in the event we default; and

•	The Trustee may perform certain administrative duties for us such as sending you notices and information regarding your Notes.

Successor Trustee, Trustee Eligibility

The Trustee may not be an affiliate of the Company and must at all times meet the requirements of a Trustee under the 1939 Act. Among other things, the 1939 Act requires a Trustee to have a combined capital and surplus of not less than $150,000.

Compensation of the Trustee

The Trustee is entitled to base compensation, plus additional compensation for services it may perform at the direction of the holders under the Indenture. Also, the Trustee has the right to be reimbursed for its costs and expenses. Pursuant to the Indenture, the Trustee agrees to look only to us for payment of its compensation and expenses.

The Trustee’s Rights, Duties and Responsibilities

The Trustee represents the interests of all the holders pursuant to the Indenture. As described in the following sections, the Trustee may not take specified actions without the direction, authorization or approval of a majority vote of the holders. The Indenture requires holders who suffer an actual default on their Notes to obtain the consent of a majority vote of all holders, regardless of Series or maturity or default status, to appoint a Trustee and take action against us. THIS REQUIREMENT, IN EFFECT, MAY LEAVE MANY HOLDERS WITHOUT PRACTICAL RECOURSE.

NO HOLDER SHALL HAVE THE RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO THE INDENTURE, THE NOTES, OR FOR THE APPOINTMENT OF A RECEIVER OR TRUSTEE OR FOR ANY OTHER REMEDY HEREUNDER, DURING THE PERIOD OF THE OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

BY EXECUTING THE PURCHASE APPLICATION, EACH HOLDER IS AGREEING TO BE BOUND BY THE TERMS OF THE INDENTURE SHOULD IT COME INTO FORCE BY THE APPOINTMENT OF A TRUSTEE PURSUANT TO ITS TERMS. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE INDENTURE (ATTACHED AS EXHIBIT A). THE FOREGOING IS ONLY A SUMMARY OF THE PROVISIONS OF THE INDENTURE.

The Indenture requires the Trustee to exercise its rights and powers vested in the Indenture using the same degree of care and skill as a good man would exercise or use under the circumstances in the conduct of his or her own affairs. However, no provision of the Indenture may be construed as to relieve the Trustee from liability for its own grossly negligent action or grossly negligent failure to act or its own willful misconduct.

The Trustee will not be liable for exercising its rights and powers under the Indenture in certain circumstances including, but not limited to:

•	Any action or inaction taken in good faith in accordance with the direction of a majority in interest of the holders;

•	Any action or inaction taken in reliance upon its legal counsel, accountants or other experts;

•	Any action or inaction taken in good faith in reliance upon an opinion of the Trustee’s legal counsel;

•	Any error of judgment made in good faith unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

•	Any execution of the Trustee’s powers under the Indenture through agents or attorneys where the Trustee appointed such agent or attorney exercising the level of care required above.

The Trustee may refuse to take any action if he is required to advance, expend or risk its own funds or otherwise incur financial liability in connection with any such action or in the exercise of any of its powers under the Indenture. The Trustee shall have no duty to take any action whatsoever if it believes in good faith that taking such action may expose it to personal liability. The Trustee assumes no responsibility for the legal enforcement of the Notes or the Indenture.

Under the Indenture, the Trustee does not authenticate the Notes. The Trustee does not collect interest or principal of the Notes on behalf of the holders, except in the event of a default where the Trustee is directed to do so by a majority vote of the holders.

Our Continuing Covenants Under the Indenture

Limits on Our Payment of Distributions. While any Note is outstanding, we may not make, and will not permit any subsidiary to make, a restricted payment unless no default or event of default has occurred and is continuing, or would occur as a consequence of making the restricted payment, and certain other conditions are met. For this purpose, a restricted payment means: (i) a declaration or payment of any distribution to our Members (other than distributions payable in our membership interests to us or to our wholly-owned subsidiary); (ii) any payment for the acquisition, redemption or retirement of our membership interests or that of any wholly-owned subsidiary; or (iii) any voluntarily purchase, redemption or repayment, prior to its scheduled maturity of any of our indebtedness that is subordinated in right of payment to the Notes.

In addition, any such restricted payment, together with the aggregate of all other restricted payments we might make, may not exceed the sum of:

(i)
50% of our net income for the period (taken as one accounting period) commencing on January 1, 2000 and ending on our most recently ended full fiscal quarter for which financial statements are available at the time of the restricted payment (or, if such net income for such period is a deficit, 100% of such deficit); plus

(ii)
100% of the aggregate net cash proceeds we receive from the issue or sale of our equity membership interests (other than equity membership interests sold to a subsidiary), debt securities or securities convertible into our equity membership interests upon such conversion, or any funds advanced or loaned to us under any subordinated credit facility; plus

(iii)	100% of the cash, if any, contributed for our capital, as additional paid in capital by any of our Members.

However, under the Indenture the following are not defined as restricted payments:

(a)	the payment of any distribution within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(b)
any payment for (x) the redemption, repurchase, retirement or other acquisition of any of our equity membership interests, (y) the purchase, redemption or other acquisition or retirement of our Indebtedness which is subordinated in right of payment to the Class A Notes, prior to any mandatory sinking fund payment or maturity; or (z) the making of any investment in us or any subsidiary in each case of (x), (y) and (z) in exchange for, or out of, the proceeds of the substantially concurrent sale (other than to us) of our equity membership interests.

For the purposes of the Indenture, our “net income” means the aggregate of our net income for the applicable period, on a consolidated basis, determined in accordance with accounting principles generally accepted in the United States of America.

Limits on Our Ability to Incur Debt. While any Note remains outstanding, we may not, and may not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, “incur”) any indebtedness, unless our fixed charge coverage ratio for our most recently ended four full fiscal quarters immediately preceding the date on which such additional indebtedness is incurred would have been at least 1.20 to 1.0. We calculate the fixed coverage ratio as if the additional indebtedness had been incurred at the beginning of the period. Notwithstanding this restriction, we may incur indebtedness that: (i) is evidenced by the Notes; (ii) was existing at March 31, 2008 as it may be extended or modified; (iii) is incurred in the ordinary course of business for the funding of Mortgage Loans which includes warehouse lines of credit and/or repurchase facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker’s acceptances or letters of credit provided by us in the ordinary course of business; and/or (v) when incurred does not result in other indebtedness, other than amounts we owe on the Class A Notes, to exceed $20.0 million immediately after we incur the indebtedness.

Under the Indenture:

•	Our “fixed charge coverage ratio” means the ratio of our cash flow to our fixed charges for the applicable period;

•
Our “cash flow” means, with respect to the period, our consolidated net income for the applicable period, plus any extraordinary loss, plus any net loss from the disposition of any assets, plus any provision for taxes, plus any fixed charges, plus depreciation and amortization for the period, plus our interest expense paid or accrued for the period with respect to any indebtedness which is expressly subordinated to the Notes, plus the unused amount of our credit facilities and any other financing which is expressly subordinated to the Notes;

•
Our “fixed charges” means our consolidated interest expense for the period, whether paid or accrued, to the extent such expense was deducted in computing our consolidated net income, plus, without duplication, all interest capitalized for the period. Fixed charges do not include any interest expense with respect to any loan, to the extent it is expressly subordinated in right of payment to the Notes; and

•
Our “indebtedness” means any indebtedness, whether or not contingent, we incur from our borrowings, the balance of the purchase price we owe on any property, our capital lease obligations, and any of our hedging obligations, except, in each case, any accrued expense or trade payable.

The Effect of Our Merger, Consolidation or Sale of Assets. While any Note is outstanding, we may not consolidate or merge with or into any other person or entity (whether or not we are the surviving entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets (excepting sales of our loans we hold for sale in our normal course of business), in one or a Series of transactions for the same purpose, unless (i) we are the surviving entity of such transaction; or (ii) if we are not the surviving entity, the surviving entity assumes our obligations under the Notes by agreement or operation of law.

Requirements That We Maintain a Minimum Tangible Adjusted Net Worth. In the event that our tangible adjusted net worth is less than the minimum tangible adjusted net worth, within 55 days after the end of any fiscal quarter we must notify the holders of the Class A Notes. We must within sixty (60) days thereafter restore our tangible adjusted net worth to an amount greater than the minimum tangible adjusted net worth. For the purposes of this covenant, tangible adjusted net worth includes the amount of our credit facilities to the extent it is subordinated in right for payment on a current basis to the Notes.

Under the Indenture, our “tangible adjusted net worth” means our adjusted net worth less our intangible assets, if any. Our “adjusted net worth” means the sum of (i) our Members’ consolidated equity and of the equity interests of any consolidated subsidiary, plus (ii) the amount of any credit line, whether or not then funded, to the extent such loan amount is expressly subordinated in right to payment on a current basis to the Class A Notes.

Requirements That We Keep Certain Books and Records

We must keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Notes and our business and affairs in accordance with accounting principles generally accepted in the United States of America. We must furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in our possession.

Other than the foregoing, there are no covenants or other provisions (except those contained under the California General Corporation Law which apply to corporations generally) restricting our ability to enter into transactions with our Affiliates including, but not limited to, transactions involving the sale, lease, transfer or other disposal of any of our assets to, or purchase any assets from, or any contract, agreement, understanding, loan, advance of guarantee with, or for the benefit of, any such Affiliate.

Under California law, our independent Managers’ fiduciary obligations require that they act in good faith in a manner which they believe to be in our best interests and those of our Members, which may not, in all circumstances, be the same as those of our holders.

Remedies in the Event of Our Default

Each of the following constitutes an event of default under the Notes:

•	our default for thirty (30) days in the payment when due of interest or penalty on any Note;

•	our default for thirty (30) days in the payment when due of principal of any Note;

•	if not cured in a timely manner, our failure to observe or perform any of the covenants or agreements in the Notes or set forth under the Indenture; or

•
if not cured in a timely manner, our default under the instruments governing any of our other indebtedness, which default (a) is caused by a failure to pay when due principal or interest on our other indebtedness within the grace period provided in our other indebtedness and which continues beyond any applicable grace period (a “payment default”) or (b) results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

In order to cure payment in default, we must mail to the noteholder, direct deposit or credit, if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Notes until the date it actually is mailed, deposited or credited.

If any event of default occurs and is continuing, the holders, by a majority vote, may instruct the Trustee to declare all the Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an event of default arising from our bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. If an event of default has occurred and is continuing, we must, upon written request of the Trustee, cure such default and pay for the benefit of the noteholder the whole amount then due, any penalties which may be due and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee. If we fail to cure such defaults and pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled to sue for and recover judgment against us and any other obligor on the Notes for the amount so due and unpaid pursuant to the terms of the Notes.

Compromise or Settlement of Claims

The Trustee may not settle or compromise any rights or claims of the holders, including any right to payment of principal or interest, unless the settlement or compromise is approved by a majority vote of the holders. Any settlement or compromise so approved would be binding upon all the holders.

The Trustee may withhold from the holders notice of any default or event of default if it believes that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest or penalties.

Amendment, Supplement and/or Waiver of the Indenture

The Indenture and/or the Notes may be amended or supplemented by a majority vote of the holders. Also, the holders may, by a majority vote, consent to waive any default, event of default, compliance or noncompliance with any provision of the Notes. However, any such amendment, supplement or waiver affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all outstanding holders based on the aggregate amount of principal and interest and penalty payments due them.

OUR COMPANY AND OUR BUSINESS

Our Company

We are a privately owned California limited liability company. We are owned by our Members, each of whom is a federal or state chartered credit union. None of our Members has any long term contractual obligations to us, our business or our creditors. WE ARE SEPARATE FROM ANY CREDIT UNION AND NO CREDIT UNION HAS GUARANTEED OR OTHERWISE AGREED TO BE RESPONSIBLE IN ANY MANNER FOR THE PAYMENT OF THE PRINCIPAL OR INTEREST ON THE NOTES. THE NOTES ARE NOT INSURED BY NCUSIF, THE FDIC, OR ANY GOVERNMENTAL OR PRIVATE ENTITY. See “RISK FACTORS.”

We were incorporated under California law on October 22, 1991 as Ministry Partners Investment Corporation. We were organized as ECCU’s credit union service organization, or “CUSO,” for the purpose of providing Mortgage Loans to evangelical churches and church and ministry organizations. Effective December 31, 2008, we converted our form of organization from a California corporation to a California limited liability company (an “LLC”). This conversion (the “conversion”) was a statutory conversion authorized under Section 1150 of the California Beverly Killea Limited Liability Company Act (the “LLC Act”). Upon the conversion, we became, by operation of law, a California limited liability company. As a result of the conversion, our name changed to “Ministry Partners Investment Company, LLC.”

Our mission is to make loan financing available to the evangelical Christian community for the acquisition and improvement of church and ministry-related properties. We do this by investing in Mortgage Loans made to churches and ministries. These loans are typically originated by credit unions and secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church-related organizations such as Christian schools and ministries.

To finance our Mortgage Loan investments, we obtain funds from the sale of our debt securities. We also obtain funds from lines of credit provided by various financial institutions. We market our debt securities primarily to investors who are in or associated with the Christian community, including individuals, ministries and other organizations and associations.

Our business offices are located at 915 West Imperial Highway, Suite 120, Brea, California 92821. Our telephone number is 800-753-6742, www.ministrypartners.org, e-mail: info@ministrypartners.org.

Our Conversion to a Limited Liability Company

We converted our legal form to a California limited liability company effective December 31, 2008 pursuant to our plan of conversion (the “plan”). Our board of directors and our shareholders approved our conversion in order to expand our flexibility in structuring financial transactions, to better implement our long-term economic interests and the interests of our shareholders, and to optimize our federal and state income tax planning and strategies.

Upon our conversion, each share of our then outstanding 146,522 shares of common stock was converted into one fully paid and non-assessable unit of our Class A Units, and each share of our outstanding 100,000 shares of the Class I Preferred Stock and our outstanding 19,000 shares of Class II Preferred Stock was converted into one fully paid and non-assessable Series A Unit. Under California law, a corporation that converts to a limited liability company remains the same entity that existed before the conversion, except it will be subject to the LLC Act and will be taxed as an LLC under the applicable provisions of the California Revenue and Taxation Code. Prior to the conversion, we were taxed as a C corporation under both federal and state income tax laws. Following the conversion, we have elected to be taxed as a partnership under both federal and state income tax laws. Thus, the conversion did not result in a transfer of our assets, rights, obligations, duties or other property, and the status of our assets and liabilities are unaltered by the conversion. All of the rights of our creditors were preserved unimpaired, and all liens upon our property were preserved unimpaired, and all of our debts, liabilities, obligations and duties as a corporation thenceforth remained and may be enforced against us to the same extent they could before the conversion. Thus, the conversion did not affect our duties or obligations with respect to the secured Notes or the Indenture.

As an LLC, our business and affairs are under the direction of our officers and board of Managers, who we refer to as our “board.” Our Managers and officers are the same persons who served as our directors and officers prior to the conversion.

Our Operating Goals

Our goals are to provide funds for loans to evangelical churches and church organizations on a cost effective basis. In addition, we endeavor to operate in such a way as to provide competitive yields to purchasers of our Notes, distributions to our preferred membership interests, and a general increase in the value of our company to our Members.

Overview of Our Business

We are one of the few organizations within the western United States formed to assist evangelical Christian churches and organizations by providing financing for the acquisition, development and/or renovation of churches or church-related properties. To date, we have not charged off any of our Mortgage Loan investment(s), and we have not defaulted on or been delinquent in the payment of any interest or principal on our debt securities or on any of our borrowing facilities. We expanded the scope of our operations in 2007 to include warehousing loans with the intent of reselling them in mortgaged-backed securities offerings. However, we have not been able to make any such offerings due to the credit crisis and collapse of mortgage-backed securities markets that became acute in 2008.

We were formed in 1991 by ECCU for the purpose of providing financial resources that could assist in meeting the demand for mortgage financing by churches, ministries and church-related organizations. Since then, this market segment has continued to grow, and both the size of the loans and number of qualified borrowers in this sector has steadily increased. The size of the church and ministry mortgage financing market in the United States has been estimated to range between $20 billion and $40 billion annually. While there is no assurance that this market will continue to grow in quantity and quality, we believe that the demand for these loans will continue to exceed the available lending and financing sources for this sector. We base our belief on our past experience with making loans to this market segment. Also, because the financial base and resources of church and ministry organizations has grown larger and these organizations increasingly employ more sophisticated accounting and budgetary practices, more financial institutions are now willing to originate, participate in or purchase loans in this market segment. As a result, a limited secondary market for these loans has developed.  We have been an active participant in that market.

Our general practice in recent years has been to fund loan acquisitions with borrowings under our bank facilities. We then repay borrowings on our bank facilities with proceeds from the sale of investor Notes, prepayments and repayments, and from our operating income. Our ability to access capital to repay borrowings under our bank facilities is subject to variability based upon a number of factors, including volatility in the capital markets, the relative interest rates that we are prepared to pay for our debt facilities, the ability of our borrowers to access capital to repay or prepay their obligations to us and our ability to sell our Mortgage Loan assets. Any occurrence that disrupts our ability to access capital from these sources may have a material adverse effect on our ability to grow our business, meet our commitments and make distributions.

Successful liquidity management depends in large part on our ability to accurately predict or otherwise manage our future leverage costs. Currently, uncertainty as to our future leverage costs arises under two of our credit facilities. Since April 3, 2009, Members United has had the right to require us to convert our $100 Million CUSO Line to a 5-year term loan. Conversion to a term loan would require greater loan payments based on a yet to be determined interest rate and a 30-year amortization schedule. Higher interest rates or higher principal payments on this loan could have a material adverse effect on our liquidity and earnings.

Prior to 2007, our primary business focused on the acquisition of special purpose Mortgage Loans that were granted to evangelical Christian churches and organizations in connection with the acquisition, development and/or renovation of churches or church related properties. Funds to acquire these Mortgage Loans were provided through the issuance of Notes to investors and equity investments.

In 2007, we formed our wholly-owned subsidiary, MPF, to pursue a strategy of acquiring Mortgage Loans for resale in mortgage-backed securities offerings, which we refer to as securitized debt transactions. Using this strategy would allow us to minimize the credit risk on our Mortgage Loans up to the amount of the securitized debt securities sold to investors and provide additional financing capabilities to serve our credit union members. Upon its formation, MPF obtained the BMO Credit Facility to acquire and warehouse Mortgage Loans. By 2008, MPF had used borrowings under this credit facility to acquire approximately $123 million of Mortgage Loans. However, due to subsequent and continuing deterioration in the securitized debt transactions market, we have been unable to implement this strategy.

With the availability of financing and mortgage-backed loan facilities being curtailed as U.S. and global financial markets adjust to a lack of liquidity in credit markets, we primarily rely upon generating profits from our investment Mortgage Loan portfolio. Growth in our investment portfolio and expansion of origination and loan participation investments in credit union member business loans originated by credit unions will necessarily depend upon raising additional capital and/or funding new borrowing facilities.

To raise additional capital, we continue our efforts to expand our capital base through our additional investor debt securities. In addition, we are also evaluating strategies for reducing our balance sheet leverage that could include the sale of mortgage assets to banks, credit unions, financial institutions and other investors.

Our business model depends on the availability of credit for the funding of our acquisition of Mortgage Loans and origination of new loans and for the future securitization of pools of Mortgage Loans that have been acquired or originated and funded by short-term borrowings from warehouse lenders and other institutions providing lines of credit. The continued disruption and uncertainty in the credit markets has limited our access to new credit facilities with which to finance additional loan originations. As a result, we are currently financing our loan origination activities solely out of the proceeds of sales of our debt securities and cash generated by our loan portfolio. Until the crisis in the U.S financial system eases and credit becomes more available to finance companies such as ours, we expect to conduct limited loan origination activities.

Additional Debt

In general, there is no limitation as to the amount of debt securities we may issue with the same or proximate maturity dates. However, we are subject to continuing covenants under certain of our debt securities, including the Notes, restricting the amount of debt we can incur. Our default under one or more of these covenants would allow these creditors to, among other things, declare the entire unpaid balance of their debt immediately due and payable. These covenants are intended to assure that, at any such time, our tangible assets will be substantially in excess of our debt obligations.

Employees and Facilities

Effective January 1, 2008, we entered into a staffing agreement with Administaff Companies II, L.P. for personnel and personnel administration services. Under this Agreement, we currently have 9 full-time staff members and one part time staff member.

We currently rent our offices (approximately 4,970 square feet of rentable space) from ECCU under the terms of an office lease dated November 4, 2008.  The lease has an initial term of five years and we have an option to renew for two additional periods of five years each.  Our base rent under this lease is currently $9,443 per month.

CAPITALIZATION AND OPERATIONAL FUNDING

Investor Financing

Under our business plan, we intend to grow our asset base with funds from this offering, our sales of other debt or equity securities, and from our credit facilities. Our rate of asset growth depends on several factors, including the rate at which our debt investors reinvest or otherwise continue their debt investments as they mature. To the extent our debt investors do not continue their investments, we will experience a slower rate of asset growth. We use our available funds, which may from time to time include proceeds from the sale of our investor debt securities, to repay debt investments. However, our business plan does not require us to depend on the future sales of Notes to retire our existing debts, as we believe we will be able to service and repay our debt securities at any time through our available cash investments and through liquidation and/or hypothecation of our Mortgage Loan investments based on our current and anticipated debt to equity ratios.

We have historically relied primarily on the sale of our debt securities to investors to fund our Mortgage Loan investments. We offer our debt securities on a continuous basis subject to compliance with applicable federal and state securities laws. Although we intend to continue to direct the sales of our debt securities to individuals, institutions, ministries and organizations associated with evangelical churches and church associations, denominations and organizations, we may in the future engage investment banks to underwrite debt securities and distribute those securities to their clients. Those clients may not meet the same description as our current debt investors.

Our Subsidiary, MPF

In 2007, we formed MPF to pursue our strategy of obtaining funding by purchasing and warehousing church and ministry mortgage loans and reselling them in securitized debt transactions.

Upon formation, MPF obtained the $150 Million BMO Credit Facility and by 2008 had used borrowings under this credit facility to acquire approximately $122.7 million of Mortgage Loans.  However, due to subsequent and continuing deterioration of the market for securitized debt transactions, we have been unable to implement this strategy because MPF has been unable to complete any securitized debt transactions and pay down the BMO Credit Facility as planned. We thus repaid the BMO Credit Facility on November 30, 2009 with approximately $24.63 million borrowed at a lower interest rate under the WesCorp Loan. We pledged approximately $60.5 million of MPF’s Mortgage Loans released as security for the BMO Credit Facility upon its repayment as collateral for the WesCorp Loan. We plan to maintain MPF for possible future use as a vehicle to effecting securitized debt transactions. MPF’s ability in the future to successfully complete securitized debt transactions will depend in large part on prevailing financial market conditions, which, in recent months, have been in general depressed by various economic developments, including the subprime mortgage crisis. See “Risk Factors – Risks Related to Our Business.”

The majority of our outstanding debt securities are due and payable six months to twelve months from the date of their issuance. See “Risk Factors”. We are able to accurately budget our cash needs at least 90 days in advance. We believe we will continue to adequately provide liquidity through our existing cash and credit facilities and/or, if necessary, the sale or hypothecation of Mortgage Loan investments.

Recent Developments in Credit Markets

Recent and current conditions in the credit markets have adversely impacted our plan to complete our proposed securitized debt transactions through MPF. Commencing in late 2007, the credit markets that we depend on for warehouse lending for origination, acquisition and securitization for our church Mortgage Loans began to deteriorate, and that deterioration has continued and even worsened in 2008 and 2009.

Despite actions by the Federal Reserve Bank to lower interest rates and increase liquidity, uncertainty among lenders and investors has continued to reduce liquidity, drive up the cost of lending and drive down the value of assets in these markets. Under these conditions, banks and other financial institutions have reported large losses, have demanded that borrowers reduce credit exposure to these illiquid assets resulting in “margin calls” or reductions in borrowing availability, and the collective effect of these events have caused massive sales of underlying assets that collateralize the loans. The need to deleverage the balance sheets of financial institutions and find buyers for illiquid assets has also resulted in further downward pressure on market values of the underlying assets of financial institutions that hold substantial investments in residential and commercial real property.

Our Credit Facilities

Members United Credit Facilities. On October 12, 2007, we entered into two note and security agreements with Members United. Members United is a federally chartered credit union located in Warrenville, Illinois, which provides financial services to our Member credit unions. One note and security agreement is for a secured $10 million revolving line of credit, which we refer to as the “$10 Million LOC,” and the other is for a secured $50 million revolving line of credit. The $50 million facility was amended on May 14, 2008 to allow us to borrow up to $100 million through the revolving line of credit. We refer to this as the “$100 Million CUSO Line.” Both credit facilities are secured by eligible Mortgage Loans. We used the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for Mortgage Loan investments.   The draw periods for both of these facilities have expired.

Each credit facility is a secured, recourse obligation. We must maintain collateral in the form of eligible Mortgage Loans, as defined in the line of loan documents, based on a maximum margin of 90%. This means we must maintain eligible collateral equal to 1.11 times the loan balance. At December 31, 2008, approximately $100.1 million of loans were pledged as collateral for the $100 Million CUSO Line and approximately 11.4 million of loans were pledged as collateral for the $10 Million LOC. On May 21, 2009, we pledged 21 Mortgage Loans in the total principal amount of $21,902,034 as substitute collateral for the Mortgage Loan participation interests we previously sold to Western as described below, which interests previously secured the $100 Million CUSO Line.

The loan documents for these credit facilities contain affirmative covenants that are typical for these types of loans, including requirements that we keep our collateral free of liens and encumbrances, timely pay the amounts due under the facility and provide current financial statements and reports to the lender. Other covenants prevent us from selling all of our assets, from consolidating with or merging into another entity, from impairing or incurring a lien on the collateral securing these loans or from incurring certain additional indebtedness.

On August 27, 2008, we borrowed the entire $10 million available on our $10 Million LOC at a rate of 3.47%.  This credit facility expired on September 1, 2008. As a result, it was converted to a term loan with a maturity date of August 26, 2011. This loan bears interest payable monthly at a floating rate based on the one month LIBOR plus 100 basis points. The interest rate on this loan is reset monthly. As of December 31, 2008, there was a $10.0 million outstanding balance on this loan.

The $100 Million CUSO Line will expire on September 1, 2012. This loan requires interest-only payments during the draw period at the fixed offered rate set by Members United, or at a variable rate indexed to the Federal Funds rate at our option. At December 31, 2008, the unpaid balance on this credit facility was $89.9 million, and the weighted average interest rate on the facility draws that have been made under the facility was 4.33%. Since the expiration of the draw period on April 3, 2009, Members United has had the right to require us to convert the outstanding balance of this loan to a fixed loan having a 5-year term and require payments of principal and interest on a 30-year amortization at a rate of interest to be set by Members United. The lender has not yet required the loan to be termed and is continuing to require interest only payments. We are actively negotiating with the lender for acceptable interest rate provisions in connection with the planned terming of the loan. Until an agreement is documented, we face uncertainty as to future payment requirements under this loan. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a further discussion of this borrowing facility.

WesCorp Loan. On November 30, 2009, we funded a $28 million WesCorp Loan. WesCorp is a credit union whose members are credit unions and CUSOs. We used approximately $24.63 million of the WesCorp Loan to pay off and retire the BMO Credit Facility, which we have repaid in full. We used the remainder of this loan for working capital. We intend to repay the WesCorp Loan by its maturity date using the proceeds from the sale of our additional debt securities, a replacement credit facility, and/or the sale of the collateral pledged to secure this credit facility.

This credit facility loan bears interest at the fixed rate of 3.95%. The loan is payable in monthly installments equal to accrued interest plus a principal payment of $116,667 until the maturity date, March 30, 2012, when the entire balance of principal and interest is due and payable. We have the right to prepay the loan in whole or in part at any time with a prepayment penalty equal to the prepayment rate assessed against the amount of the prepayment for the time remaining from the prepayment date to the maturity date.

This loan is secured by the approximately $60.5 million of mortgage loans we previously pledged to secure our previous BMO Credit Facility. Thus, the loan is initially secured by excess collateral of approximately $32.5 million. This amount of excess collateral will decrease as we receive amortized payments of principal and interest from the mortgagors of these pledged Mortgage Loans, which we are entitled to receive and use so long as we are not in default under the WesCorp Loan. We are obliged upon the lender’s request to replace a pledged mortgage loan if it becomes materially impaired. We are otherwise under no obligation to replace a pledged mortgage loan, unless it is sold or is prepaid. We may replace a pledged mortgage loan either by pledging a mortgage loan having an equal unpaid principal balance or with cash of an equivalent amount. Upon any prepayment, collateral having an equal unpaid principal balance will be released, and all of the remaining collateral will be released upon full repayment of the loan. Thus, until the WesCorp Loan is retired in full, we do not have a right to require the release of the excess collateral.

Under the loan documents, we make covenants customarily required by lenders for commercial loans of this kind, including covenants regarding our authority and compliance with applicable law, and we agree to deliver future financial statements, provide insurance for coverage for the collateral, provide for adequate servicing of the collateral, and to give the lender at least 30 days’ prior written notice before we enter into any additional or replacement line of credit with an institutional or commercial lender that would replace, in whole or in part, our Members United credit facilities. We also make certain negative covenants, including our not entering into certain transactions without the lender’s prior consent, including mergers and material changes in our Members United credit facilities. In addition, we covenant to maintain a debt-to-tangible net worth ratio of not greater than 15 to 1 as determined in general under GAAP, with certain exceptions including the exclusion from total liabilities of any unsecured debt securities with a maturity date after March 30, 2012.

In the event of default, the lender may call the entire balance of the loan due and payable, upon which event the lender will have available all remedies provided under applicable law, including the right to foreclose on the collateral. In addition to our failure to pay any amount due and payable under the loan within the prescribed grace period, events of default include our suffering of any judgment or attachment in excess of $250,000; a material change in our financial condition, business or operations; or our failure to make any payment of debt due and owing to another creditor in the aggregate of more than $500,000. The loan is full recourse and upon default the lender may seek recovery of the loan balance and its related costs against the collateral and/or us.

Our Former BMO Credit Facility. On October 30, 2007, MPF entered into the BMO Credit Facility with Fairway Finance Company, LLC and BMO Capital Markets Corp. for the purposes of purchasing and warehousing qualifying mortgages for resell through securitized debt transactions. Under the applicable loan documentation, MPF was scheduled to commence its first securitized debt transaction by October 30, 2008. Due to subsequent and continuing adverse developments in the mortgage backed securities markets, MPF has been unable to complete any securitized debt transactions. The parties subsequently amended the terms of this loan to MPF’s orderly repayment of the loan. On November 30, 2009, we repaid the approximately $24.63 million balance on the BMO Credit Facility with proceeds borrowed under the WesCorp Loan and retired this loan.

Western Federal Credit Union Loan Purchase and Sale Agreement

Effective on May 1, 2009, we entered into a Master Loan Participation Purchase and Sale Agreement with Western Federal Credit Union (“Western”). Under this agreement, Western may purchase participation interests in certain of our Mortgage Loans on a non-recourse basis. Under the agreement, we must monitor the loans in which Western participates and alert Western of certain material events which might affect the financial condition of the borrower, the borrower’s ability to service the loan, and the collectibility of the loan. This agreement includes other representations and warranties typically found in loan participation sales agreements. We have appointed ECCU to act as lead lender with respect to loans in which Western participates. Western is one of our Members and is deemed a related party. Our Managers have ratified the Western agreement under our related party transaction policy. In doing so, our Managers concluded that the terms and conditions of the Western Sale Agreement are typical for some of the loan participation agreements entered into in arm’s-length transactions between unrelated parties.

On May 19, 2009, Western purchased loan participation interests in the principal amount of $19.3 million under this agreement. These Mortgage Loan interests had been pledged as collateral for the $100 Million CUSO Line. On June 21, 2009, we used the proceeds from the sale of these loan participation interests to our purchase of 21 Mortgage Loans in the total principal amount of $21.9 million from MPF. We then pledged those 21 Mortgage Loans to Members United to replace the participation interests we sold to Western.

OUR MORTGAGE LOAN INVESTMENTS

Type of Loans

We invest primarily in Mortgage Loans secured by liens on churches, church-related and/or ministry-related properties. Generally, our Mortgage Loans are secured by first liens, but under limited circumstances, we may invest in loans secured by second liens or which are guaranteed junior secured obligations.  Some of our Mortgage Loan investments are partial participation ownership in the Mortgage Loan, whereby we own an undivided interest in the loan investments with other institutions. Generally, the percentage of our ownership interest in our Mortgage Loans has ranged from 4.0% to 100%. This practice allows us to participate in larger loans and in a greater number of loans than we would otherwise be able to afford, and therefore allows us to achieve greater diversification for our Mortgage Loan investment portfolio.

Our Mortgage Loan investments will not be guaranteed or insured by any person or any instrumentality or agency of the federal government, any state government or any local government. We must therefore look to foreclosure on the property securing the loan as the primary source of recovery in the event the loan is not repaid as required.

Construction Loans. Construction loans may be made to finance the construction or restoration of facilities for schools, worship facilities or ministry related purposes. These loans normally will have a final maturity that will not exceed five years, with a construction draw period that will not exceed 12 months. In most instances, construction loans are interest-only on the outstanding balance drawn for construction. Under our Church and Ministry Loan Policy, the maximum loan to value ratio for a construction loan is 90%.

Permanent Loans. We acquire or originate Mortgage Loans that may have an adjustable interest rate, a hybrid rate that includes an adjustable rate with an option to convert to a fixed rate or fixed rate. The term for a Mortgage Loan may not exceed 30 years and the maximum loan to value ratio may not exceed 90%. For loans made to credit union members that are secured by real property, accounts receivable, and/or inventory, the maximum loan to value ratio is 90% based upon the current value of the collateral.

Lines of Credit. We may make line of credit arrangements available to borrowers to meet their temporary working capital needs. The term of such arrangements typically will not exceed one year and provide for minimum interest payments during the term of the loan. The maximum loan to value ratio is 90% of the property securing the loan.

Letters of Credit. Under our Church and Ministry Loan Policy, we are authorized to issue letters of credit granting the person named in the letter the right to demand payment from us for up to a specified amount, provided the conditions set out in the letter are met. We require that a letter of credit be fully secured by funds on deposit or restricted funds on a line of credit with a draw period on the line of credit that meets or exceeds the draw period on the letter of credit.

Our Loan Policies

Historically, we have relied for our investments upon ECCU’s ability to originate Mortgage Loans made to churches, schools, ministries and other non-profit corporations to purchase land, develop facilities, construct or renovate worship facilities or refinance existing indebtedness. Because ECCU has been making Mortgage Loans for ministry related projects for over 40 years, we have relied upon ECCU’s successful record in underwriting profitable and performing Mortgage Loans and contracted with ECCU to service such loans.

We have expanded our operations to include loan origination activities, offering loans with fixed and variable interest rates. We receive an origination fee and loan processing fee at the inception of each loan. These fees may be added to the principal amount of the loan or paid at closing of the loan. Our loan underwriting process involves a review and analysis of the church or ministry’s financial operation, the strength of the organization’s leadership team, prior history, financial capability and general creditworthiness.

Origination of Our Mortgage Loan Investments

We have historically relied on ECCU for both the origination and underwriting of our Mortgage Loan investments. We are expanding our in-house staff and loan origination capabilities and expect to reduce reliance on ECCU. Borrowers pay loan origination fees and processing fees to us on loans we originate.

Our Mortgage Loan Investment Standards

All loan applicants must complete an application and provide suitable documentation demonstrating an ability to repay the loan and submit this application to our offices in Brea, California. For new loans greater than $500,000, we or our designated representative will conduct a site visit to inspect the collateral and conduct our due diligence review of the applicant. Each loan must meet our Church Ministry and Loan Policy guidelines.

Our policy is to require each of our Mortgage Loan investments to meet the following criteria:

Demonstration of Ability to Pay. The borrower must support its overall ability to timely pay principal and interest by its operational and cash flow history. For these purposes, “cash flow” includes donations and other revenue which the borrower can demonstrate to be continuing. Generally, debt service payments of the Mortgage Loan may not exceed a reasonable percentage of the borrower’s cash flow over the expected term of the loan.

Term of Loan. The remaining term of each Mortgage Loan must be thirty (30) years or less from the date we acquire or originate the loan.

Priority of Secured Interest. The loan must be secured by a first or second deed of trust on real property, except we may invest in a loan secured by a more junior deed of trust under circumstances we deem acceptable. We may on occasion, in circumstances we deem appropriate, make an unsecured loan.

Funding Escrow. The Mortgage Loans shall be funded through a formal escrow in a customary manner in order to assure that we receive good title to our security interest in the loan at the time the loan is funded.

Value of Security. Each Mortgage Loan must be secured by real property for which there is available for review a recent independent appraisal or other independent valuation which supports the value of the property.

Title Insurance. Each Mortgage Loan must be covered by a current standard lender’s title insurance policy.

Application of Loan Proceeds. Our loans are generally for the acquisition of real property. We also make construction loans which are convertible into permanent loans. Procedures must be established to assure the loan proceeds will be used for the purposes authorized. Unless we waive the requirement for good cause, the loan proceeds must be available only for expenditures on account of the purpose for which the loan was made.

Inspection. We, the original lender, or the lender’s representative must have made a personal on-site inspection of the property securing the loan.

Borrower’s Credit. The borrower under the loan must pass credit standards and demonstrate sufficient income or cash flow to service the Mortgage Loan.

Insurance. We require our borrowers to obtain standard insurance protection customary in the industry, including title insurance (to insure against title defects and some forms of documentation), errors and omissions insurance (to insure against good faith errors on the part of our employees or agents), and liability and casualty insurance in customary amounts. We may also require special insurance in connection with particular Mortgage Loans, including earthquake, flood and environmental hazard insurance.

Lines of Credit and Letters of Credit. Our typical Mortgage Loan investment is a conventional real estate loan. However, from time to time we may make a loan commitment or loan funds pursuant to a line of credit or a letter of credit. These commitments and loans are typically secured by real property or funds pledged by the borrower. For amounts of $500,000 or less, we do not require an escrow or title insurance. We require that our loan investment committee approve the transaction.

Credit Union Members. Loans can be only made to credit union members or our investors, unless otherwise permitted by our Church and Ministry Loan Policy.

Location of Mortgage Loan Properties. Each Mortgage Loan must be secured by real property located in the United States.  Unsecured loans may be made without a geographical limitation provided that all payments are made in U.S. dollars and the financial statements of the borrower are in English.

Loan Limits. The aggregate total of all construction loans or loans secured by junior liens on real property may not exceed 200% of our tangible net worth. The maximum aggregate amount of any loan or loans to one borrower (or to related entities) may not exceed 25% of our tangible net worth. The maximum aggregate amount of unsecured loans to any one borrower may not exceed 50% of our tangible net worth. For any loan that exceeds 50% of our tangible net worth or 7% of our loan portfolio, whichever is less, the loan must be approved by our Managers prior to funding.

Our Risk Rating Analysis

Based in part on the foregoing criteria, we have adopted a risk rating system for rating the risk of our Mortgage Loan investments. Our Managers and management team monitor portfolio composition regularly and may from time to time establish guidelines for management regulating the fraction of the portfolio that may be invested in each risk category. We update the risk ratings of our Mortgage Loan portfolio at least annually.

Servicing

We currently rely upon ECCU to be our primary servicer for any loans that we originate or purchase. As of September 30, 2009, ECCU was servicing 155 loans for us or for MPF, which totals approximately $208.2 million in loan principal outstanding. ECCU also serves as servicer of the Mortgage Loans pledged as collateral to secure the Notes under a separate Servicing Agreement.

Our Mortgage Loan Portfolio Management

Liquidity Management. We have adopted a liquidity management plan in an attempt to reasonably assure the continued availability of liquid funds to repay our debt securities as they mature. Under this plan, we have estimated continued sources of cash, including cash reserves, reinvestment by our Investors based on reasonable reinvestment rate assumptions, and anticipated principal payments on our Mortgage Loan investments.

Since our inception, we have followed a policy of maintaining operational reserves in an amount which, together with our expected cash from operations and funds, including funds available from credit facilities, we judge to be sufficient to permit the timely payment of interest and principal on our debt securities. We intend to continue this policy but may, in our discretion, suspend or modify it at any time or from time to time in the future. Should these reserve resources be insufficient from time to time, it would be necessary for us to seek interim financing through additional credit facilities or to sell a sufficient amount of our Mortgage Loan assets in order to meet our cash flow demands.

Sale or Hypothecation of Mortgage Loan Investments. In the event we are unable to continue to finance our investment activities through the sale of our debt securities, we may have to suspend further Mortgage Loan investment activities and we could terminate these activities permanently. Under these circumstances, we would liquidate our Mortgage Loan portfolio as necessary to repay any then outstanding debt securities as they became due. We believe that we could realize sufficient funds from our assets to repay any then outstanding debt on a timely basis because of our ability to determine our liquidity needs with reasonable certainty at least 90 days in advance, the nature and liquidity of our cash, our accounts receivable, our Mortgage Loan investments, the historic prices paid for secured loans comparable to our Mortgage Loan investments, and the availability of purchasers for our Mortgage Loans. While to date we have not tried to sell or hypothecate a significant amount of our Mortgage Loans, we have identified several potential purchasers or lenders who are credit unions, which on a regular basis purchase and/or sell participations of secured loans comparable to our Mortgage Loan investments.

Delinquency Management and Collection. We contract for servicing arrangements with the originators of the loans we purchase. The continuing recession has to varying degrees stressed the financial resources of our borrowers. Churches and ministries depend substantially on contributions from their congregations and benefactors. Congregational contributions are especially sensitive to unemployment rates.

Over the past nine months, we have experienced fluctuating but generally increasing rates in delinquencies on our Mortgage Loan investments. During this period, delinquency rates have ranged from approximately 1.06% to more than 3.31% of the amount of our mortgage portfolio. We report a Mortgage Loan as delinquent if it is 90 days or more in arrears. At September 30, 2009, 3.10% of our portfolio qualified as delinquent.

We have adopted a proactive approach in responding to delinquencies. Our servicing agent or our staff makes direct contact with the borrower within ten (10) days of an initial late payment. If the situation progresses to 30 days or more, we follow up with an onsite visit to discuss the borrower’s circumstances and how the borrower can bring the loan current. In some instances, we determine to restructure the loan in light of the borrower’s circumstances and capabilities. We classify a loan as a restructured loan when the modified terms result in a loan we would not normally offer to a new borrower. Restructured loans include modification to interest rates and/or principal payment terms. However, we do not forgive the payment of principal in restructuring of a loan. At September 30, 2009, restructured loans comprised 8.2% of the amount of our loan portfolio.

If the matter is not timely resolved and/or the borrower cannot or will not bring the loan current, our policy is to file notices necessary to foreclose on the security. To date, we have not resorted to a foreclosure sale on any Mortgage Loan. In addition, all of our restructured loans have remained current after restructuring. The delinquency and default rates we are currently experiencing, while higher than historical levels, are within our manageable limits, and our delinquency rates appear to have stabilized. We believe we have established adequate levels of reserves for any foreseeable losses, and we continue to evaluate the adequacy of such reserves in the light of current economic and operational conditions.

Restrictions on Our Transactions Involving Interested Parties

The following are our policies regarding our engaging in transactions in which our Managers, officers and executive personnel have an interest:

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Our board, officers and persons serving on our investment committee may not participate or seek to influence our decision to invest in a loan or transaction wherein that individual or a Member of his or her immediate family has any direct or indirect fiduciary or pecuniary interest. We may transact business with a board Member, committee Member, officer, or Member holding 5% or more of our voting membership interests, so long as the transaction is fair and equitable to us and is consistent with our policies generally applicable to similar transactions by us with unrelated parties. Any such transaction must be approved by a majority of our independent Managers and by a majority of all of our Managers not otherwise interested in the transaction, following full and complete disclosure of the person’s or his affiliate’s interest in the transaction.

•
No fee, commission, gift, rebate, or reciprocal arrangement of any kind or other inducement may be solicited or accepted by any officers, Managers, committee Members or employees in connection with our investments. Reciprocal arrangements include any discounts on merchandise or services, equity participation or any other form of consideration or compensation whatsoever except as permitted by our board as described above.

•
We may not purchase or participate in a Mortgage Loan where a portion of the amount of income to be received from the loan is tied to or contingent upon the revenues or income of the borrower or upon the appreciation in the value of the borrower’s business.

Nature of Our Investments

Description of Legal Aspects. The Mortgage Loans are in the form of promissory Notes secured by deeds of trust or mortgages on real property or other assets. In general, these Notes require the borrower to pay principal and interest on specified dates. The deed of trust securing the Mortgage Loan generally provides that in the event the borrower fails to timely pay principal or interest on the note or fails to satisfy any other obligations under the note, such as the failure to maintain the property in good repair, we may declare the entire balance of principal and interest under the note then due and payable.

Debtor Protection Statutes. In the event the principal and interest is not paid within a specified period, we must first then attempt to collect on the Mortgage Loan by foreclosing on the security. In general, California law will not allow us to disregard the security and to proceed directly against the maker on the Mortgage Loan note. We must foreclose on the property under the deed of trust. Our ability to recover the value of the Mortgage Loan under such circumstances is affected by certain legal procedures and rights. Mortgage loans secured by real property are subject to the laws of the state in which the property is located and as applicable, federal law, including federal bankruptcy laws. Currently, the majority of our Mortgage Loans are secured by property located in the State of California.

California, as does most states, imposes statutory prohibitions which limit the remedies of a secured lender. A secured lender is limited in its right to receive a deficiency judgment against the borrower following foreclosure on the secured real property. In addition, California law prevents any deficiency judgment against a borrower by a mortgage lender where the loan either represents a portion of the purchase price of the property payable to the lender by that borrower (a “purchase money loan”) or the loan is secured by the borrower’s residence. Where a deficiency judgment is permissible, it can only be obtained after a judicial foreclosure on the property and then only for the excess of the outstanding debt over the fair market value of the property at the time of the foreclosure sale (as determined under statutory provisions). The net result of these statutes is to offer substantial protections to borrowers and to effectively require a mortgage lender to look only to the value of the property securing the Mortgage Loan through a private sale foreclosure.

In addition to the California state laws restricting actions against borrowers, numerous other statutory provisions, including the federal bankruptcy laws, afford additional relief to debtors which may interface with or affect the ability of a secured lender to realize the value of its Mortgage Loan in the event of a default.

Under the Internal Revenue Code of 1986, as amended, certain liens in favor of the Internal Revenue Service for tax payments are provided priority over existing Mortgage Loans. Also, mortgage lenders are subject to other statutory and administrative requirements under various laws and regulations regarding the origination and servicing of Mortgage Loans, including laws and regulations governing federal and state consumer protection, truth-in-lending laws, the Federal Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, and related statutes and regulations.

As a result of these debtor protection laws, we could sustain a loss as a result of any of the foregoing federal or state laws and regulations restricting and/or regulating the origination and servicing of Mortgage Loans. Also, these laws and regulations are subject to continual change and evolution and it is always possible that inadvertent violations or liabilities may be incurred by reason of one or more of these provisions.

Our Non-Mortgage Loan Investments

In addition to traditional Mortgage Loans, we also from time to time invest in other credit extension arrangements, such as providing letters of credit or other financial instruments as security for loans. We may also make unsecured loans to ministries or churches with established credit. The total amount of unsecured, non-guaranteed loans will not constitute a material portion of our total loan portfolio.

Competition

Although the demand for church financing is both broad and fragmented, no one firm has a dominant competitive position in the market sector. We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, certain real estate investment trusts, insurance companies and other financial institutions to service this market sector. Many of these entities have greater marketing resources, extensive networks of offices and locations, larger staffs, and lower costs of operation in proportion to their size. We believe, however, we have developed an efficient, effective and economical operation that (i) specializes in identifying and creating a diversified portfolio of church Mortgage Loans that we or ECCU originate and (ii) preserves our capital base and generates consistent income for distribution to our note holders and equity investors.

We rely upon the extensive experience of our Managers and officers in working with ministry related financing transactions, loan origination, investment in churches, schools, ministries and non-profit organizations. We also have access to the extensive knowledge and experience of ECCU’s management team for guidance in providing loans to meet the unique needs of churches, ministries, schools and ministries. Our agreements  with ECCU provide a steady source of Mortgage Loans that are originated or serviced by ECCU and also provide us with a network of relationships with ministry oriented investors, entities and organizations that are active in financing ministry related projects.

Regulation

We are organized as a credit union service organization and, as a result, are subject to the regulations promulgated by the National Credit Union Administration that apply to CUSOs. As a CUSO, we primarily serve the interests of our Member credit unions. We are also subject to various laws and regulations which govern: (1) credit granting activities; (2) establishment of maximum interest rates; (3) disclosures to borrowers and investors in our equity securities; (4) secured transactions; (5) foreclosure, judicial sale and creditor remedies that are available to a secured lender; and (6) the licensure requirements of mortgage lenders, finance lenders, brokers and financiers.

We conduct loan originating activities for churches and related ministry projects. Many states regulate the investment in or origination of Mortgage Loans. Under the California Finance Lender’s Law, no lender may engage in the business of providing services as a “finance lender” or “broker” without obtaining a license from the California Department of Corporations, unless otherwise exempt under the law. We conduct our commercial lending activities under California Finance Lender License # 603F994.

As we expand our loan originations in states outside of the state of California, we will have to comply with laws and regulations of those states. The statutes which govern mortgage lending and origination vary from state to state. Because these laws are constantly changing, due in part, to the challenge facing the housing industry and financial institutions from subprime lending activities, it is difficult to comprehensively identify, accurately interpret and effectively train our personnel with respect to all of these laws and regulations. We intend to comply with all applicable laws and regulations wherever we do business, and will undertake a best efforts program to do so, including the engagement of professional consultants, legal counsel, and other experts as deemed necessary by our management.

Effective with the filing of articles of organization-conversion with the California Secretary of State, we have converted from a corporate form of organization to a limited liability company organized under the laws of the State of California. Commencing on December 31, 2008, we are treated as a partnership rather than a corporation for U.S. tax law purposes. As a result, profits and losses will flow directly to our equity investors under the provisions of our operating agreement and organizational documents. If we fail to qualify as a partnership in any taxable year, we will be subject to federal income tax on our net taxable income at regular corporate tax rates. As a limited liability company organized under California law, we are also subject to an annual franchise fee plus a gross receipts tax on our gross revenues from our California based activities if our income is in excess of $250 thousand per year.

MANAGEMENT

Our Managers and executive officers are as follows:

Name	Age	Positions
Mark G. Holbrook	59	Chairman of the Board of Managers, Chief Executive Officer
Billy M. Dodson	49	President, Assistant Secretary
Van C. Elliott	71	Secretary, Manager
Susan B. Reilly	53	Vice President of Finance and Principal Accounting Officer
Robert Schepman	70	Vice President Lender Relations
Harold D. Woodall	63	Vice President for Lending
Mark A. Johnson	51	Manager
Arthur G. Black	70	Manager
Shirley M. Bracken	57	Manager
Juli Anne S. Callis	56	Manager
Jeffrey T. Lauridsen	59	Manager
R. Michael Lee	50	Manager
Randolph P. Shepard	52	Manager
Scott T. Vandeventer	52	Manager

Summaries of the business experience of our Managers and executive officers are set forth in the prospectus.

MARK G. HOLBROOK has served as our chairman and chief executive officer since our conversion. Prior to that, he had served as our chairman of the board and CEO since our inception. Mr. Holbrook also serves as president and chief executive officer of ECCU. He began his career with ECCU in 1975 and has served as its president since 1984. ECCU currently has assets under management of over $2.5 billion and more than 10,000 members in 50 states and 100 foreign countries. Mr. Holbrook has served as board Chairman of Christian Management Association. He received his Bachelor of Arts degree from Biola University in 1973 and has completed post-graduate studies at Chapman College.

BILLY (BILL) M. DODSON became our president on May 8, 2006, and was elected Assistant Secretary in October 2007. Before joining us, he served as Vice President of Sales for California Plan of Church Finance, Inc., a registered broker-dealer starting in August, 2000. While at that company, he managed all aspects of a brokerage operation, which annually distributed to investors between $125 and $175 million of church mortgage bonds. Prior to joining California Plan of Church Finance, Inc., Mr. Dodson served as Pastor for the West Valley Church in Sherwood, Oregon. Mr. Dodson received his Bachelor of Journalism degree from the University of Texas and a Master of Divinity degree from Southwestern Baptist Theological Seminary. In the past, Mr. Dodson has held numerous securities and insurance licenses. He is a graduate of the Securities Industry Institute at the Wharton School, University of Pennsylvania.

VAN C. ELLIOTT has served as a Manager since our conversion. Prior to that, he served as one of our directors since 1991. He has served as director for ECCU, from April, 1991 until the present (except from March, 1997 to March, 1998 and March, 2004 to March, 2005). Mr. Elliott served as associate director of the Conservative Baptist Association of Southern California from 1980 to 1994, where he was responsible for the general administrative oversight of the association’s activities. Since that time, he has been self-employed as a consultant providing financial and fund raising consultation services to church and church-related organizations. He received his Bachelor’s and Master’s degrees in mathematics and speech from Purdue University and spent seven years in the computer industry.  Mr. Elliott holds a Master of Divinity from Denver Seminary and has spent fourteen years in local church ministries serving in the area of Christian education and administration.  He has completed post-graduate instruction at the College for Financial planning.  Mr. Elliott is a member of the Financial planning Association and holds the professional designation of Certified Financial planner.®

SUSAN B. REILLY has served as our Vice President of Finance and Principal Accounting Officer since December, 2007. Prior to joining us, Ms. Reilly served as Controller for Pacific Rim Capital, a private equity investment firm. Before joining that firm in 2007, she was Senior Vice President and Treasurer for East West Bank. Prior to joining East West Bank in 2004, Ms. Reilly served as Treasurer for Catalina Restaurant Group. Before joining that company in 2003, she worked for Parson Consulting Group. Ms. Reilly holds a Bachelor of Science Degree from the University of California Riverside. She completed post-graduate work at California State Fullerton and attended the University of Southern California - Marshall School of Business - East West Bank Leadership Program.

ROBERT SCHEPMAN has served as our Vice President for Lender Relations since August of 2009.  Mr. Schepman has originated church mortgages for twenty years, beginning with Christian Mutual Life in 1987, and serving as a Ministry Development Officer for ECCU for 17 years until his retirement in 2008. From 1981 to 1987 Mr. Schepman originated commercial loans and commercial real estate syndications as a partner in Commercial Capital Resources. Prior to that time, Mr. Schepman owned and operated a commercial metal fabrications business for nine years, and enjoyed earlier successes as a securities salesperson and in various other product sales capacities. Mr. Schepman earned his Bachelor of Business Administration degree from Woodbury University, Los Angeles, in 1960.  He has held the California Real Estate Broker license since 1990.

HAROLD D. WOODALL has served as our Vice President for Lending since May of 2007. His responsibilities include the general management of MPIC’s development, underwriting, and processing of loan origination and investment. Mr. Woodall previously served as Vice President for Lending Services at the California Baptist Foundation from 1996 to 2006, where he was responsible for general management of a $130 million loan fund, including origination of over $500 million in church and ministry loans during that period.  His previous experience also includes commercial lending, medical equipment manufacturing, real estate sales, oil and gas production and agribusiness consulting. Mr. Woodall is a graduate of Oklahoma State University in Stillwater Oklahoma with a B.S. in Agricultural Economics.

MARK A. JOHNSON has served as a Manager since our conversion. Prior to that, he served as one of our directors since our inception. Mr. Johnson also serves as Executive Vice President of ECCU, a position he has held since June, 1993. Prior to joining ECCU, Mr. Johnson served as vice president of a multi-company commercial warehousing/distribution organization and for six years served as president and chief executive officer of a subsidiary of that company. Prior to that, Mr. Johnson served as vice president/branch Manager of a Southern California independent bank. Mr. Johnson has a Bachelor of Science degree in Business Administration from Biola University.

ARTHUR G. BLACK has served as a Manager since our conversion. Mr. Black was initially elected to our board to replace the seat previously held by Mr. Paul A. Kienel. Prior to that, he served as one of our directors since 1997. He also currently serves as Chairman of the Board of Directors for Haven Ministries. Mr. Black previously served as Director of Ministry Support for Ambassador Advertising Agency from 1998 to 2007. Prior to joining that firm, he had served as a ministry development officer at ECCU. Mr. Black served as executive vice president of Truth For Life from 1994 to 1996. Truth For Life is a nationally-syndicated radio Bible teaching ministry. He held similar positions with the Biola Hour from 1981 to 1991 and Solid Rock Radio from 1991 to 1993, and he served as director of U.S. broadcasting for Insight For Living from 1993 to 1994. Mr. Black has been in Christian ministry management since 1974. Prior to that, he served in various corporate sales and marketing management positions and was for six years owner/President of two consumer product/service companies. He is a General Partner for Rancho Sierra Acres, Christian Investors, P/L Properties and Ocean View Investors. Mr. Black has completed the equivalent to two years of business courses towards a degree in business at UCLA.

SHIRLEY M. BRACKEN has served as a Manager since our conversion. Prior to that, she served as one of our directors since June, 2003. Ms. Bracken has since 1997 owned and operated Shirley Bracken Consulting Services, a consulting firm providing services in the areas of communications, funding, development and marketing for non-profit organizations, including schools. Until she resigned to start her consulting business, Ms. Bracken worked for Carl Karcher Enterprises, Inc. of Anaheim, California, which she first joined in 1983. At the time she left, Ms. Bracken served as that company’s Vice-President, Communications/Human Resources. Ms. Bracken holds a BA in Sociology from California State University, Fullerton, and a Masters in Organizational Leadership from Biola University.

JULI ANNE S. CALLIS has served as a Manager since our conversion. Prior to that, she served as one of our directors since 2007. She is currently Chief Executive Officer of the National Institute of Health Federal Credit Union. Prior to her current engagement, she was Executive Vice President and Chief Operating Officer of KeyPoint Credit Union and the President of its subsidiary, KeyPoint Financial Services. Before joining KeyPoint Credit Union, Ms. Callis served as Vice President for Business Development, Marketing and Legislative Affairs from 1988-1995 at Langley Federal Credit Union. Prior to joining the credit union industry, Ms. Callis served as the Director of Sales for the US Navy Mid Atlantic Region, which included the direct responsibility for public relations and sales for all Navy Exchange and Commissary Operations in the Mid Atlantic States, Europe, Iceland and Bermuda. Ms. Callis received her Bachelor of Science degree in Community Health and Education from East Carolina University and received a Master’s degree in Organizational Development from the University of San Francisco, where she is pursuing a Ph.D. She also serves as Chair for the Executive committee of the Open Solutions, Inc. Client Association, and as a Trustee of the International Mission board of the Southern Baptist Convention.

JEFFREY T. LAURIDSEN has served as a Manager since our conversion. Prior to that, he served as one of our directors since October, 2007.  He is an attorney in private practice in Tustin, California. Before establishing his current practice, Mr. Lauridsen served with several other law firms in the Orange County area, as partner and senior associate. Mr. Lauridsen’s 17 years of law practice have focused on corporate law, and encompassed both trial and appellate work in diverse areas of law, including Business Litigation, Construction Defect, General Liability, Premises Liability, Products, Medical Malpractice, ERISA, Insurance Coverage, Automobile Liability, Insurance Bad Faith, Employment and Labor Law, Sexual Harassment, Sexual Molestation and others. Prior to entering into the practice of law, Mr. Lauridsen worked as a claim representative in the insurance industry for 19 years. Mr. Lauridsen received his Associate of Arts degree in Political Science from Fullerton College. He received his Bachelor of Science in Law and Juris Doctorate degrees from California Southern Law School. He has served as Elder at Grace Church in Orange, California for 18 years.

R. MICHAEL LEE has served as a Manager since our conversion. Prior to that, he served as one of our directors since January, 2008. Mr. Lee currently serves as President, Midwest Region and Chief membership Officer for Members United Corporate Federal Credit Union. Mr. Lee joined Mid-States Corporate Federal Credit Union in 2005, prior to the merger that created Members United. He has served as Senior Vice President of Sales for Corporate Network eCom, Senior Vice President of Marketing and Member Services at U.S. Central Credit Union, and Senior Vice President, Marketing and Member Services at Corporate One Credit Union, Inc.  Prior to this, he spent 15 years in the insurance industry, serving the needs of business owners. Mr. Lee attended Southern Illinois University, CUNA’s Financial Management School, and has completed numerous industry training sessions throughout his career.

RANDOLPH (RANDY) P. SHEPARD has served as a Manager since our conversion. Prior to that, he served as one of our directors since January, 2008. Mr. Shepard is currently the Senior Vice President/Investments and Subsidiary Companies of Western Federal Credit Union. Prior to assuming this position in 2003, Mr. Shepard was the Vice President and Chief Financial Officer of Western Federal Credit Union. He attended the University of Redlands and has a certificate of Executive Management from Claremont Graduate School.

SCOTT T. VANDEVENTER has served as a Manager since our conversion. Prior to that, he served as one of our directors since 1992. Mr. Vandeventer has been employed by ECCU since 1988 and currently serves as its Executive Vice President and Chief Operating Officer. Prior to joining ECCU, Mr. Vandeventer provided consulting services to ECCU and others through AM Business Communications, Inc., a marketing communication company he founded in 1980. Mr. Vandeventer received his Bachelors Degree from Biola University and has completed graduate work in finance and marketing at California State University Fullerton School of Business Administration.

Code of Ethics

We have adopted a code of ethics which applies to our principal executive officer, principal accounting officer or controller, or persons performing similar functions.

Audit Committee

Our Managers, acting as our directors prior to our conversion to a limited liability company, established a standing audit committee in May, 2005, which is comprised of Randolph P. Shepard, Scott T. Vandeventer and Shirley M. Bracken. With the exception of Mr. Vandeventer, each person serving on our audit committee is an independent person as defined in our related party transaction policy. Mr. Shepard serves as chairman of the committee.

Our Managers have adopted a formal charter for our audit committee. Our audit committee oversees our corporate accountancy, financial reporting practices and audits of our financial statements.

Audit Committee Financial Expert

Our Managers have determined that Mr. Shepard is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B.

Our Board of Managers

Under the operating agreement, our board and officers are charged with governing and conducting our business and affairs. The operating agreement charges our board with essentially the same duties, obligations and responsibilities as a board of directors of a corporation. Thus, our business and affairs are governed by our Managers. Our Managers establish our loan policies and review them periodically and have authorized designated loan officers and our President the authority to make loans within certain limits established by our Managers from time to time. Our Managers have also appointed an investment committee to review and carry out our loan policy. The investment committee may approve loans up to 25% of our tangible net worth or 5% of our aggregate loan portfolio, whichever is less. For loans exceeding the threshold, approval by the full board is required. Upon approval, we issue a written loan commitment to the applicant that specifies the material terms of the loan.

Each Manager serves until the next annual meeting of Members or until the successor is duly elected and qualified in accordance with our operating agreement. Our executive officers serve at the pleasure of our Managers. We currently have ten (10) Managers. Our Managers are elected annually by our Members for a term of one year or until their successors are elected and qualified. Our officers serve at the pleasure of our board. The management and direction of our business activities are under the control of our board.

Board Committees

Our board has established committees of our Managers, including the Board Governance, Audit, Investment, Asset/Liability Management and Credit Review committees. Our investments, including loan purchases and dispositions, are reviewed by our investment committee appointed by the board. Each committee may consist of at least three persons. Currently, Messrs. Holbrook, Elliott, Lauridsen, and Black serve on our investment committee. Mr. Dodson serves ex-officio.

Manager Compensation

None of our Managers currently receives compensation for services rendered as a Manager. Each, however, is entitled to be reimbursed for expenses incurred in performing duties on our behalf.

Indemnification of Our Managers and Officers

We may indemnify any of our Managers, officers, Members, employees or agents, provided the agent seeking indemnification acted in good faith and in a manner that the person reasonably believed to be in our best interests and provided that the acts do not constitute gross negligence, intentional misconduct or a knowing violation of law. To the extent we are successful on the merits in defense of our agent’s actions, the agent will be indemnified for all reasonable expenses incurred. In all other instances, a majority of the Members must approve indemnification.

We can advance our agent’s defense costs if approved by Managers who are not seeking indemnification or, if there are none, by a majority of our Members.

Our Managers who are not otherwise involved in the action can approve the advancement of our agent’s defense costs if they receive an undertaking from the person to repay such amount in the event that it is ultimately determined that the person is not entitled to indemnification.

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MANAGEMENT COMPENSATION

The following table sets forth certain information regarding compensation we paid for services rendered to us during the years ended December 31, 2008 and 2007 by our Principal Executive Officer and President. Mr. Dodson was appointed President by the Board of Directors effective May 8, 2006.

Summary Compensation Table
Annual Compensation

Name and Principal Position	Year Ended	Salary	Bonus		Non-Equity Incentive plan Compensation		All Other Compensation
Mark G. Holbrook,	2008	-0-	-0-		-0-		-0-
Chairman, CEO (1)	2007	-0-	-0-		-0-		-0-

Billy M. Dodson,	2008	$183,500	$73,217	(2)	$43,229	(3)	$21,943	(4)
President	2007	173,460	68,300		39,655	(3)	63,088	(5)

Susan B. Reilly,	2008	135,000	30,375		-0-		14,704	(4)
Vice President Finance	2007	10,904	2,100		-0-		-0-

Harold Woodall,	2008	120,000	18,159		-0-		15,046	(4)
Vice President Lending	2007	84,923	500		-0-		12,672	(6)

(1) Mr. Holbrook is a full-time employee of ECCU. Since December 1, 1994, Mr. Holbrook has expended, on the average, approximately 2% of his time as our officer and director. We reimburse ECCU for that portion of Mr. Holbrook’s time devoted to service to us as an officer (but not director). Mr. Holbrook currently devotes less than 1% of his time serving as an officer.

(2) An aggregate bonus amount of $73,217 and $68,300 was paid to Mr. Dodson respectively for the fiscal years 2008 and 2007, respectively.

(3) In 2008, Mr. Dodson received a long-term incentive award that he earned as a participant in the ECCU Long-Term Incentive plan. Mr. Dodson’s award was earned for the year ending December 31, 2006, but did not vest until his service as an ECCU leased employee was terminated effective as of December 31, 2007. With the restructuring of our employee leasing arrangements with ECCU, Mr. Dodson became fully vested in his long-term incentive award and entitled to receive this payment.  As provided under our leasing and administrative services agreement with ECCU, we were responsible for making this payment.

(4) We contributed an aggregate amount of $21,943 for Mr. Dodson’s 401(k) retirement plan, medical benefits and life and disability insurance for 2008. We also contributed $5,400 as a matching contribution under our 401(k) plan and paid benefits in the amount of $9,304 in 2008 for Ms. Reilly.  Finally, we contributed $4,800 as a matching contribution under our 401(k) plan and paid $10,246 in benefits for Mr. Woodall in 2008.

(5) For fiscal year 2007, we contributed $23,433 for Mr. Dodson’s 401(k) retirement plan, medical benefits, and life and disability insurance.  In addition, Mr. Dodson received sales compensation of $26,384, a retirement benefit of $9,114 and other benefit allowances of $4,155.

(6) We paid $3,397 in retirement plan contributions and $9,275 in employee benefits for Mr. Woodall in 2007.

No options, warrants or other rights to purchase our securities have been issued to our officers.

DESCRIPTION OF OUR MEMBERSHIP INTERESTS
AND CHARTER DOCUMENTS

Our Authorized Membership Interests

Authorized Capital. Our operating agreement creates two classes of membership interests, common membership interests and deferred membership interests. Our Managers are authorized to issue two classes of common membership interests, the Class A Units and the Class B Units. The Class B Units are identical to the Class A Units, except the Class B Units are non-voting, except to the extent required by the LLC Act. The Class A Units have the same rights, preferences and privileges as our previous common stock.

The operating agreement establishes one class of preferred membership interests, the Series A Units. The Series A Units have the identical, rights, preferences and privileges as our previous Class I Preferred Stock and our Class II Preferred Stock, except the Series A Units are entitled to receive distributions at the same rate as our previous Class I Preferred Stock, which is a higher rate than was payable on the Class II Preferred Stock.

Our Class A Units

We currently have 146,522 Class A Units outstanding. Our Class A Units are entitled to one vote per Unit on all matters to be voted upon by the Class A Units. Approval of proposals submitted to Members at a duly held meeting, other than the election of Managers, requires a vote of a majority of the Class A Units eligible to vote in person or by proxy. Our Class A Members have the right to cumulate their votes in the election of Managers.

Among the matters on which the Class A Units may vote are the following: (1) the election or removal of Managers; (2) an increase or decrease in the number of Managers; and (3) amendments to our operating agreement. A majority vote of the Class A Units voting on a matter at a meeting at which a quorum is present will constitute the approval of the Class A Units unless a greater number of votes is specifically required by statute or by our operating agreement.

Our operating agreement may be amended by the vote of a majority of the Class A Units, except that the amendment of the provisions regarding the removal and liability of Managers, the meetings of Members and any provision requiring a greater than majority vote must be approved by each class of membership interests as is required to approve any amendments which would change any rights of that class by reducing the amount payable thereon upon our liquidation, or by diminishing or eliminating any voting rights of that class. For the purposes of the foregoing, the authorization by our board and/or Members of a new class or Series of preferred membership interests would not constitute such an amendment.

The rights of our Members will be subject to, and may be adversely affected by, the rights of holders of any preferred membership interests we may issue in the future. In addition, the issuance of preferred membership interests could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Members are entitled to receive distributions when and if declared by the board out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the company to share ratably in all assets remaining after payment of liabilities. Our Members have no preemptive, conversion, subscription or cumulative voting rights.

Our Series A Units

We currently have 119,000 Series A Units outstanding. Following is a summary of the rights, preferences and privileges of our Series A Units.

Rank. The Series A Units rank prior to our Class A Units as to distributions of assets. The board may increase the amount of the Series A Units or designate one or more Series of preferred membership interests which ranks junior to the Series A Units without the approval of the Series A Units. However, the board may not designate a Series of preferred membership interests ranking senior to the Series A Units without the approval of the holders of at least two-thirds (2/3rds) of the Series A Units.

Distributions. Holders of the Series A Units are entitled to receive distributions payable quarterly at the rate of 190 basis points over the one year Libor rate in effect on the last banking day of the calendar month in which the distribution is declared. Distributions are payable when declared payable by our board. Our board intends to declare and pay distributions quarterly. However, our payment of distributions is subject to certain LLC Act restrictions. Distributions are cumulative. That is, any distribution which is declared but not paid will cumulate and be payable as soon as practicable.

Liquidation Preference. $100.00 per Unit, plus an amount equal to any declared and unpaid distributions.

Redemption. We may call the Series A Units for redemption at the liquidation preference of $100.00 per unit, in whole or in part, upon 90 days’ prior written notice on December 31, 2008 or on each December 31 thereafter.

Rights Upon Liquidation. Upon a change in control, liquidation, dissolution or winding up of our affairs, the Series A Units will be entitled to receive the liquidation preference per unit of $100.00 plus the amount of any declared but unpaid distributions before any distributions with respect to our Class A Units or other junior membership interests.

Rights in the Event We Fail to Pay Distributions. In the event we fail to pay four (4) consecutive quarterly distributions, the Series A Units will have the right to elect two (2) Members to our board, who will serve until distributions on the Series A Units are brought current.

Voting Rights. Except as stated above, the Series A Units have the right to vote only on matters on which preferred membership interests are entitled to vote under the LLC Act, including the right to vote as a class on certain amendments to our charter documents, and certain mergers and reorganizations.

Our Charter Documents

As an LLC, we are governed by our charter documents which are comprised of our articles of organization and our operating agreement, which replace our former corporate articles of incorporation and bylaws. A copy of our articles of organization, the plan, and the operating agreement were filed as exhibits to our current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on December 22, 2008.

As an LLC, our business and affairs are under the direction of our Managers and officers. Our Managers and officers are the same persons who served as our directors and officers prior to the conversion. Each serves in a comparable, if not exact, capacity after the conversion as they did prior to the conversion. Thus, there is no change in the persons responsible for our management and operations or their duties with respect to such capacities.

Our operating agreement provides for not less than six nor more than eleven Managers and sets the number at ten. Our Managers are elected by our Class A Unit holders at an annual meeting, subject to certain limited voting rights of our Series A Unit holders.

Our Members have no liability for our LLC level liabilities or debts. Their liability is limited to their investment in their membership interest. No further capital contributions are required, with limited exceptions for wrongful distributions.

Our operating agreement authorizes the offices of President, Secretary and Treasurer and other officers as they deem appropriate, including a Chief Executive Officer, Chief Financial Officer and one or more Vice Presidents. Our officers serve at the pleasure of our Managers.

Our Managers can amend the operating agreement to create one or more classes of preferred units and establish the rights, privileges and preferences of such units. Other changes, including an increase in the authorized number of membership units must be approved by a majority of our Class A Units. Our articles of organization may not be amended without the approval of a majority of our member interests.

Our board determines when and if distributions are paid to our Members, subject to certain restrictions under the LLC Act.

OUR OTHER INVESTOR DEBT NOTES

At September 30, 2009, we had $70.8 million of other investor debt securities outstanding. These debt obligations included the following.

Class A Notes

At September 30, 2009, we had $43.3 million of our Class A Notes outstanding. The Class A Notes were issued in three Series having maturities from 6 to 84 months. The Class A Notes are our general unsecured and unsubordinated obligations. The Notes were issued subject to the Class A Notes Trust Indenture. This Indenture contains certain financial covenants and restrictions on the payment of distributions and other debt. The Class A Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

The Alpha Class Notes

At September 30, 2009, we had $15.7 million of our Alpha Class Notes outstanding. The Alpha Class Notes were issued in five Series having maturities ranging from 6 to 120 months. The Alpha Class Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes are issued subject to the Alpha Class Note Loan and Trust Agreement. This Loan Agreement contains certain financial covenants and restrictions on the payment of distributions and other debt. The Alpha Class Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

Special Offering Notes

At September 30, 2009, we had $8.7 million of debt securities having various terms we have issued over the past several years to ministries, ministry-related organizations, and individuals. Except for a small number of investors (in total not exceeding 35 persons), the holders of these Notes are accredited investors within the meaning of Regulation D under the 1933 Securities Act. We may continue to sell our debt securities to eligible investors on an individual, negotiated basis as we deem appropriate and in compliance with exemptions from registration or qualifications under federal and applicable state securities laws.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2009, the amount of our Class A Units owned by each of our executive officers and Managers, and by our Managers and executive officers as a group, and by each person who is known to us to be the beneficial owner of more than 5.0% of our Class A Units as of the date of this prospectus.

Name	Class A Units Beneficially Owned	Percentage of Total Class A Units Owned(1)

Billy M. Dodson 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Mark G. Holbrook 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Mark A. Johnson 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Van C. Elliott 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Susan B. Reilly 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Robert Schepman 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Harold D. Woodall 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Arthur G. Black 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Shirley M. Bracken 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Juli Anne S. Callis 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Jeffrey T. Lauridsen 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

R. Michael Lee 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Randolph P. Shepard 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

Scott T. Vandeventer 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%

All Managers and officers as a group	--	--%
Other 5% or greater beneficial owners (seven):

Evangelical Christian Credit Union	62,000	42.31%

Financial Partners Credit Union	12,000	8.19%
USA Federal Credit Union	11,905	8.13%
Western Federal Credit Union	11,905	8.13%
Wescom Credit Union	11,905	8.13%
Credit Union of Southern California	11,900	8.12%
Keypoint Credit Union	8,000	5.46%

Notes to Table
(1)   Based on 146,522 Class A Units outstanding.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Notice Regarding Forward Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to volume growth, revenues, profitability, new services, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking.

These forward-looking statements reflect the current views of our management and are not guarantees of future performance and involve certain risks and uncertainties that are subject to change based upon various factors (many of which are beyond our control).  The following risk factors, among others, could cause our financial performance to differ materially from the expectations expressed in such forward-looking statements:

•	we are a highly leveraged company and our indebtedness could adversely affect our financial condition and business;

•
we depend on the sale of our debt securities to finance our business and have relied on the renewals or reinvestments made by our holders of debt securities when their debt securities mature to fund our business;

•	we need to raise additional capital to fund and implement our business plan;

•	we rely upon our largest equity holder to originate profitable church and ministry related Mortgage Loans and service such loans;

•
because we rely on credit facilities collateralized by church Mortgage Loans that we acquire, disruptions in the credit markets, financial markets and economic conditions that adversely impact the value of church Mortgage Loans can negatively affect our financial condition and performance;

•
we are required to comply with certain covenants and restrictions in our lines of credit and our financing facility that, if not met, could trigger repayment obligations of the outstanding principal balance on short notice;

•	we have recently experienced an increase in our non-performing loans as a percentage of total loans due to the economic downturn in the U.S. that accelerated in the fall of 2008 and continued in 2009;

•
we have entered into several loan modification agreements and arrangements in 2009 to restructure certain Mortgage Loans that we hold of borrowers that have been negatively impacted by adverse economic conditions in the U.S.; and

•
we are subject to credit risk due to default or non-performance of the churches or ministries that have entered into Mortgage Loans and counterparties that we enter into an interest rate swap agreement with to manage our cash flow requirements.

As used in this quarterly report, the terms “we”, “us”, “our” or the “Company” means Ministry Partners Investment Company, LLC and our wholly-owned subsidiary, Ministry Partners Funding, LLC.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K and in the press releases and other communications to our Members issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Overview

Our primary mission is to make loan financing available to the evangelical Christian community, primarily for the acquisition and improvement of church-related properties. We do this by originating and investing in Mortgage Loans made to churches, most of which are secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church organizations, including Christian schools, ministries and related organizations.

Our goals are to provide funds for loans to evangelical churches and church organizations on a cost effective basis, and to provide funds for business loans originated by our Members and other credit unions. In addition, we intend to operate in such a way as to provide competitive yields to purchasers of our Notes, earnings for our common and Series A Unit holders, and a general increase in the value of our Class A Common Units and Series A Units for the benefit of our investors.

We obtain funds for our Mortgage Loan investments from the sale of our debt securities, which are sold primarily to investors who are in or associated with the Christian community, including individuals, ministries and organizations associated with evangelical churches and their governing associations. With financing from the BMO Credit Facility and Members United financing facilities in 2007, our total assets grew from $67.7 million at December 31, 2006 to $275.1 million at December 31, 2008. Total liabilities also grew from $54.6 at December 31, 2006, to $262.3 million at December 31, 2008. Of these total liabilities owed as of December 31, 2008, (i) $85.3 million was owed by MPF under the BMO Credit Facility; (ii) $10 million on the $10 Million LOC to Members United; (iii) $89.9 million on the $100 Million CUSO Line to Members United; and (iv) $75.8 million to our note investors. On November 30, 2009, we obtained a credit facility with Western Corporate Federal Credit Union (“WesCorp”) in the amount of $28.0 million (the “WesCorp Loan”). We drew down approximately $24.28 under this credit facility to repay and retire the BMO Credit Facility.

With the rapid increase in our total assets and liabilities on our balance sheet, interest income received on our investments increased from $3.1 million in fiscal year 2006 to $13.8 million for fiscal year 2008. Because we benefited from low short-term interest rates on our short-term borrowing facilities in 2008 and certain tax benefits realized in connection with our conversion to a limited liability company form of organization, our net income increased to $744 thousand for fiscal year 2008, as compared to a net loss of $299 thousand in fiscal year 2007. Our continued profitability will depend upon (i) successfully matching and managing our investment returns from the mortgages that we originate, acquire and hold with our short-term borrowing costs; (ii) finding alternative sources of capital to enable us to pay down our credit facilities and reduce our reliance on debt financing for future growth; (iii) adding additional services that will generate non-interest income in order to diversify our sources of income; and (iv) successfully restructuring our line of credit arrangements with Members United.

New Opportunities

The continued dislocation in the global and U.S. credit markets has limited our access to new credit facilities with which to finance additional loan originations. As a result, we are currently financing our loan origination activities solely out of the proceeds of sales of our debt securities and cash generated by our loan portfolio. Until the crisis in the U.S financial system stabilizes and credit becomes more available to finance companies such as ours, we expect to conduct limited loan origination activities.

While our loan origination and securitization activities have been curtailed under current credit market conditions, we are exploring a number of business opportunities that do not depend on raising new capital or increasing our debt leverage ratios. Among these opportunities are consulting services to borrowers and lenders in our specialized niche, including rendering advice on debt restructuring, troubled loan workouts, and providing other financial services to borrowers. We believe our extensive experience and expertise in the church finance services industry positions us to earn significant fee income from these activities.

In addition, by the end of 2009, we expect to complete the upgrading and expansion of our data processing systems in the areas of loan servicing and loan origination. We expect these upgrades will deliver long-term cost reduction to our operations by eliminating our need to rely on third party services for these functions. Also, by streamlining our credit and mortgage portfolio administration capabilities, we will be able to market services to third party lenders.

We also intend to expand our efforts to raise capital through the issuance of debt securities and other investment vehicles in 2009 and 2010 in order to increase our liquidity and capital funds. In addition, we may consider strategies for reducing our leverage that may include the sale of Mortgage Loan assets on the open market to banks, credit unions, and other investors.

Our loan portfolio continues to perform at an acceptable level. As of September 30, 2009, the 90-day delinquency rate in our loan portfolio, on a consolidated basis, was 3.10%. We modified nine loans to assist the borrowers in meeting their obligations, and two loans were in foreclosure.

Conversion to Limited Liability Company

As of December 31, 2008, we converted to a California limited liability company pursuant to a plan of conversion approved by our shareholders on December 11, 2008. We developed the plan and executed this statutory conversion primarily to eliminate our ongoing income tax liabilities and provide for a more flexible capital raising structure. Pursuant to a valuation performed by an independent consultant in connection with the conversion, we have concluded that we will be entitled to recover approximately $140 thousand of federal income taxes paid in previous years as a result of the adoption of the Plan of Conversion.

Consolidated Results of Operations

Nine Months Ended September 30, 2009 vs. Nine Months Ended September 30, 2008

During the nine months ended September 30, 2009, we had a net income of $937 thousand as compared to net income of $207 thousand for the nine months ended September 30, 2008. This increase is attributable primarily to an increase in net interest margin due to the larger loan portfolio for most of 2009 as compared to 2008.  Net interest income after provision for loan losses increased to $3.5 million, an increase of $1.0 million, or 42%, from $2.5 million for the nine months ended September 30, 2008.  This increase is also attributable to carrying a larger loan portfolio throughout most of 2009 as compared to 2008.  Our cost of funds (i.e., interest expense) increased to $7.6 million, an increase of $767 thousand or 11%, for the nine months ended September 30, 2009, as compared to $6.8 million for the nine months ended September 30, 2008.  This is due primarily to an increase in our line of credit borrowings drawn to fund loan purchases and originations.

Our operating expenses for the nine months ended September 30, 2009 increased to $2.6 million from $2.1 million for the same period ended September 30, 2008, an increase of 20%. The increase was caused primarily by an increase in salaries and benefits related to the hiring of new employees and an increase in legal and accounting expenses related to our new note offerings.

Year Ended December 31, 2008 vs. Year Ended December 31, 2007

Despite a challenging credit market, primarily driven by a collapse in the liquidity of mortgage-backed securities, we had a record year of earnings and net income for our company. As further described below, the most significant factors influencing our consolidated results for the year ended December 31, 2008, as compared to 2007 were:

•	the growth in our total assets and Mortgage Loan investments from $121 million at December 31, 2007 to $275 million at December 31, 2008;

•	for most of 2008, we were able to benefit from lower borrowing costs for our credit facilities;

•	our conversion from a corporation form of organization to a limited liability company, thereby providing significant income tax savings;

•	an increased provision for loan losses;

•	increased operating costs incurred as a result of expanding our office facilities and added complexity of our operations; and

•	the increase in net interest income resulting from the growth in our Mortgage Loan assets.

Interest income on loans increased from $4.6 million to $13.5 million for the year ended December 31, 2008 due to increases in Mortgage Loans that we acquired. Total interest income increased from $4.9 million to $13.8 million during the year ended December 31, 2008, as compared to the year ended December 31, 2007.

Interest expense on our lines of credit increased from $377 thousand in 2007 to $6.1 million due to increases on our borrowings under the BMO Credit Facility and Members United loan facilities. Our interest expense payable to our note investors increased from $3.2 million to $3.6 million for the year ended December 31, 2008, primarily due to an increase in the amount of Notes outstanding.

Total interest expense increased from $3.6 million to $9.8 million as a result of these increased borrowing obligations. Net interest income increased to $4.1 million for 2008, as compared to $1.3 million in 2007.  Non-interest income increased from $8 thousand in 2007 to $39 thousand in 2008, primarily due to an increase in late fees and loan referral fees received.

Personnel expenses for salaries increased $211 thousand, or 23.8%, to $1.1 million for 2008 compared to $886 thousand during 2007. This increase is the result of adding support personnel in the finance and accounting, loan, and note departments during 2008. Our office expenses, insurance and related operations expenses increased by $809 thousand, or 163.4%, to $1.3 million, as compared to $495 thousand for the year ended December 31, 2007. The increase in office expenses is related to an increase in the size of our company.

Professional costs for legal, accounting and consulting services increased by $237 thousand, or 75.7%, to $550 thousand, as compared to $313 thousand. These increased expenses were due to a full year of amortization of costs related to opening the BMO Credit Facility and Members United financing transactions, as well as to additional legal and accounting services required as our company has grown in size and complexity. During 2008, we completed a new securities offering of our Class A Notes, entered into a new trust Indenture relationship with US Bank as Trustee, consummated a conversion of our company to a limited liability company and completed a restructuring of our capital structure and have adapted to increasing reporting and accounting complexities as our operations have expanded. The increase in salary expense, office operations expense, and expenses related to legal and accounting services caused non-interest expenses to increase from $1.8 million during 2007 to $3.0 million during 2008, an increase of 68.9%.

For the year ended December 31, 2008, we earned net income of $744 thousand, as compared to net loss of $299 thousand for the year ended December 31, 2007, an increase of $1.0 million. This increase was primarily due to the additional loans receivable acquired during the year at higher interest rates than the rates paid on the additional debt incurred.

Year Ended December 31, 2007 vs. Year Ended December 31, 2006

Interest income on loans increased from $3.0 million to $4.6 million for the year ended December 31, 2007, primarily due to increases in Mortgage Loans that we acquired. Total interest income increased from $3.1 million to $4.9 million at December 31, 2007, as compared to the year ended December 31, 2006.

Interest expense on our lines of credit increased from $-0- in 2006 to $377 thousand due to our borrowings under the BMO Credit Facility and Members United loan facilities.  Our interest expense payable to our debt security holders increased from $2.4 million to $3.2 million for the year ended December 31, 2007, primarily due to an increase in the amount of Notes outstanding from $54.3 million at December 31, 2006 to $62.1 million at December 31, 2007.

Total interest expenses increased from $2.4 million to $3.6 million as a result of these increased borrowing obligations. Net interest income increased to $1.3 million for 2007, as compared to $747 thousand in 2006.

Non-interest income decreased from $233 thousand to $8 thousand in 2007, primarily due to lower consulting fees and loan commitment fees on letters of credit.

Personnel expenses for salaries increased $475 thousand, or 115.2%, to $886 thousand compared to $411 thousand.  We have added a new Vice President of Lending and Vice President Finance and Accounting in an effort to expand our services and operations.

Our office expenses, insurance and related operations expenses increased by $314 thousand, or 174.3%, to $495 thousand, as compared to $181 thousand for the year ended December 31, 2006. Professional costs for legal, accounting and consulting services increased by $154 thousand, or 97.1%, to $313 thousand, as compared to $159 thousand. These increased expenses were due to costs incurred in undertaking the BMO Credit Facility and Members United financing transactions, restructuring of our Trustee arrangements for our note investors, engaging in capital raising initiatives, and our efforts to respond to new accounting guidelines for consolidating entities and corporate governance.

Non-interest expenses increased from $832 thousand to $1.8 million, an increase of $965 thousand or 115.9%. This increase is primarily attributable to increases in salaries and benefits of $475 thousand, office operations and other expenses of $314 thousand and legal and accounting expenses of $154 thousand.

For the year ended December 31, 2007, we incurred a net loss of $299 thousand, as compared to net earnings of $98 thousand for the year ended December 31, 2006, a decrease of $397 thousand or 404.1%.  This decrease was primarily due to an increase in non-interest expense of $965 thousand and a decrease in non-interest income of $225 thousand, which were offset by an increase in net interest income of $584 thousand and a decrease in the income tax provision of $208 thousand.

Net Interest Income and Net Interest Margin

Our earnings depend largely upon the difference between the income we receive from interest-earning assets, which are principally Mortgage Loan investments and interest-earning accounts with other financial institutions, and the interest paid on Notes payable and lines of credit. This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

The following tables provide information, for the periods indicated, on the average amounts outstanding for the major categories of interest-earning assets and interest-bearing liabilities, the amount of interest earned or paid, the yields and rates on major categories of interest-earning assets and interest-bearing liabilities, and the net interest margin:

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Average Balances and Rates/Yields
For the Nine months Ended September 30,
(Dollars in Thousands)

	2009			2008
	Average Balance	Interest Income/Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:

Interest-earning accounts with other financial institutions	$14,169	$260	2.45%	$10,523	$261	3.30%
Total loans [1]	234,790	11,225	6.37%	183,721	9,188	6.67%
Total interest-earning assets	248,959	11,485	6.15%	194,244	9,449	6.49%

Liabilities:

Public offering Notes – Alpha Class	17,353	746	5.74%	38,116	1,518	5.31%
Public offering Notes – Class A	41,022	1,319	4.29%	9,362	346	4.92%
Special offering Notes	9,577	354	4.92%	19,759	771	5.20%
International Notes	479	19	5.21%	497	20	5.44%
Subordinated Notes	2,373	106	5.97%	--	--	--
Bank borrowings	162,457	5,046	4.14%	115,882	4,168	4.80%

Total interest-bearing liabilities	$233,261	7,590	4.34%	$183,616	6,823	4.95%

Net interest income		$3,895			$2,626
Net interest margin [2]			2.09%			1.80%

[1] Loans are net of deferred fees.
[2] Net interest margin is equal to net interest income as a percentage of average interest-earning assets.

Average interest-earning assets increased to $249.0 million during the nine months ended September 30, 2009, from $194.2 million during the same period in 2008, an increase of $54.8 million or 28%. The average yield on these assets decreased to 6.15% for the nine months ended September 30, 2009 from 6.49% for the nine months ended September 30, 2008. This average yield decrease was related to the decrease in interest rates on interest-earning accounts with other financial institutions as well as the sale of relatively high yield loans during the nine months ended September 30, 2009. Average interest-bearing liabilities, consisting of Notes payable, increased to $233.3 million during the nine months ended September 30, 2009, from $183.6 million during the same period in 2008. The average rate paid on these Notes decreased to 4.34% for the nine months ended September 30, 2009, from 4.95% for the same period in 2008. The decrease on the average interest rate paid on these liabilities was primarily related to the decrease on interest rates paid on certain of our credit facilities which are adjusted each month based on an index which has been decreasing.  The decrease in the average interest rate paid on our liabilities has also been related to decreasing interest rates we pay on our Class A Notes.

Net interest income for the nine months ended September 30, 2009, was $3.9 million, which was an increase of $1.3 million, or 50% for the same period in 2008.  Net interest margin increased 29 basis points to a margin of 2.09% for the nine month period ended September 30, 2009, as compared to a margin of 1.80% for the nine months ended September 30, 2008. The increase in the net interest margin was related to the substantial decrease in the cost of funds related to our line of credit borrowings, as well as lower interest rates paid on our investor Notes.

The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for our interest-earning assets and interest-bearing liabilities, the amount of change attributable to changes in average daily balances (volume), and changes in interest rates (rate).

Distribution, Rate and Yield Analysis of Net Interest Income

	For the Years Ended December 31,
	2008			2007
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning accounts with other financial institution	$11,549	$383	3.32%	$6,058	$294	4.85%
Total loans [1]	202,420	13,451	6.65%	69,508	4,639	6.67%
Total interest-earning assets	$213,969	$13,834	6.47%	75,566	4,933	6.53%

Liabilities:
Public offering Notes – Alpha Class	$34,860	$1,875	5.38%	$26,498	$1,447	5.46%
Public offering Notes – Class A	15,444	761	4.93%	- -	- -	- -
Special offering Notes	18,476	968	5.24%	31,689	1,748	5.52%
International Notes	514	28	5.45%	505	29	5.65%
Lines of credit and other borrowings	133,428	6,123	4.59%	4,456	377	8.46%

Total interest-bearing liabilities	$202,722	$9,755	4.81%	63,148	3,601	5.70%

Net interest income		$4,079			$1,332
Net interest margin [2]			1.91%			1.76%

[1] Loans are gross of deferred loan fees and the allowance for loan losses.
[2] Net interest margin is equal to net interest income as a percentage of average interest-earning assets.

Average interest-earning assets increased to $214.0 million during the year ended December 31, 2008, from $75.6 million, an increase of $138.4 million or 183.1%. The average yield on these assets increased to 6.47% for the year ended December 31, 2008 from 6.53% for the year ended December 31, 2007. This average yield increase was related to higher interest rates on loans we or MPF acquired during 2008, particularly on loans we originated. Average interest-bearing liabilities, consisting primarily of Notes payable, increased to $202.7 million during the year ended December 31, 2008, from $63.1 million during 2007. The average rate paid on these Notes decreased to 4.81% for the year ended December 31, 2008, from 5.70% for 2007. The decrease in the rate paid on interest-bearing liabilities was primarily the result of our lines of credit composing a higher percentage of our interest-bearing liabilities.  Our lines of credit incur interest expense at lower rates than our investor Notes.

 Net interest income for the year ended December 31, 2008 was $4.1 million, which was an increase of $2.8 million, or 215.4% over the prior year. The net interest margin increased 15 basis points to 1.91% for the year ended December 31, 2008, as compared to 1.76% for 2007.  This increase was a result of higher yield on loans combined with lower rates on lines of credit and other borrowings, which now comprise a large portion of interest-bearing liabilities.

The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for interest-earning assets and interest-bearing liabilities, the amount of change attributable to changes in average daily balances (volume), changes in interest rates (rate), and changes attributable to both the volume and rate (rate/volume):

Rate/Volume Analysis of Net Interest Income

	Nine months Ended September 30, 2009 vs. 2008
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
	(Dollars in Thousands)

Increase (Decrease) in Interest Income:
Interest-earning account with other financial institutions	$76	$(77)	$(1)
Total loans	2,457	(420)	2,037
	2,533	(497)	2,036

Increase (Decrease) in Interest Expense:
Public offering Notes – Alpha Class	(885)	114	(771)
Public offering Notes – Class A	1,023	(50)	973
Special offering Notes	(378)	(40)	(418)
International Notes	(1)	(1)	(2)
Subordinated Notes	106	--	106
Other	1,505	(626)	879
	1,370	(603)	767
Change in net interest income	$1,163	$106	$1,269

Rate/Volume Analysis of Net Interest Income

	Year Ended December 31, 2008 vs. 2007
	Increase (Decrease) Due to Change in
Increase in Interest Income:	Volume	Rate	Total
Interest-earning account with other financial institutions	$203	$(114)	$89
Total loans	8,833	(21)	8,812
	$9,036	$(135)	$8,901

Increase (Decrease) in Interest Expense:
Public offering Notes – Class A-1	- -	- -	- -
Public offering Notes – Alpha Class	450	(22)	428
Public offering Notes – Class A	761	- -	761
Special offering Notes	(696)	(84)	(780)
International Notes	1	(2)	(1)
Lines of Credit and other borrowings	5,997	(251)	5,746
	$6,513	$(359)	$6,154
Change in net interest income	$2,523	$224	$2,747

Rate/Volume Analysis of Net Interest Income

	Year Ended December 31, 2007 vs. 2006
	Increase (Decrease) Due to Change in
Increase in Interest Income:	Volume	Rate	Total
Interest-earning account with other financial institutions	$227	$(24)	$(203)
Total loans	1,599	(2)	1,597
	$1,826	$(26)	$1,800

Increase (Decrease) in Interest Expense:
Public offering Notes – Class A-1	(2)	(2)	(4)
Public offering Notes – Alpha Class	344	142	486
Public offering Notes – Class A	--	--	--
Special offering Notes	109	237	346
International Notes	8	3	11
Lines of credit	377	--	377
	$836	$380	$1,216
Change in net interest income	$990	$(406)	$584

Cash and Cash Equivalents

We experienced an increase in our cash during the twelve months ended December 31, 2008 in the amount of $12.6 million, as compared to a net decrease of $5.4 million for the twelve months ended December 31, 2007. This increase was due to an increase in net cash provided by operating activities and financing activities.

Net cash provided by operating activities totaled $1.0 million for the twelve months ended December 31, 2008, an increase of $1.8 million from $751 thousand used in operating activities during the twelve months ended December 31, 2007.

Net cash used in investing activities totaled $141.4 million during the twelve months ended December 31, 2008, compared to $56.5 million used during the twelve months ended December 31, 2007, an increase in cash used of $84.9 million. This difference is attributable to more cash used for the purchase of loans during the twelve months ended December 31, 2008, as compared to the same period in 2007.

Net cash provided by financing activities totaled $153.0 million for the twelve-month period in 2008, an increase of $101.1 million from $51.9 million provided by financing activities during the twelve months ended December 31, 2007. This difference is primarily attributable to an increase in our borrowings under our line of credit facilities.

Liquidity and Capital Resources

Nine Months Ended September 30, 2009 vs. Nine Months Ended September 30, 2008

The net decrease in cash during the nine months ended September 30, 2009 was $7.4 million, as compared to a net increase of $14.3 million for the nine months ended September 30, 2008, a decrease of $21.7 million. Net cash provided by operating activities totaled $1.6 million for the nine months ended September 30, 2009, as compared to net cash provided by operating activities of $675 thousand for the same period in 2008. This increase is attributable primarily to an increase in net income and a decrease in accrued interest receivable over the same period in 2008.

Net cash provided by investing activities totaled $49.9 million during the nine months ended September 30, 2009, as compared to $140.8 million used during the nine months ended September 30, 2008, an increase in cash of $190.7 million. This increase is primarily attributable to a decrease in the amount of loan originations and purchases, as well as an increase in loan sales.

Net cash used in financing activities totaled $58.9 million for this nine month period ended September 30, 2009, a decrease in cash of $213.3 million from $154.4 million provided by financing activities during the nine months ended September 30, 2008. This difference is attributable to paydowns on our lines of credit and redemption of our investor Notes.

Historically, we have relied on the sale of our debt securities to finance our Mortgage Loan investments.  We also have been successful in generating reinvestments by our debt security holders when the Notes that they hold mature. During the year ended December 31, 2008, 76% of our investors reinvested in new debt securities that have been offered by us. During the nine months ended September 30, 2009, our investors reinvested at a 79% rate.

At September 30, 2009, our cash, which includes cash reserves and cash available for investment in the Mortgage Loans, was $7.5 million, a decrease of $7.4 million from $14.9 million at December 31, 2008.

Year Ended December 31, 2008 vs. Year Ended December 31, 2007

At December 31, 2008 and 2007, we held Mortgage Loans representing $257.2 and $116.3 million, respectively.  Mortgage loans constituted 93.5% and 96.0% of our total assets at December 31, 2008 and 2007, respectively.  During the year ended December 31, 2008, we acquired or originated $176.0 million of loans, including $60.3 million by MPF. We acquired $156.7 million in loans from ECCU in 2008, as compared to $73.3 million in 2007.

As of December 31, 2008, approximately 90% of all loans that we or MPF owned were originated by ECCU and purchased in whole or as a participation interest. The remainder were originated directly through our loan origination services. As of December 31, 2008, we had one loan with a balance of $2.7 million that was more than 90 days past due and was on non-accrual status.  In addition, we had two loans with balances totaling $2.3 million at December 31, 2008 that were restructured during the fourth quarter.  We had no impaired loans, non-accrual loans, or loans past due more than 90 days at December 31, 2007.  We have had no writeoffs of our loans.

As of December 31, 2008, our total borrowings under our BMO Credit Facility was $85.3 million. We used the BMO Credit Facility to purchase loans from us or ECCU until such time as they can be included in a securitization transaction. We previously had a line of credit facility with ECCU, which was terminated in October, 2007. We had no borrowings under the ECCU line of credit as of December 31, 2007.  Including our BMO Credit Facility and the $100 Million CUSO Line, our line of credit borrowings increased to $175.1 million at December 31, 2008, as compared to $46.3 million at December 31, 2007. We also had $10.0 million outstanding on the $10.0 Million LOC. As of December 31, 2008, the balance on our $100 Million CUSO Line was $89.9 million.

Obligations to our note investors increased from $62.1 million at December 31, 2007 to $75.8 million at December 31, 2008. Our total liabilities at December 31, 2008 and 2007 were $262.3 and $109.2 million, respectively. Our total equity was $12.8 and $11.9 million at December 31, 2008 and 2007, respectively.

The U.S. economy is currently in a recession and we are facing substantial obstacles in our efforts to borrow funds, and we are being forced to de-leverage our balance sheet until credit conditions stabilize.  We expect to experience higher costs and less advantageous financing terms for financing our Mortgage Loan portfolio in 2009, as compared to short-term borrowing costs and financing terms that were available in 2008. Financing our portfolio of Mortgage Loan assets also has become more challenging to us as a result of our inability to complete a securitization transaction in 2009 and the expressed desire of both of our facility lenders to reduce their exposure to our Mortgage Loan assets.

We rely on cash generated from our operations, cash reserves, proceeds from the sale of investor Notes, and borrowings under our lines of credit to meet our obligations as they arise. From time to time, we also generate funds from the sale of Mortgage Loans and loan participations and raise additional capital through the sale of debt and equity securities. We require cash to originate and acquire new Mortgage Loans, repay indebtedness, make interest payments to our note investors and pay expenses related to our general business operations. We intend to continue our current liquidity plan which relies primarily on cash generated by operations, cash reserves, proceeds from the sale of debt securities, and borrowings under our lines of credit to the extent available. Our continuing ability to rely on credit facilities to originate and acquire Mortgage Loan investments is dependent upon our efforts to restructure our Members United credit facilities in the first six months of 2010.

Our management prepared liquidity forecasts which indicate that we have adequate liquidity to conduct our business. While we believe that these expected cash inflows and outflows are reasonable, we cannot assure you that our forecasts or assumptions will prove to be accurate, particularly in this volatile credit and financial environment. While our liquidity sources that include cash, reserves, borrowings on existing facilities and net cash from operations are generally available on an immediate basis, our ability to sell Mortgage Loan assets, and raise additional debt or equity capital is less certain and less immediate. As a result, we can give no assurances that we will be able to access these additional liquidity sources quickly enough to meet our needs.

Historically, we have experienced significant rates of reinvestment or renewal by our debt security investors upon maturity of their investments. However, should these sources prove insufficient to fund our operations and obligations, we also have an existing portfolio of performing Mortgage Loans and believe that we can generate additional liquidity through the sale of participation interests and Mortgage Loan assets to make payments on our credit facilities, pay interest to our note investors and pay operating expenses.

We base this belief on the size and quality of our Mortgage Loan investments and management’s belief that we will be able to find purchasers of those loans on a timely basis. These sales transactions are dependent on and subject, however, to market and economic conditions and our ability to consummate an acceptable purchase commitment. As we continue to work with our lenders in our borrowing facilities on acceptable modifications and adjustments to our loan facilities, we may use the proceeds from these sales transactions to make principal repayments on our borrowing facilities.

Credit Facilities Developments

During 2008 and until November 30, 2009, we and MPF, had three credit facilities, the BMO Credit Facility and two loans from Members United, the $100 Million CUSO Line and the $10 Million LOC. See Note 4. Line of Credit and Other Borrowings in our unaudited consolidated financial statements for the 9 months ended September 30, 2009 and Note 5, Lines of Credit, in our audited consolidated financial statements for the year ended December 31, 2008.

As of September 30, 2009, capacity commitments and principal amounts outstanding under our 3 credit facilities were as follows:

Credit Facility	Committed Capacity	Principal Outstanding

Members United $10 Million LOC	$10 million	$10 million
Members United $100 Million CUSO Line	$100 million	$89.9 million
BMO Credit Facility	$150 million	$31.9 million

On November 30, 2009, we established and drew down the WesCorp Loan to repay the BMO Credit Facility in full.

Members United Facilities. On October 12, 2007, we entered into two note and security agreements with Members United. Members United is a federally chartered credit union located in Warrenville, Illinois, which provides financial services to its member credit unions. One note and security agreement is for a secured $10 million revolving line of credit, which is referred to as the “$10 Million LOC,” and the other is for a secured $50 million revolving line of credit. The latter was amended on May 8, 2008 to allow us to borrow up to $100 million through the revolving line of credit. We refer to this as the “$100 Million CUSO Line.” Both credit facilities are secured by certain Mortgage Loans. We use the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for Mortgage Loan investments.  We may use proceeds from either loan to service other debt securities.

Both credit facilities are recourse obligations secured by designated Mortgage Loans. We must maintain collateral in the form of eligible Mortgage Loans, as defined in Member United line of credit agreements, of at least 111% of the outstanding balance on the lines, after the initial pledge of $5 million of Mortgage Loans. As of September 30, 2009 and December 31, 2008, approximately $111.8 million and $111.4 million of loans, respectively, were pledged as collateral for the $100 Million CUSO Line and the $10 Million Members United term loan. We have the right to substitute or replace one or more of the Mortgage Loans serving as collateral for these credit facilities.

Both credit facilities contain a number of standard borrower covenants, including affirmative covenants to maintain the collateral free of liens and encumbrances, to timely pay the credit facilities and our other debt, and to provide Members United with current financial statements and reports. We were in compliance with these covenants as of September 30, 2009.

On August 27, 2008, we borrowed the entire $10 million available on the $10 Million LOC at a rate of 3.47%.  As a result of this financing, the $10 Million LOC was converted to a term loan with a maturity date of August 26, 2011. The loan bears interest payable monthly at a floating rate based on the one month London Inter-Bank Offered Rate (“LIBOR”) plus 100 basis points. The interest rate on the Members United $10 Million LOC will be reset monthly. Since the credit facility expired on September 1, 2008, no new borrowings may be made under this loan facility. As of September 30, 2009 and December 31, 2008, there was a $10.0 million outstanding balance on the Members United $10 Million LOC.

Under the $100 Million CUSO Line, we may request advances under a “demand loan” or “term loan”. A demand loan is a loan with a maximum term of one year and a variable rate based upon the prime rate quoted by the Wall Street Journal, as adjusted by a spread as determined by Members United.  A term loan is a fixed or variable loan that has a set maturity date not to exceed twelve years.

Future maturities of the tranches of the $10 Million LOC and $100 Million CUSO Line during the twelve months ending September 30, 2010, and 2011, are as follows:

2010	$77,975
2011	21,900
$99,875

During the period when draws may be made, each advance on the $100 Million CUSO Line will accrue interest at either the offered rate by Members United for a fixed term draw or the rate quoted by Bloomberg for the Federal Funds open rate plus 125 basis points for a variable rate draw. Once the $100 Million CUSO Line is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule. We are obligated to make interest payments on the outstanding principal balance of all demand loans and term loan advances at the applicable demand loan rate or term loan rate on the third Friday of each month.

As of September 30, 2009 and December 31, 2008, the balance on the $100 Million CUSO Line was $89.9 million and the weighted average interest rate on our borrowings under this facility was 4.35% and 4.33%, respectively. Pursuant to the terms of our promissory note with Members United, once the loan is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule. In addition, the term loan interest rate will be specified by Members United and will be repriced to a market fixed or variable rate to be determined at the time the loan is restructured.

In September, 2008, Members United decided that it would not advance any additional funds on the $100 Million CUSO Line and we entered into negotiations with Members United to convert the line of credit facility to a term loan arrangement with a mutually acceptable interest rate. On July 6, 2009, the interest rates on two tranches of these term loans in the amounts of $42.8 million and $24 million were adjusted.  In addition, the interest rate on the $2.8 million tranche was adjusted on August 18, 2009.

We are continuing to negotiate with Members United regarding the interest rate to be charged on this facility once the outstanding amounts that become due are termed out over a five year period with a 30 year amortization schedule. The interest rate on the $24 million tranche that was scheduled for adjustment on July 6, 2009 has been extended on a month-to-month basis at a variable rate equal to the Federal Funds open rate plus 1.25%. The $42 million tranche that was scheduled to be adjusted in July, 2009 has been adjusted to a rate of 6.5%. While we anticipate that we will be able to successfully restructure our debt obligations with Members United on the $78.0 million and $11.9 million tranches on the $100 Million CUSO Line that mature in 2010 and 2011, respectively, failure to reach acceptable terms on this facility could have a material adverse effect on our results of operations.

WesCorp Loan. On November 30, 2009, we funded a $28 million WesCorp Loan. WesCorp is a credit union whose members are credit unions and CUSOs. We used approximately $24.63 million of the WesCorp Loan to pay off and retire the BMO Credit Facility, which we have repaid in full. We will use the approximately $3.41 million remainder of this loan for working capital. We intend to repay the WesCorp Loan by its maturity date using the proceeds from the sale of our additional debt securities, a replacement credit facility, and/or the sale of the collateral pledged to secure this credit facility.

This credit facility loan bears interest at the fixed rate of 3.95%. The loan is payable in monthly installments equal to accrued interest plus a principal payment of $116,667 until the maturity date, March 30, 2012, when the entire balance of principal and interest is due and payable. We have the right to prepay the loan in whole or in part at any time with a prepayment penalty equal to the prepayment rate assessed against the amount of the prepayment for the time remaining from the prepayment date to the maturity date.

This loan is secured by the approximately $60.5 million of mortgage loans we previously pledged to secure the BMO Credit Facility. Thus, the loan is secured by excess collateral of approximately $32.5 million. We are obliged upon the lender’s request to replace a pledged mortgage loan if it becomes materially impaired. We are otherwise under no obligation to replace a pledged mortgage loan, unless it is sold or is prepaid. We may replace a pledged mortgage loan either by pledging a mortgage loan having an equal unpaid principal balance or with cash of an equivalent amount. Upon any prepayment, collateral having an equal unpaid principal balance will be released, and all of the remaining collateral will be released upon full repayment of the loan. Thus, until the WesCorp Loan is retired in full, we do not have a right to require the release of the excess collateral.

Under the loan documents, we make covenants customarily required by lenders for commercial loans of this kind, including covenants regarding our authority and compliance with applicable law, and we agree to deliver future financial statements, provide insurance for coverage for the collateral, provide for adequate servicing of the collateral, and to give the lender at least 30 days’ prior written notice before we enter into any additional or replacement line of credit with an institutional or commercial lender that would replace, in whole or in part, our Members United credit facilities. We also make certain negative covenants, including our not entering into certain transactions without the lender’s prior consent, including mergers and material changes in our Members United credit facilities. In addition, we covenant to maintain a debt-to-tangible net worth ratio of not greater than 15 to 1 as determined in general under GAAP, with certain exceptions including the exclusion from total liabilities of any unsecured debt securities with a maturity date after March 30, 2012.

In the event of default, the lender may call the entire balance of the loan due and payable, upon which event the lender will have available all remedies provided under applicable law, including the right to foreclose on the collateral. In addition to our failure to pay any amount due and payable under the loan within the prescribed grace period, events of default include our suffering of any judgment or attachment in excess of $250,000; a material change in our financial condition, business or operations; or our failure to make any payment of debt due and owing to another creditor in the aggregate of more than $500,000. The loan is full recourse and upon default the lender may seek recovery of the loan balance and its related costs against the collateral and/or us.

Our Former BMO Credit Facility. On October 30, 2007, MPF entered into the BMO Credit Facility with BMO Capital Markets Corp., as agent (“BMO Capital”) and Fairway Finance Company, LLC (“Fairway”), its subsidiary, as lender.  MPF was formed as a special purpose wholly-owned, bankruptcy remote, limited liability company under Delaware law for the purpose of serving as an acquisition vehicle that would purchase qualifying Mortgage Loans that we or ECCU originate. The credit facility’s loan documents provide for, among other things, a $150,000,000 line of credit for the purpose of purchasing and warehousing loans for later securitization.

When we formed MPF and entered into the BMO Credit Facility, we anticipated that any mortgage investments made by MPF would be warehoused for resale in securitized debt transactions, i.e., used as the collateral for offerings of mortgage-backed securities. However, due to the collapse of the market for securitized debt transactions, we have been unable to complete any of these transactions, and thus MPF was required to maintain its warehoused Mortgage Loans and was unable to pay down the BMO Credit Facility as anticipated.

At September 30, 2009 and December 31, 2008, the balance on the BMO Capital line of credit was $31.9 million and $85.3 million, respectively. Interest is calculated at the rate at which the lender issues commercial paper plus 1.75%. We repaid this loan in full on November 30, 2009 with proceeds from our WesCorp Loan.

Investor Notes

We also rely on our investor Notes to make investments in Mortgage Loan assets and fund our general operations.  As of December 31, 2008, a total of $75.8 million was owed under these Notes. For further information on our investor Notes, see Notes 8 and 9, “Notes Payable” and “Public Offerings” in our accompanying audited consolidated financial statements for the year ended December 31, 2008. We have offered our investor Notes under registered offerings with the U.S. Securities and Exchange Commission (“SEC”) and in private placements that are exempt under the provisions of the Securities Act of 1933, as amended.  Our Alpha Class Notes were initially registered with the SEC in July, 2001 and an additional $75.0 million of new Alpha Notes were registered with the SEC in May, 2007. As of December 31, 2008, $24.2 million of these Notes were outstanding.

In addition to our Alpha Class Notes, in April, 2008, we registered with the SEC $80.0 million of new Class A Notes that consists of three Series of Notes, including a Fixed Series, Flex Series and Variable Series.  All Class A Notes are unsecured.  The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index, an index that is based upon a weekly average SWAP rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. These Notes bear interest at the Swap Index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months.  The interest rates we pay on the Variable Series Notes are determined by reference to the Variable Index in effect on the date the interest rate is set and bear interest at a rate of the Swap Index plus a rate spread of 1.50% to 1.80%.  Effective as of January 5, 2009, the Variable Index is defined under the Class A Notes as the three month LIBOR rate.

The Notes were issued under a Trust Indenture we entered into with U.S. Bank National Association. The Notes are part of up to $200 million of Class A Notes we may issue pursuant to the US Bank Indenture. The Trust Indenture covering the Class A Notes contains covenants pertaining to certain minimum fixed charge ratios, maintenance of tangible net worth, limitation on issuance of additional Notes and incurrence of indebtedness. At December 31, 2008, $36.5 million of these Class A Notes were outstanding.

Of the $75.8 million in investor Notes that are outstanding at December 31, 2008, $49.8 million and $10.4 million will mature in 2009 and 2010, respectively. Historically, we have a high rate of renewal or reinvestment by our note holders upon maturity of their Notes. In 2008 and 2007, 76% and 72% of our note investors renewed their investments in new Notes. While we cannot assure our investors that we will be able to continue this trend, we have a solid historical record of experience that supports our investor note program.

Debt Covenants

Our investor Notes require that we comply with certain financial covenants including, without limitation, minimum net worth, interest coverage, restrictions on the distribution of earnings to our equity investors and incurring other indebtedness that is not permitted under the provisions of our loan and trust Indenture. If an event of default occurs under our investor Notes, the Trustee may declare the principal and accrued interest on all Notes to be due and payable and may exercise other available remedies to collect payment on such Notes. We believe that we are in compliance with our debt covenants under the investor Notes.

We are also required to comply with financial and non-financial covenants under our Members United credit facilities.  The Members United credit facilities contain certain affirmative covenants that are routine for a credit facility of this nature, including requiring that we keep the collateral free of liens and encumbrances, timely pay the amounts due under the facility and provide Members United with current financial statements and reports.  Other negative covenants prevent us from selling all of our assets, from consolidating with or merging into another entity, from impairing or incurring a lien on the collateral securing the credit facility or creating new indebtedness incurred outside ordinary borrowings in the sale of debt and note securities, loans entered into for purchasing or originating Mortgage Loans, or borrowings entered into by MPF to acquire eligible Mortgage Loans. We believe that we are in compliance with these covenants.

Our covenants under the WesCorp Loan require that we and MPF comply with certain negative and affirmative covenants. In addition to the covenants customarily required by lenders of this type of commercial loan, we make the following covenants:

•	to maintain a debt-to-tangible net worth ratio, as defined, not to exceed 15 to 1; and

•	to not increase or materially alter our Members United credit facilities.

If we were to default under the WesCorp Loan loan documents, the lender could accelerate payment of all obligations payable, terminate their commitment under the facility, increase the interest rate charged on the indebtedness and undertake sale and collection remedies of the mortgage assets in the facility. A default under the WesCorp Loan would also trigger cross-default provisions in our other credit facilities and debt securities.

Special Purpose Entity

In October, 2007, we formed MPF to enter into the BMO Credit Facility. MPF is our wholly-owned subsidiary and was formed as a special purpose limited liability company in order to legally isolate us from loans that we transfer to MPF in the event that a bankruptcy petition is filed by us or if we are subjected to bankruptcy proceedings. MPF’s activities are restricted in its organizational and governing documents to invest in and hold qualifying church Mortgage Loans.

Under accounting principles generally accepted in the United States of America, we have determined that MPF is a variable interest entity and that we are the primary beneficiary of MPF. Therefore, we have consolidated the assets and liabilities of this entity for financial statement purposes.

Significant Accounting Estimates and Critical Accounting Policies

Critical Accounting Policies. Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures. On an on-going basis, we evaluate these estimates, including those related the allowance for loan losses, and estimates are based on historical experience, information received from third parties and on various other assumptions that are believed to be reasonable under the circumstances, which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under conditions different from our assumptions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Accounting for Derivative Financial Investments and Hedging Activities. We use derivatives to hedge, fix and cap interest rate risk and we account for these derivative activities at fair value on the balance sheet. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, are considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. We document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction.

We use interest rate swap agreements to hedge our exposure to interest rate risks on our balance sheet.  Interest rate swaps are contracts in which a Series of interest rate flows are exchanged over a prescribed period. Derivative instruments that convert a portion of our variable debt to a fixed rate are commonly referred to as a cash flow hedge and when we convert a portion of our fixed rate loans to a variable rate, we refer to that as a fair value hedge.

When a cash flow hedge is considered to be effective, we record the fair value of the derivative instrument on our balance sheet as either an asset or liability, with a corresponding amount recorded as a component of other comprehensive income.  Amounts are reclassified from other comprehensive income to the income statements in the period or periods that the hedged transaction affects earnings.

Under a cash flow hedge, derivative gains and losses that do not offset changes in the value of hedged asset or liability is recognized immediately in non-interest income. For hedges that offset changes in the net value of the hedged liabilities, we defer the net settlement amount and amortize this amount into net interest income over the life of the hedged debt.

Valuation of Loans. We carry loans that we intend to hold for the foreseeable future at their outstanding principal balance, less an allowance for loan losses and adjusted for deferred loan fees and costs. We defer loan origination fees and costs and recognize those amounts as an adjustment to the related loan yield on the asset using the straight line method, which results in an amortization that is materially the same as the interest method. We carry loans that we intend to sell at the lower of cost or fair value.

Allowance for Loan Losses. We recognize a loss amount that is the best estimate within the estimated range of loan losses. Accordingly, the determination of an amount within the calculated range of losses is in recognition of the fact that historical charge-off experience, without adjustment, may not be representative of current impairment of the current portfolio of loans because of changed circumstances. Such changes may relate to changes in the level of problem loans, changes in the collateral values, changes in general economic conditions, or changes in the borrowers’ financial conditions.

Determining an appropriate allowance for loan losses involves a significant degree of estimation and judgment. The process of estimating the allowance for loan losses may result in either a specific amount representing the impairment estimate or a range of possible amounts. For loans that are impaired, a loss is recorded when the outstanding balance of an impaired loan is greater than either 1) the value of the underlying collateral less estimated selling costs for collateral dependent loans, or 2) the present value of expected cash flows for other impaired loans.

When management confirms that a loan is uncollectible, a loan loss is charged against our allowance for loan losses. If there are subsequent recoveries, we credit such amounts to the allowance. Management regularly evaluates our allowance for loan losses based upon our periodic review of the collectibility of the loans, historical experience, nature and volume of our loan portfolio, adverse situations that may affect the borrower’s ability to repay, value of the collateral and prevailing economic conditions. Since an evaluation of this nature is inherently subjective, we may have to adjust our allowance for loan losses as conditions change and new information becomes available.

New Accounting Pronouncements

In August 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2009-05, “Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value”. This ASU provides amendments for fair value measurements of liabilities. It provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more techniques. ASU 2009-05 also clarifies that when estimating a fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. ASU 2009-05 is effective beginning on October 1, 2009. We are assessing the impact of ASU 2009-05 on our financial condition, results of operations, and disclosures.

In June 2009, the FASB issued ASU No. 2009-01 (formerly Statement No. 168), “Topic 105 - Generally Accepted Accounting Principles - FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles.” The Codification is the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP). The Codification does not change current GAAP, but is intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents are superseded and all other accounting literature not included in the Codification is considered nonauthoritative. The Codification is effective for interim or annual reporting periods ending after September 15, 2009. We have made the appropriate changes to GAAP references in our financial statements.

In June 2009, the FASB issued Statement No. 167, “Amendments to FASB Interpretation No. 46(R)” (SFAS 167). SFAS 167 amends the consolidation guidance applicable to variable interest entities.  The amendments to the consolidation guidance affect all entities currently within the scope of FIN 46(R), as well as qualifying special-purpose entities (QSPEs) that are currently excluded from the scope of FIN 46(R).  SFAS 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009. We do not believe that the adoption of SFAS 167 will have an impact on our consolidated financial statements.

In June 2009, the FASB issued Statement No. 166, “Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140” (SFAS No. 166). SFAS 166 amends the derecognition accounting and disclosure guidance relating to SFAS 140.  SFAS 166 eliminates the exemption from consolidation for QSPEs. It also requires a transferor to evaluate all existing QSPEs to determine whether they must be consolidated in accordance with SFAS 166.  SFAS 166 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009.  We are assessing the impact of SFAS 166 on our financial condition, results of operations, and disclosures.

In May 2009, the FASB issued Accounting Standards Codification (ASC) 855 (formerly Statement No. 165), “Subsequent Events”. ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. ASC 855 is effective for interim or annual periods ending after June 15, 2009. We have adopted the provisions of ASC 855 in our financial statements, as more particularly described in Note 11, Subsequent Events.

In April 2009, the FASB issued ASC 825 (formerly FASB Staff Position (FSP) 107-1 and APB 28-1), “Interim Disclosures about Fair Value of Financial Instruments.”  ASC 825 requires a public entity to provide disclosures about fair value of financial instruments in interim financial information.  ASC 825 is effective for interim and annual financial periods ending after June 15, 2009.  As a result of adopting the provisions of ASC 825 on June 30, 2009, we are now disclosing information about the fair value of our financial instruments on a quarterly basis.

In April 2009, the FASB issued ASC 320 (formerly Staff Position FAS 115-2, FAS 124-2 and EITF 99-20-2), “Recognition and Presentation of Other-Than-Temporary-Impairment.” ASC 320 (i) changes existing guidance for determining whether an impairment of debt securities is other than temporary and (ii) replaces the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis.  Under ASC 320, declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of impairment related to other factors is recognized in other comprehensive income. ASC 320 is effective for interim and annual periods ending after June 15, 2009. We adopted the provisions of ASC 320 on April 1, 2009.  The adoption of ASC 320 effective as of April 1, 2009 did not have a material impact on our consolidated financial statements.

In April 2009, the FASB issued ASC 820 (formerly FSP FAS 157-4), “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” ASC 820 affirms the objective of fair value when a market is not active, clarifies and includes additional factors for determining whether there has been a significant decrease in market activity, eliminates the presumption that all transactions are distressed unless proven otherwise, and requires an entity to disclose a change in valuation technique. ASC 820 is effective for interim and annual periods ending after June 15, 2009. We adopted the provisions of ASC 820 on April 1, 2009. The provisions of ASC 820 did not have a material impact on our financial condition and results of operations.

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS, AND DIRECTOR INDEPENDENCE

From time to time, we purchase participation interests in Mortgage Loans from ECCU, our largest Equity Interest holder. During the years ended December 31, 2008 and 2007, we directly or through MPF purchased $156.7 million and $73.3 million, respectively, of loans from ECCU. We recognized interest income on loans purchased from ECCU of $11.8 million and $4.1 million during the years ended December 31, 2008 and 2007, respectively.

From time to time, ECCU has repurchased Mortgage Loans from us as part of our liquidity management practices. Although ECCU has accommodated us in responding to such repurchase requests, ECCU is under no contractual obligation to do so. During the years ended December 31, 2008 and 2007, loans in the amount of $843.3 thousand and $24.6 million, respectively, were sold back to ECCU. No gain or loss was recognized on these sales.

We maintain most of our cash balances with ECCU. Total funds held with ECCU at December 31, 2008 and 2007 were $12.0 million and $1.5 million, respectively. We earned interest on these cash balances for the years ended December 31, 2008 and 2007 in the amount of $310.9 thousand and $88.7 thousand.

Pursuant to an administrative services agreement, we purchase certain professional services from ECCU and we rent our administrative offices from ECCU pursuant to an Office Lease entered into on November 4, 2008. We paid ECCU $164.2 thousand and $177.0 thousand for the years ended December 31, 2008 and 2007, respectively, for these services and facilities. We negotiated these charges and terms of the Office Lease with ECCU based upon the fair market value of such services and rental rates for comparable office space in Brea, California.

For the year ended December 31, 2007, we leased all of our employees from ECCU. We paid ECCU $885.7 thousand for these personnel expenses in 2007. Effective as of January 1, 2008, we terminated our employee leasing arrangement with ECCU and now lease our staff and employees from Administaff Companies II, L.P.

On December 14, 2007, the Board of Directors appointed R. Michael Lee to serve as a director. Mr. Lee serves as President, Midwest Region, of Members United Corporate Federal Credit Union (Members United), which is one of our lenders. See Note 5 of the audited consolidated financial statements for December 31, 2008. In addition, Mark G. Holbrook, our Chairman and Chief Executive Officer, is a full time employee of ECCU and two of our Managers, Mark A. Johnson and Scott T. Vandeventer, are employees of ECCU.

On October 30, 2007, we completed the BMO Credit Facility as our first warehouse mortgage financing facility.  Our wholly-owned subsidiary, MPF, was formed to acquire Mortgage Loans from us or ECCU. As part of the BMO Credit Facility, MPF entered into a Mortgage Loan purchase agreement with ECCU.  For the years ended December 31, 2008 and 2007, MPF acquired $60.3 million and $40.8 million in Mortgage Loans from ECCU, respectively. ECCU continues to service all Mortgage Loans that it sells to us or MPF under a servicing agreement.  For the year ended December 31, 2008, we paid ECCU a total of $732.5 thousand in servicing fees.

As a relocation incentive, on July 11, 2007, our Board of Directors approved the purchase of a residence owned by our President and his wife for $450,000, plus reasonable closing costs incurred in completing the purchase transaction. On August 7, 2007, we completed the purchase of the residential property. In January, 2008, we sold the residence and realized a loss of approximately $105,755, including closing costs, for this transaction.

Our Managers have adopted a related party transaction policy. Under this policy, a majority of our Managers and majority of our independent Managers must approve a material transaction that we enter into with a related party. As a result, we anticipate that all future transactions that we undertake with an affiliate or related party will be on terms believed by our management to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of our independent Managers.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences to a U.S. holder (as defined below) with respect to the purchase, ownership and disposition of the Notes. This summary is generally limited to U.S. holders who will hold the Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986 as amended, which we refer to as the Code, and who acquire the Notes in this offering at their “issue price.” This summary does not address special situations including those that may apply to particular holders such as exempt organizations, U.S. holders subject to the U.S. federal alternative minimum tax, non-U.S. citizens and foreign corporations or other foreign entities, dealers in securities, traders in securities that elect to mark to market, commodities or foreign currencies, financial institutions, insurance companies, regulated investment companies, U.S. holders whose “functional currency” is not the U.S. dollar, partnerships or other pass-through entities, and persons who hold the Notes in connection with a “straddle,” “hedging,” “conversion” or other risk reduction transaction.

This summary is based upon the Code, its legislative history, existing and proposed Treasury Regulations promulgated thereunder by the Internal Revenue Service, to whom we refer to as the “IRS”, court decisions, and rulings now in effect, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in federal income tax consequences different from those discussed below.

INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

A “U.S. holder” is a beneficial owner of the Notes, who is (1) a citizen or resident of the U.S., (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (4) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Taxation of Interest

It is expected that the Notes will be issued without original issue discount for federal income tax purposes. U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with their regular method of tax accounting.  If, however, the principal amount of the Notes exceeded their issue price by more than a de minimis amount, a U.S. holder will be required to include such excess income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Disposition, Redemption or Repurchase for Cash

U.S. holders generally will recognize capital gain or loss upon the sale, redemption (including any repurchase or prepayment by us for cash) or other taxable disposition of the Notes in an amount equal to the difference between:

•	the U.S. holder’s adjusted tax basis in the Notes (as the case may be); and

•
the amount of cash and fair market value of any property received from such disposition (other than amounts attributable to accrued interest on the Notes, which will be treated as interest for federal income tax purposes).

A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder. Gain or loss from the taxable disposition of the Notes generally will be long-term capital gain or loss if the note was held for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

We or our designated paying agent will, where required, report to U.S. holders of Notes or our membership interests and the IRS the amount of any interest paid on the Notes (or other reportable payments) in each calendar year and the amount of tax, if any, withheld with respect to such payments. Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a U.S. holder of Notes may be subject to backup withholding at the rate provided in Code section 3406(a)(1), which is currently 28 percent, with respect to dividends or other distributions, or interest paid on or the proceeds of a sale, exchange or redemption of, the Notes, unless such U.S. holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact; or provides correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS. THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

LEGAL PROCEEDINGS

No legal proceedings to which we are a party or which otherwise involve us currently exist.

PLAN OF DISTRIBUTION

We are offering the Notes pursuant to written solicitations (accompanied or preceded by a copy of the Prospectus) directed to our current and past investors, members of various evangelical denominational, non-denominational, church and ministry organizations, and possibly to members of specific churches and/or church organizations.

We are offering the Notes directly by certain of our officers and Managers. Currently, our designated officers and employees will provide services in placing the Notes. None of our officers will receive commission for their services in connection with the sale of the Notes other than their regular employment compensation. We plan to pay certain employees participating in the sale of the Notes compensation based on the amount of the Notes they place.

We may in the future engage one or more registered broker-dealer firms to serve as our agents in the sale of the Notes. We may pay these participating sales agents commissions and other compensation not exceeding two percent (2.0%) of the principal amount of the Notes they place.

We plan to sell the Notes in this offering through the second anniversary of the effective date of the registration statement for the Notes, i.e., __________, 2012, unless we sooner terminate the offering. Our ability to continue the offering until that time depends on, among other things, our continuing compliance with applicable federal and state securities laws.

Sales to IRAs

We may sell Notes under agreements with individual retirement accounts specifically permitting investment in the Notes. The minimum purchase for an IRA is $1,000 for a Fixed Series Note of 12 months or longer. Interest will be accumulated in the IRA purchaser’s account and posted on the last day of each calendar month and statements will be mailed to the custodian monthly. Under the terms of sale to an IRA, Notes may be redeemed upon 30 days’ advance written notice, although we may waive all or part of the 30-day notice requirement. This right to redeem will, however, be contingent upon sufficient funds being available at the time of the request. If sufficient funds are not available, we will inform the custodian requesting funds, and will schedule payment as soon as is practicable. Such inability to repay upon request will not be an event of default, providing payment can be made within a period not to exceed 30 days from date of request.

HOW TO PURCHASE A NOTE

Persons desiring to purchase a Note must complete, date and sign the applicable Purchase Application, a copy of which is included as Exhibit E to this prospectus, and return it to us together with payment in full for the aggregate principal amount of the Notes purchased. The Purchase Application is subject to acceptance by us within twenty-four hours of our receipt thereof. We may accept or reject a Purchase Application in our sole discretion. Any questions concerning the procedure for purchasing the Notes should be directed to Mr. Billy Dodson, 915 W. Imperial Highway, Suite 120, Brea, California, 92821. Our telephone number is 800-753-6742.

EXPERTS AND COUNSEL

The consolidated balance sheets as of December 31, 2008 and December 31, 2007 and the related consolidated statements of operations, equity, and cash flows for the fiscal years then ended have been included in this prospectus and reliance is made on the report of Hutchinson and Bloodgood LLP, a limited liability partnership, independent accountants, given on the authority of that firm as experts in accounting and auditing.

Rushall & McGeever, of Carlsbad, California, our special counsel, has passed on certain legal matters in connection with the Notes.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, which we refer to as the 1933 Act, relating to the Notes being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes our prospectus filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, which we refer to as the 1934 Act. The 1934 Act requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s internet website at http://www.sec.gov.

We are also subject to the information and periodic reporting requirements of the 1934 Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.
_________________

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements for the Nine Months Ended September 30, 2009 and 2008

CONSOLIDATED BALANCE SHEETS (UNAUDITED) AT SEPTEMBER 30, 2009 AND DECEMBER 31, 2008	F-2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)	F-3

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008	F-4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-5 - F-19

Consolidated Financial Statements for the Years Ended December 31, 2008 and 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-20

CONSOLIDATED BALANCE SHEETS	F-21

CONSOLIDATED STATEMENTS OF OPERATIONS	F-22

CONSOLIDATED STATEMENTS OF EQUITY	F-23

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-24

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-25 - F-47

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
SEPTEMBER 30, 2009 AND DECEMBER 31, 2008
 (Dollars in Thousands Except Unit Data)

	2009 (Unaudited)	2008
Assets:
Cash	$7,504	$14,889
Loans held for sale	$31,947	--
Loans receivable, net of allowance for loan losses of $721 and $489 as of September 30, 2009 and December 31, 2008, respectively	175,143	257,176
Accrued interest receivable	1,019	1,374
Property and equipment	259	262
Debt issuance costs	676	979
Other assets	569	415
Total assets	$217,117	$275,095

Liabilities and members’ equity
Liabilities:
Bank borrowings	$131,822	$185,146
Notes payable	70,770	75,774
Accrued interest payable	253	292
Other liabilities	413	1,132
Total liabilities	203,258	262,344

Members' Equity:
Series A preferred units, 1,000,000 units authorized, 117,600 units issued and outstanding at September 30, 2009 and December 31, 2008 (liquidation preference of $100 per unit)	11,760	11,760
Class A common units, 1,000,000 units authorized, 146,522 units issued and outstanding at September 30, 2009 and December 31, 2008	1,509	1,509
Retained earnings	628	--
Accumulated other comprehensive loss	(38)	(518)
Total members' equity	13,859	12,751
Total liabilities and members' equity	$217,117	$275,095

The accompanying notes are an integral part of these consolidated financial statements

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Interest income:
Interest on loans	$3,461	$4,057	$11,225	$9,188
Interest on interest-bearing accounts	50	109	260	261
Total interest income	3,511	4,166	11,485	9,449
Interest expense:
Bank borrowings	1,497	1,946	5,046	4,168
Notes payable	806	956	2,544	2,655
Total interest expense	2,303	2,902	7,590	6,823
Net interest income	1,208	1,264	3,895	2,626
Provision for loan losses	136	49	394	160
Net interest income after provision for loan losses	1,072	1,215	3,501	2,466
Non-interest income	4	4	9	34
Non-interest expenses:
Salaries and benefits	312	321	994	873
Marketing and promotion	3	4	19	11
Office operations	284	333	956	872
Legal and accounting	217	127	604	390
Total non-interest expenses	816	785	2,573	2,146
Income before provision for income taxes	260	434	937	354
Provision for income taxes	--	147	--	147
Net income	$260	$287	$937	$207

The accompanying notes are an integral part of these consolidated financial statements

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Dollars in Thousands)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$937	$207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	36	5
Amortization of deferred loan fees	(203)	(59)
Amortization of debt issuance costs	543	301
Provision for loan losses	394	160
Changes in:
Deferred income taxes	--	104
Accrued interest receivable	355	(762)
Other assets	(192)	356
Other liabilities	(231)	363
Net cash provided by operating activities	1,639	675

CASH FLOWS FROM INVESTING ACTIVITIES:
Loan purchases	(6,056)	(156,999)
Loan originations	(191)	(15,287)
Loan sales	28,455	--
Loan principal collections, net	27,686	31,609
Purchase of property and equipment	(33)	(108)
Net cash provided (used) by investing activities	49,861	(140,785)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in bank borrowings	(53,324)	140,533
Net changes in notes payable	(5,004)	13,206
Debt issuance costs	(239)	(40)
Purchase of preferred stock	--	1,158
Dividends paid on preferred stock	--	(50)
Dividends paid on preferred units	(318)	(362)
Net cash provided (used) by financing activities	(58,885)	154,445
Net increase (decrease) in cash	$(7,385)	$14,335
Cash at beginning of period	14,889	2,243
Cash at end of period	$7,504	$16,578
Supplemental disclosures of cash flow information
Interest paid	$7,630	$6,403
Non-cash activities:
Reclassification of loans held for investment to loans held for sale	$31,947	$--

The accompanying notes are an integral part of these consolidated financial statements

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accounting and financial reporting policies of MINISTRY PARTNERS INVESTMENT COMPANY, LLC (the “Company”, “we”, or “our”) and our wholly-owned subsidiary, Ministry Partners Funding, LLC, conform to accounting principles generally accepted in the United States and general financial industry practices.  The accompanying interim consolidated financial statements have not been audited.  A more detailed description of our accounting policies is included in our 2008 annual report filed on Form 10-K.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2009 and for the three and nine month periods ended September 30, 2009 and 2008 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the periods ended September 30, 2009 and 2008 are not necessarily indicative of the results for the full year.

1.  Summary of Significant Accounting Policies

Nature of Business

Ministry Partners Investment Company, LLC was incorporated in the state of California in 1991 and converted to a limited liability company form of organization under California law on December 31, 2008.  We are owned by a group of 13 federal and state chartered credit unions, none of which owns a majority of our voting common equity interests.  Two of the credit unions own only preferred units while the others own both common and preferred units.  Our offices are located in Brea, California.  We provide funds for real property secured loans for the benefit of evangelical churches and church organizations.  We fund our operations primarily through the sale of debt and equity securities and through other borrowings.  Most of our loans are purchased from our largest equity investor, the Evangelical Christian Credit Union (“ECCU”), of Brea, California. We also originate church and ministry loans independently.  Substantially all of our business operations currently are conducted in California and our mortgage loan investments are primarily concentrated in California.

In 2007, we created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”), which was formed to warehouse church and ministry mortgages purchased from ECCU or originated by us for later securitization or sale.  As of the date of this Report, MPF has not yet securitized any of its loans.  MPF was formed to serve as a financing vehicle that will purchase qualifying church mortgage loans pending the consummation of a securitization or other financing transaction that will enable such loans to be accumulated and sold to investors through the purchase of an interest in a securities instrument or sold to other investors.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and our wholly-owned subsidiary, MPF. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for loan losses represents a significant estimate by management.

Cash

We maintain deposit accounts with other institutions with balances that may exceed federally insured limits. We have not experienced any losses in such accounts.

We are required to maintain certain cash balances on hand in conjunction with our borrowing arrangement under a credit facility with BMO Capital Markets Corp., as more particularly described in Note 4.

Interest Rate Swap and Interest Rate Cap Agreements

For asset/liability management purposes, we use interest rate swap agreements or interest rate caps to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts.  Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.  The notional amount on which the interest payments are based is not exchanged.  These swap agreements are derivative instruments that convert a portion of  our variable-rate debt to a fixed rate (cash flow hedge), and convert a portion of our fixed-rate loans to a variable rate (fair value hedge).

An interest rate cap is an option contract that protects the holder from increases in short-term interest rates by making a payment to the holder at the end of each period when an underlying interest rate (the "index" or "reference" interest rate) exceeds a specified strike rate (the "cap rate"). Similar to an interest rate swap, the notional amount on which the payment is made is never exchanged. An interest cap is purchased for a premium and typically will have a term ranging from 1 - 7 years. When an interest rate cap is purchased, payments to the holder are made on a monthly, quarterly or semiannual basis, with the period generally based upon the maturity of the index interest rate.  For each period, the payment is determined by comparing the current level of the index interest rate with the cap rate.  If the index rate exceeds the cap rate, the payment is based upon the difference between the two rates, the length of the period, and the notional amount.  Otherwise, no payment is made for that period.  We utilize interest rate caps to mitigate our upside risk to rising interest rates.

The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.  The ineffective portion of the gain or loss on the derivative instrument, if any, is recognized currently in earnings.

For cash flow hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the hedged debt is deferred and amortized into net interest income over the life of the hedged debt.  The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately in non-interest income.

Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing us to risk.  Those derivative financial instruments that do not meet specified hedging criteria would be recorded at fair value with changes in fair value recorded in income.  If periodic assessment indicates derivatives no longer provide an effective hedge, the derivative contracts would be closed out and settled, or classified as a trading activity.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the items being hedged.

Debt Issuance Costs

Debt issuance costs are related to our bank borrowings as well as to our public offering of unsecured notes and are amortized into interest expense over the contractual terms of the debt securities.

Conversion to LLC

Effective as of December 31, 2008, we have converted our form of organization from a corporation organized under California law to a limited liability company organized under the laws of the State of California.  With the filing of Articles of Organization-Conversion with the California Secretary of State, the separate existence of Ministry Partners Investment Corporation ceased and the entity continued by operation of law under the name Ministry Partners Investment Company, LLC.

By operation of law, the converted entity continued with all of the rights, privileges and powers of the corporate entity and we are managed by a group of managers that previously served as our Board of Directors.  Our executive officers and key management team remained intact.  The converted entity by operation of law possessed all of the properties and assets of the converted corporation and remains responsible for all of the notes, debts, contract claims and obligations of the converted corporation.

With the conversion to the limited liability company form of organization, we have combined in a single entity the best features of other organizational structures, thereby permitting our owners to obtain the benefit of a corporate limited liability shield, the pass-through tax and distribution benefits of a partnership, the avoidance of a corporate level tax and the flexibility of making allocations of profit, loss and distributions offered by  partnership treatment under the Internal Revenue Code.

Since the conversion became effective, we are managed by a group of managers that provides oversight of our affairs and carries out their duties similar to the role and function that the Board of Directors performed under our previous bylaws.  Operating like a Board of Directors, the managers have full, exclusive and complete discretion, power and authority to oversee the management of our affairs.  Instead of Articles of Incorporation and Bylaws, our management structure and governance procedures are now governed by the provisions of an Operating Agreement that has been entered into by and between our managers and members.

Income Taxes

Through December 30, 2008, we were organized as a California corporation and taxed under the Internal Revenue Code as a C corporation.  As a result, we recorded all current and deferred income taxes arising from our operations through that date. Deferred income tax assets and liabilities were determined based on the tax effects of temporary differences between the book and tax bases of our various assets and liabilities.

Effective December 31, 2008, we converted our form of organization from a C corporation to a California limited liability company (the “LLC”).  As an LLC, we are treated as a partnership for income tax purposes.  As a result, we are no longer a tax-paying entity for federal or state income tax purposes, and no federal or state income tax will be recorded in our financial statements after the date of conversion.  Income and expenses of the entity will be passed through to the members of the LLC for tax reporting purposes. We will become subject to a California gross receipts fee of approximately $12,000 per year for years ending on and after December 31, 2009.

Although we are  no longer a U.S. income tax-paying entity beginning in 2009, we are nonetheless subject to Accounting Standards Codification 740, Income Taxes (“ASC 740”), for all “open” tax periods for which the statute of limitations has not yet run.  ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

Loans Held for Sale

Loans originated for sale in the foreseeable future in the secondary market are carried at the lower of aggregate cost or market value.  Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.  Gains and losses on sales of loans are recognized at the trade date. All sales are made without recourse.

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding unpaid principal balance less an allowance for loan losses, and adjusted for deferred loan fees and costs. Interest income on loans is accrued on a daily basis using the interest method. Loan origination fees and costs are deferred and recognized as an adjustment to the related loan yield using the straight-line method, which results in an amortization that is materially the same as the interest method.

The accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

We set aside an allowance or reserve for loan losses through charges to earnings, which are shown in our Consolidated Statements of Operations as the provision for loan losses.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon our periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of general and unallocated components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating general losses in the portfolio.  A specific component of the allowance also is considered in the event a loan becomes impaired.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

New Accounting Pronouncements

In August 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2009-05, “Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value”.  This ASU provides amendments for fair value measurements of liabilities.  It provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more techniques.  ASU 2009-05 also clarifies that when estimating a fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability.  ASU 2009-05 is effective beginning on October 1, 2009.   We are assessing the impact of ASU 2009-05 on our financial condition, results of operations, and disclosures.

In June 2009, the FASB issued ASU No. 2009-01 (formerly Statement No. 168), “Topic 105 - Generally Accepted Accounting Principles - FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles.” The Codification is the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP).  The Codification does not change current GAAP, but is intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents are superseded and all other accounting literature not included in the Codification is considered nonauthoritative.  The Codification is effective for interim or annual reporting periods ending after September 15, 2009.  We have made the appropriate changes to GAAP references in our financial statements.

In June 2009, the FASB issued Statement No. 167, “Amendments to FASB Interpretation No. 46(R)” (SFAS 167).  SFAS 167 amends the consolidation guidance applicable to variable interest entities.  The amendments to the consolidation guidance affect all entities currently within the scope of FIN 46(R), as well as qualifying special-purpose entities (QSPEs) that are currently excluded from the scope of FIN 46(R).  SFAS 167 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009.  We do not believe that the adoption of SFAS 167 will have an impact on our consolidated financial statements.

In June 2009, the FASB issued Statement No. 166, “Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140” (SFAS No. 166).  SFAS 166 amends the derecognition accounting and disclosure guidance relating to SFAS 140.  SFAS 166 eliminates the exemption from consolidation for QSPEs. It also requires a transferor to evaluate all existing QSPEs to determine whether they must be consolidated in accordance with SFAS 166.  SFAS 166 is effective as of the beginning of the first annual reporting period that begins after November 15, 2009.  We are assessing the impact of SFAS 166 on our financial condition, results of operations, and disclosures.

In May 2009, the FASB issued Accounting Standards Codification (ASC) 855 (formerly Statement No. 165), “Subsequent Events”.  ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued.  ASC 855 is effective for interim or annual periods ending after June 15, 2009.  We have adopted the provisions of ASC 855 in our financial statements, as more particularly described in Note 11, Subsequent Events.

In April 2009, the FASB issued ASC 825 (formerly FASB Staff Position (FSP) 107-1 and APB 28-1), “Interim Disclosures about Fair Value of Financial Instruments.”  ASC 825 requires a public entity to provide disclosures about fair value of financial instruments in interim financial information.  ASC 825 is effective for interim and annual financial periods ending after June 15, 2009.  As a result of adopting the provisions of ASC 825 on June 30, 2009, we are now disclosing information about the fair value of our financial instruments on a quarterly basis.

In April 2009, the FASB issued ASC 320 (formerly Staff Position FAS 115-2, FAS 124-2 and EITF 99-20-2), “Recognition and Presentation of Other-Than-Temporary-Impairment.”  ASC 320 (i) changes existing guidance for determining whether an impairment of debt securities is other than temporary and (ii) replaces the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired security until recovery with a requirement that management assert: (a) it does not have the intent to sell the security; and (b) it is more likely than not it will not have to sell the security before recovery of its cost basis.  Under ASC 320, declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses to the extent the impairment is related to credit losses.  The amount of impairment related to other factors is recognized in other comprehensive income.  ASC 320 is effective for interim and annual periods ending after June 15, 2009.  We adopted the provisions of ASC 320 on April 1, 2009.  The adoption of ASC 320 effective as of April 1, 2009 did not have a material impact on our consolidated financial statements.

In April 2009, the FASB issued ASC 820 (formerly FSP FAS 157-4), “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.”  ASC 820 affirms the objective of fair value when a market is not active, clarifies and includes additional factors for determining whether there has been a significant decrease in market activity, eliminates the presumption that all transactions are distressed unless proven otherwise, and requires an entity to disclose a change in valuation technique.  ASC 820 is effective for interim and annual periods ending after June 15, 2009.  We adopted the provisions of ASC 820 on April 1, 2009.  The provisions of ASC 820 did not have a material impact on our financial condition and results of operations.

2.  Related Party Transactions

We maintain most of our cash funds at ECCU, our largest equity investor. Total funds held with ECCU were $6.8 million and $12.0 million at September 30, 2009 and December 31, 2008, respectively. Interest earned on funds held with ECCU totaled $229.3 thousand and $230.2 thousand for the nine months ended September 30, 2009 and 2008, respectively.

We lease physical facilities and purchase other services from ECCU pursuant to a written lease and services agreement. Charges of $149.6 thousand and $116.6 thousand for the nine months ended September 30, 2009 and 2008, respectively, were incurred for these services and are included in office operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided.  We believe that this method is reasonable.

In accordance with a mortgage loan purchase agreement entered into by and between us and ECCU and a mortgage loan purchase agreement entered into by and between MPF and ECCU, we or our wholly-owned subsidiary, MPF, purchased $6.3 million and $157.2 million of loans from ECCU during the nine months ended September 30, 2009 and 2008, respectively.  This includes $59.0 thousand purchased by MPF during the nine months ended September 30, 2009.  We recognized $10.3 million and $7.9 million of interest income on loans purchased from ECCU during the nine months ended September 30, 2009 and 2008, respectively.  ECCU retains the servicing rights on loans it sells to MPF and currently acts as the servicer for any loans we purchase from ECCU.  We paid loan servicing fees to ECCU of $510.5 thousand and $518.6 thousand in the nine months ended September 30, 2009 and September 30, 2008, respectively.

From time to time, we or our wholly-owned subsidiary, MPF, have sold our mortgage loan investments to ECCU in isolated sales for short term liquidity purposes.  In addition, federal credit union regulations require that a borrower must be a member of a participating credit union in order for a loan participation to be an eligible investment for a federal chartered credit union.  ECCU has from time to time repurchased from MPIC fractional participations in our loan investments which ECCU already services, usually around 1% of the loan balance, to facilitate compliance with NCUA rules when we were selling participations in those loans to federal credit unions.  During the nine month period ended September 30, 2009, $74.0 thousand in loan participation interests were sold to ECCU.  During this period, an additional $2.2 million of whole loans were sold back to ECCU. Each sale or purchase of a mortgage loan investment or participation interest was consummated under our Related Party Transaction Policy that has been adopted by our managers.  No gain or loss was incurred on these sales.  No loans were sold back to ECCU during the nine months ended September 30, 2008.

On December 14, 2007, the Board of Directors appointed R. Michael Lee to serve as a Company director.  Mr. Lee serves as President, Midwest Region, of Members United Corporate Federal Credit Union (“Members United”), which is one of our lenders.  Please review Note 4 for more detailed information regarding our borrowings from Members United.  In addition, Mark G. Holbrook, our Chairman and Chief Executive Officer, is a full time employee of ECCU and two of our managers, Mark A. Johnson and Scott T. Vandeventer, are employees of ECCU.  One of our managers also serves as Vice Chairman of the ECCU Board of Directors.

3.  Loans Receivable and Allowance for Loan Losses

We originate church mortgage loans, participate in church mortgage loans made by ECCU, and also purchase entire church mortgage loans from ECCU.  Loans yielded a weighted average of 6.46% as of September 30, 2009, compared to a weighted average yield of 6.60% as of September 30, 2008. ECCU currently acts as our servicer for these loans, charging a service fee to us.

An allowance for loan losses of $721 thousand as of September 30, 2009 and $489 thousand as of December 31, 2008 has been established for loans receivable. We have not experienced a loan charge-off and, as of September 30, 2009, we believe that the allowance for loan losses is appropriate.

As of September 30, 2009, we had $31.9 million of loans classified as loans held for sale.  Based on recent sales of similar loans, we believe we can sell these loans at par value.  Therefore, the loans are carried at cost.  Proceeds from the sale will be used to pay off the unpaid principal balance on MPF’s borrowing facilities with BMO Capital Markets Corp.

Non-performing loans include non-accrual loans, loans 90 days or more past due and still accruing, and restructured loans.  Non-accrual loans represent loans on which interest accruals have been discontinued.  Restructured loans are loans in which the borrower has been granted a concession on the interest rate or the original repayment terms due to financial distress. Non-performing loans are closely monitored on an ongoing basis as part of our loan review and work-out process.  The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral or the present value of projected future cash flows.  The following is a summary of our nonperforming loans:

	September 30 2009		December 31 2008	September 30 2008
Non-accrual loans	$15,760	1	$2,700	$--
Loans 90 days or more past due and still accruing	--		--	--
Restructured loans	7,639		2,287	--
Total nonperforming loans	$23,399		$4,987	$--

Foregone interest on nonaccrual loans2	$255		$92	$--

Nonperforming loans as a percentage of total loans	13.3%		1.9%	--
___________________________
1 Includes $9.3 million of restructured loans on non-accrual status.
2 Additional interest income that would have been recorded during the period if the nonaccrual loans had been current in accordance with their original terms.

We had three nonaccrual loans as of September 30, 2009, up from one nonaccrual loan at December 31, 2008. As of September 30, 2009, we have had no history of foreclosures on any secured borrowings, but we have two loans totaling $5.4 million that are in foreclosure proceedings.

4.  Line of Credit and Other Borrowings

Members United Facilities

On October 12, 2007, we entered into two note and security agreements with Members United. Members United is a federally chartered credit union located in Warrenville, Illinois, which provides financial services to member credit unions. One note and security agreement is for a secured $10 million revolving line of credit, which is referred to as the “$10 Million LOC,” and the other is for a secured $50 million revolving line of credit.  The latter was amended on May 8, 2008 to allow us to borrow up to $100 million through the revolving line of credit. We refer to this as the “$100 Million CUSO Line.” Both credit facilities are secured by certain mortgage loans. We use the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for mortgage loan investments.  We may use proceeds from either loan to service other debt securities.

On August 27, 2008, we borrowed the entire $10 million available on the $10 Million LOC at a rate of 3.47%.  As a result of this financing, the $10 Million LOC was converted to a term loan with a maturity date of August 26, 2011.  The loan bears interest payable monthly at a floating rate based on the one month London Inter-Bank Offered Rate (“LIBOR”) plus 100 basis points.  The interest rate on the Members United $10 Million LOC will be reset monthly.  Since the credit facility expired on September 1, 2008, no new borrowings may be made under this loan facility.  As of September 30, 2009 and December 31, 2008, there was a $10.0 million outstanding balance on the Members United $10 Million LOC.

Under the $100 Million CUSO Line, we may request advances under a “demand loan” or “term loan”.  A demand loan is a loan with a maximum term of one year and a variable rate based upon the prime rate quoted by the Wall Street Journal, as adjusted by a spread as determined by Members United.  A term loan is a fixed or variable loan that has a set maturity date not to exceed twelve years.

Future maturities of the tranches of the $10 Million LOC and $100 Million CUSO Line during the twelve months ending September 30, 2010, and 2011, are as follows:

2010	$77,975
2011	21,900
$99,875

During the period when draws may be made, each advance on the $100 Million CUSO Line will accrue interest at either the offered rate by Members United for a fixed term draw or the rate quoted by Bloomberg for the Federal Funds open rate plus 125 basis points for a variable rate draw.  Once the $100 Million CUSO Line is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  We are obligated to make interest payments on the outstanding principal balance of all demand loans and term loan advances at the applicable demand loan rate or term loan rate on the third Friday of each month.

As of September 30, 2009 and December 31, 2008, the balance on the $100 Million CUSO Line was $89.9 million and the weighted average interest rate on our borrowings under this facility was 4.35% and 4.33%, respectively.  Pursuant to the terms of our promissory note with Members United, once the loan is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  In addition, the term loan interest rate will be specified by Members United and will be repriced to a market fixed or variable rate to be determined at the time the loan is restructured.

In September, 2008, Members United decided that it would not advance any additional funds on the $100 Million CUSO Line and we entered into negotiations with Members United to convert the line of credit facility to a term loan arrangement with a mutually acceptable interest rate.  On July 6, 2009, the interest rates on two tranches of these term loans in the amounts of $42.8 million and $24 million were adjusted.  In addition, the interest rate on the $2.8 million tranche was adjusted on August 18, 2009.

We are continuing to negotiate with Members United regarding the interest rate to be charged on this facility once the outstanding amounts that become due are termed out over a five year period with a 30 year amortization schedule.  The interest rate on the $24 million tranche that was scheduled for adjustment on July 6, 2009 has been extended on a month-to-month basis at a variable rate equal to the Federal Funds open rate plus 1.25%.  The $42 million tranche that was scheduled to be adjusted in July, 2009 has been adjusted to a rate of 6.5%.  While we anticipate that we will be able to successfully restructure our debt obligations with Members United on the $78.0 million and $11.9 million tranches on the $100 Million CUSO Line that mature in 2010 and 2011, respectively, failure to reach acceptable terms on this facility could have a material adverse effect on our results of operations.

Both credit facilities are recourse obligations secured by designated mortgage loans. We must maintain collateral in the form of eligible mortgage loans, as defined in Member United line of credit agreements, of at least 111% of the outstanding balance on the lines, after the initial pledge of $5 million of mortgage loans. As of September 30, 2009 and December 31, 2008, approximately $111.8 million and $111.4 million of loans, respectively, were pledged as collateral for the $100 Million CUSO Line and the $10 Million Members United term loan. We have the right to substitute or replace one or more of the mortgage loans serving as collateral for these credit facilities.

Both credit facilities contain a number of standard borrower covenants, including affirmative covenants to maintain the collateral free of liens and encumbrances, to timely pay the credit facilities and our other debt, and to provide Members United with current financial statements and reports.  We were in compliance with these covenants as of September 30, 2009.

BMO Facility

On October 30, 2007, MPF entered into a Loan, Security, and Servicing agreement with BMO Capital Markets Corp., as agent (“BMO Capital”) and Fairway Finance Company, LLC (“Fairway”), its subsidiary, as lender.  MPF was formed as a special purpose wholly-owned, bankruptcy remote, limited liability company under Delaware law for the purpose of serving as an acquisition vehicle that would purchase qualifying mortgage loans that we or ECCU originate.  The agreement provides for, among other things, a $150,000,000 line of credit for the purpose of purchasing and warehousing loans for later securitization (the “BMO Facility”).  As of September 30, 2009 and December 31, 2008, the balance on the BMO Capital line of credit was $31.9 million and $85.3 million, respectively.  Interest is calculated at the rate at which the lender issues commercial paper plus 1.75%.  The interest rate on the amount outstanding as of September 30, 2009 and December 31, 2008 was 2.14% and 2.09%, respectively.  Although the BMO Facility has a termination date of October 30, 2010, the termination date may be accelerated if certain termination events occur under the loan documents.

The line is secured by a first priority interest in eligible receivables of MPF, as defined in the loan agreement.  Under the terms of this facility, MPF must maintain the greater of (i) a minimum borrowing equity of $20 million, or (ii) a 75% maximum loan to asset ratio relative to the balance of eligible mortgage loans, as adjusted for certain concentration limits. At September 30, 2009 and December 31, 2008, we were in compliance with this requirement. At September 30, 2009 and December 31, 2008, all of MPF’s $66.8 million and $114 million of loans receivable, respectively, were pledged as collateral for the BMO Facility. The restricted cash maintained by MPF related to this line was $3.0 million and $10.4 million at September 30, 2009 and December 31, 2008, respectively.

The BMO Facility contains standard borrower representations, covenants and events of default, including failing to make required payments on the credit facility, failing to timely cure a borrowing base deficit, incurrence of a default under MPF’s mortgage loan purchase agreements, the occurrence of an event causing termination of the servicing agreement, the occurrence of a material adverse event that affects MPF's ability to collect on its mortgage loan investments, and other default provisions typical of warehouse financing agreements. The agreements also contain customary borrower affirmative and negative covenants that require MPF to operate its activities as a special purpose bankruptcy remote entity, and to conduct its affairs and operations with us and any other affiliated entities on an arms-length basis.

We were advised in October, 2008 that the Bank of Montreal, which provided Fairway with a liquidity guarantee, chose not to renew its agreement to serve as the liquidity bank for the BMO Facility.  Because of the Bank of Montreal’s decision to terminate its liquidity arrangement, a “facility termination date” occurred under the BMO Facility loan documents.  As a result, MPF could make no new borrowings under the facility.  In addition, all funds held in the facility collection account that were received from borrowers were required to be used to pay all outstanding costs and expenses due under the facility, then to accrued and unpaid interest on the outstanding balance of the facility and any remaining amounts applied to reduce the loan balance to zero.  Since all interest and principal repayments generated by MPF have been reserved and applied to the BMO Facility, any excess earnings generated from our investment in MPF have been trapped and have been unavailable to us for liquidity and cash flow purposes.

Effective as of June 5, 2009, our wholly-owned subsidiary, MPF, entered into an Omnibus Amendment to Loan, Security and Servicing Agreement and Fee Agreement (the “Omnibus Amendment”) with Fairway, ECCU, BMO Capital, U.S. Bank National Assocation and Lyon Financial Services (d/b/a U.S. Bank Portfolio Services), pursuant to which the parties agreed to certain modifications and amendments to the BMO Facility.  Under the Omnibus Amendment, the parties agreed to:

•
eliminate any requirement that MPF is obligated to enter into a term securitization financing transaction, whole loan sale or other refinancing event in an amount equal to or greater than $50 million for the purpose of completing a takeout financing arrangement for certain mortgage loans held in the BMO Facility;

•	reduce the amount of working capital that MPF is required to maintain under the BMO Facility from $10 million to $3 million;
•
grant to MPF an extension of time to comply with certain eligible mortgage loan vintage requirements that provide that no mortgage loan may remain pledged as collateral for more than 18 months (the “Vintage Loan Requirement”);

•
eliminate a requirement that MPF enter into a hedge transaction on each borrowing date and on each date that any hedge transaction expires and require instead that MPF enter into a hedge transaction complying with the terms of the Omnibus Amendment;

•
on each monthly “settlement date,” MPF will deposit into a reserve account an amount equal to the premium that will be needed to purchase a LIBOR Cap that will enable MPF to purchase hedge protection against unexpected changes in interest rates for the period that any mortgage loan pledged as collateral is scheduled to be repaid (the “LIBOR Cap Premium”);

•
prior to each settlement date, MPF will request that a hedge counterparty furnish us with confirmation of the LIBOR Cap Premium for all outstanding LIBOR Caps after estimating the expected payoff dates for the mortgage loans pledged as collateral and determining the hedge rate to purchase an interest rate cap;

•
on each settlement date, MPF will deposit funds into the reserve account in an amount equal to the aggregate LIBOR Cap Premiums as of such date over the amount then on deposit in the reserve account; and

•
set the “spread” on the interest rate to be charged under the BMO Facility at 1.75% over the commercial paper rate, unless an event of default occurs, which event would trigger a default rate of prime rate plus 2.0%.

As required by the Omnibus Amendment, MPF paid to BMO Capital an amendment fee of $228 thousand and MPF agreed to reduce the unpaid principal balance of the BMO Facility from approximately $78.9 million at March 31, 2009 to $50.7 million as of June 5, 2009.  On May 21, 2009, we purchased 21 mortgage loans from MPF for an aggregate purchase price of $21.9 million.  The net proceeds received by MPF from the sale of these mortgage loans was applied to reduce MPF’s outstanding indebtedness under the BMO Facility.

On July 15, 2009, MPF, ECCU and BMO Capital entered into a waiver agreement pursuant to which BMO Capital agreed to waive certain hedging requirements under the terms of the BMO Facility.  As a result of this waiver, MPF will not be required to cure a “hedge deficit” or “hedge surplus” in excess of 10% in order to prevent a default under the BMO Facility.

Under the terms of the Omnibus Amendment, a “facility termination event” occurred effective as of October 31, 2008.  As a result, MPF can make no new borrowings on the facility and all funds held or received by the facility collection account from payments of principal and interest and loan prepayments have been applied on an accelerated basis to the unpaid balance on the facility.  In addition, the BMO Facility loan documents provide that a mortgage loan which has been in the facility for more than 18 months may not be pledged as collateral under the BMO Facility.  Because of the Vintage Loan Requirement, we expect that we will be required to pay off the facility during the first quarter of 2010.

Effective as of September 30, 2009, MPF, our wholly-owned subsidiary, entered into Omnibus Amendment No. 2 to Loan, Security and Servicing Agreement and Fee Agreement (“Amendment No. 2 to the BMO Facility”) with Fairway, ECCU, BMO Capital, U.S. Bank National Association and Lyon Financial Services (d/b/a U.S. Bank Portfolio Services) pursuant to which the parties agreed to certain modifications and amendments to the BMO Facility.

By entering into Amendment No. 2 to the BMO Facility, effective as of September 30, 2009, we agreed to eliminate the Vintage Loan Requirement and replace it with a requirement that we pay down the BMO Facility on the following schedule (dollars in thousands):

Date of Determination	Loan Limit
Prior to October 14, 2009	$31,892
On or after October 14, 2009 and prior to November 14, 2009	$30,000
On or after November 14, 2009 and prior to December 14, 2009	$20,000
On or after December 14, 2009 and prior to January 14, 2010	$10,000
On or after January 14, 2010 and prior to February 14, 2010	$5,000
On or after February 14, 2010 and prior to March 14, 2010	$2,500
On or after March 14, 2010	$0

Under the Amendment No. 2 to the BMO Facility, the parties further agreed to:

•	delete the Vintage Loan Requirement under the BMO Facility;
•
establish that our borrowing rate under the BMO Facility will be the one month commercial paper LIBOR rate plus a “spread” that (i) prior to the occurrence of an event of default and prior to January 1, 2010, will be set at 1.75%; (ii) on or after January 1, 2010, will be set at 3.00%; or (iii) following the occurrence of an event of default, the facility rate will be set at the prime rate plus 2%;

•
provide that MPF will be required to pay all costs incurred in the registration, collection, enforcement or amendment of the BMO Facility loan documents and that each hedge counterparty will be entitled to its pro rata amounts due under such applicable hedge agreement or for hedge brokerage costs before any amendments in the BMO Facility are used to repay all or any portion of the loan balance due under the facility; and

•
confirm that any breach or violation of the BMO Facility loan documents resulting solely from a “borrowing base deficit” that occurred prior to September 30, 2009 will be waived under the BMO Facility.

By entering into the Amendment No. 2 to the BMO Facility, we have provided for a more feasible and less restrictive pay-off schedule for the facility and have removed the Vintage Loan Requirement that previously existed under the BMO Facility loan documents that effectively required us to remove any mortgage loans from the facility after they had been in the facility for more than 18 months.

We intend to generate funds to satisfy our indebtedness under the BMO Facility through (i) the collection of  principal and interest and loan prepayments from loans that are held in the facility; (ii) the sale of debt securities under our U.S. Securities and Exchange Commission registered offering of Class A Notes; (iii) the sale of mortgage loans or participation interests; (iv) a refinancing transaction; or (v) a combination of these capital raising alternatives.  We have made all payments due on the BMO Facility on a timely basis and, as of the date of this Report, are in compliance with all covenants that we are required to comply with under the facility.  While we expect that we will be able to pay off the principal balance of the BMO Facility during the first quarter of 2010 through one or more of the capital raising initiatives discussed above, no assurances can be given that we will be successful in our efforts to pay off the BMO Facility by March 14, 2010.  In that event, we will be forced to seek concessions or a waiver from BMO Capital or liquidate mortgage loan investments that we own.

5.  Notes Payable

We have the following unsecured notes payable at September 30, 2009 (dollars in thousands):
		Weighted Average Interest Rate
Class A Offering	$43,344	3.97%
Special Offering	8,691	4.67%
Special Subordinated Note	2,653	7.00%
International Offering	419	4.48%
National Alpha Offering (Note 6)	15,663	5.46%
Total	$70,770	4.50%

Future maturities during the twelve months ending September 30 are as follows (dollars in thousands):

2010	$42,357
2011	7,511
2012	3,004
2013	5,959
2014	6,652
Thereafter	5,287
$70,770

The National Alpha Offering notes referenced in the table above have been registered in public offerings pursuant to registration statements filed with the U.S. Securities and Exchange Commission (the “Alpha Class Notes”).  All Alpha Class Notes are our unsecured obligations and pay interest at stated spreads over an index rate that is adjusted every month.  Interest can be reinvested or paid at the investor’s option.

The Alpha Class Notes contain covenants pertaining to limitations on restricted payment, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  The Alpha Class Notes require us to maintain a minimum tangible adjusted net worth, as defined in the Alpha Class Loan and Trust Agreement (the “Alpha Class Trust Indenture”), of not less than $4.0 million.  We are not permitted to issue any Alpha Class Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  Our other indebtedness, as defined in the Alpha Class Trust Indenture, and subject to certain exceptions enumerated therein, may not exceed $10.0 million outstanding at any time while any Alpha Class Note is outstanding.  We were in compliance with these covenants as of September 30, 2009 and December 31, 2008.  Effective April 18, 2008, we discontinued the sale of our Alpha Class Notes.  On October 7, 2008, U.S. Bank National Association succeeded King Trust Company, N.A., as trustee of the Alpha Class Notes under the terms of a trust indenture agreement.

Historically, most of our unsecured notes have been renewed by investors upon maturity.  Because we have discontinued our sale of Alpha Class Notes effective as of April 18, 2008, all holders of such notes that mature in the future may reinvest such sums by purchasing our Class A Notes that have been registered with the Securities and Exchange Commission (see Note 6 below).  For matured notes that are not renewed, we fund the redemption through proceeds we receive from the repayment of the mortgage loans that we hold.

6.  National Offering

In July 2001, we registered with the U.S. Securities and Exchange Commission (the “SEC”) $25.0 million of Alpha Class Notes issued pursuant to an Alpha Class Trust Indenture which authorized the issuance of up to $50.0 million of such notes.  In April 2003, we registered with the SEC an additional $25.0 million of Alpha Class Notes.  In April 2005, we registered with the SEC $50.0 million of new Alpha Class Notes issued pursuant to the Alpha Class Trust  Indenture which authorized the issuance of up to $200.0 million of such notes.  In May 2007, we registered with the SEC an additional $75.0 million of the new Alpha Class Notes. At September 30, 2009 and December 31, 2008, $15.6 million and $24.2 million of these Alpha Class notes were outstanding, respectively.

In April 2008, we registered with the SEC $80.0 million of new Class A Notes in three series, including a Fixed Series, Flex Series and Variable Series.  This is a "best efforts" offering and is expected to continue through April 30, 2010.  The offering includes three categories of notes, including a fixed interest note, a variable interest note, and a flex note, which allows borrowers to increase their interest rate once a year with certain limitations.  The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index, an index that is based upon a weekly average Swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. These notes bear interest at the Swap Index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months.  The interest rates we pay on the Variable Series Notes are determined by reference to the Variable Index in effect on the date the interest rate is set and bear interest at a rate of the Swap Index plus a rate spread of 1.50% to 1.80%.  Effective as of January 5, 2009, the Variable Index is defined under the Class A Notes as the three month LIBOR rate.  The notes were issued under a  Supplemental Agreement with Consent of Holders to Loan and Trust Agreement (the “US Bank Indenture”) between us and U.S. Bank National Association (“US Bank”).  The Class A Notes are part of up to $200 million of Class A Notes we may issue pursuant to the US Bank Indenture.  The US Bank Indenture covering the Class A Notes contains covenants pertaining to a minimum fixed charge coverage ratio, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  We were in compliance with these covenants at September 30, 2009.  At September 30, 2009, $43.3 million of these Class A Notes were outstanding.

7.  Preferred and Common Units Under LLC Structure

On December 31, 2008, both our Class I Preferred Stock and Class II Preferred Stock were converted into Series A Preferred Units pursuant to a Plan of Conversion adopted by our shareholders. The Series A Preferred Units are entitled to a cumulative preferred return, payable quarterly in arrears, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year LIBOR rate in effect on the last day of the calendar month in which the preferred return is paid (“Preferred Return”).  In addition, the Series A Preferred Units are entitled to an annual preferred distribution, payable in arrears, equal to 10% of our profits less the Preferred Return (“Preferred Distribution”).

The Series A Preferred Units have a liquidation preference of $100 per unit; have no voting rights; and are subject to redemption in whole or in part at our election on December 31 of any year, for an amount equal to the liquidation preference of each unit, plus any accrued and unpaid Preferred Return and Preferred Distribution on such units. The Series A Preferred Units have priority as to earnings and distributions over our Class A Common Units.  We have a right of first refusal in the event that one of our Class A Common Unit or Series A Preferred Unit holders proposes to sell or transfer such units.  If we fail to pay a Preferred Return for four consecutive quarters, the holders of the Series A Preferred Units have the right to appoint two managers.

On December 31, 2008, our common stock was converted into Class A Common Units under the Plan of Conversion that was adopted by our shareholders.  In accordance with the terms of the Plan of Conversion and Operating Agreement approved by our shareholders and managers, all voting rights are held by the holders of our Class A Common Units.

8.  Interest Rate Swap and Interest Rate Cap Agreements

We have utilized stand-alone derivative financial instruments in the form of interest rate swap and interest rate cap agreements, which derive their value from underlying interest rates.  These transactions involve both credit and market risk.  The notional amounts are amounts on which calculations, payments, and the value of the derivative are based.  Notional amounts do not represent direct credit exposures.  Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any.  Such differences, which represent the fair value of the derivative instruments, are reflected on our consolidated balance sheets as other assets and other liabilities.

We are exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements.  We control the credit risk of our financial contracts through credit approvals, limits and monitoring procedures, and do not expect any counterparties to fail their obligations.  We deal only with primary dealers.

Derivative instruments are generally either negotiated over-the-counter (“OTC”) contracts or standardized contracts executed on a recognized exchange.  Negotiated OTC derivative contracts are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise prices and maturity.  Although we have used interest rate swap agreements from time to time in the past,  we currently have no interest rate swap contracts in place.  We do, however, currently have interest rate cap agreements in place.

Risk Management Policies – Hedging Instruments

The primary focus of our asset/liability management program is to monitor the sensitivity of our net portfolio value and net income under varying interest rate scenarios to take steps to control our risks.  On a quarterly basis, we simulate the net portfolio value and net income expected to be earned over a twelve-month period following the date of simulation.  The simulation is based on a projection of market interest rates at varying levels and estimates the impact of such market rates on the levels of interest-earning assets and interest-bearing liabilities during the measurement period.  Based upon the outcome of the simulation analysis, we consider the use of derivatives as a means of reducing the volatility of net portfolio value and projected net income within certain ranges of projected changes in interest rates.  We evaluate the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates.

Interest Rate Risk Management – Cash Flow Hedging Instruments

We use long-term variable rate debt as a source of funds for use in our lending and investment activities and other general business purposes.  These debt obligations expose us to variability in interest payments due to changes in interest rates.  If interest rates increase, interest expense increases.  Conversely, if interest rates decrease, interest expense decreases.  We believe it is prudent to limit the variability of a portion of our interest payment obligations and, therefore, generally hedge a portion of our variable-rate interest payments.  To meet this objective, in the past, we have entered into interest rate swap agreements whereby we receive variable interest rate payments and agree to make fixed interest rate payments during the contract period.

Another way to hedge our exposure to variable interest rates is through the purchase of interest rate caps.  An interest rate cap is an option contract that protects the holder from increases in short-term interest rates by making a payment to such holder when an underlying interest rate (the "index" or "reference" interest rate) exceeds a specified strike rate (the "cap rate"). Similar to an interest rate swap, the notional amount on which the payment is made is never exchanged. Interest rate caps are purchased for a premium and typically have expirations between 1 and 7 years. With the purchase of an interest rate cap, payments are made to the holder on a monthly, quarterly or semiannual basis, with the period generally set equal to the maturity of the index interest rate.  In essence, the financial exposure to the holder of an interest rate cap is limited to the initial purchase price.  The objective of this type of instrument is to mitigate the exposure to rising interest rates by “caping” the rate ( the strike price) for a specific period of time.

At September 30, 2009, information pertaining to outstanding interest rate cap agreements that we have used to hedge variable rate debt is as follows (dollars in thousands):

Notional amount	$20,000
Strike Price	1.50%
Weighted average maturity in years	1.75
Fair value of interest rate caps	$109
Unrealized loss relating to interest rate caps	$38

These agreements provide for us to receive payments at a variable rate determined by a specified index (one month London Inter-Bank Offered Rate (“LIBOR”)) when the index interest rate exceeds 1.50%. This rate was 0.25% at September 30, 2009.

At September 30, 2009, the unrealized loss relating to interest rate caps was recorded in other assets.  Changes in the fair value of interest rate caps designed as hedging instruments of the variability of cash flows associated with long-term debt are reported in other comprehensive income (loss).  These amounts subsequently are reclassified into interest expense as a yield adjustment in the same period in which the related interest on the long-term debt affects earnings.

We did not reclassify any other comprehensive income related to interest caps into interest expense during the nine months ended September 30, 2009.

At September 30, 2009, we had no outstanding interest rate swap contracts.  Changes in the fair value of interest rate swaps designed as hedging instruments of the variability of cash flows associated with long-term debt are reported in other comprehensive income (loss).  These amounts subsequently are reclassified into interest expense as a yield adjustment in the same period in which the related interest on the long-term debt affects earnings.

The net amount of other comprehensive income reclassified into interest expense related to interest rate swaps during the nine months ended September 30, 2009 was $566 thousand.

Risk management results for the nine month period ended September 30, 2009 related to the balance sheet hedging of our long-term debt indicate that the hedges were highly effective and that there was no component of the derivative instruments’ gain or loss which was excluded from the assessment of hedge effectiveness.

9.  Loan Commitments

Unfunded Commitments

Unfunded commitments are commitments for possible future extensions of credit to existing customers of ECCU. Unfunded commitments totaled $3.3 million at September 30, 2009 and $3.7 million at December 31, 2008.

10.  Fair Value Measurements

Measurements of fair value are classified within a hierarcy based upon inputs that give the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•
Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

•
Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The table below presents the balance of assets measured at fair value on a recurring basis and the level of inputs used to measure fair value:

	At September 30, 2009

Assets	Level 1	Level 2	Level 3	Total

Market caps	--	$109	--	$109
Loans held for sale	--	31,947	--	31,947

	--	$32,056	--	$32,056

	At December 31, 2008

Liabilities	Level 1	Level 2	Level 3	Total

Interest rate swaps	--	$518	--	$518

We had the following financial assets for which fair value measures are performed on a nonrecurring basis:

Impaired Loans.  We had impaired loans totaling $23.4 million and $4.0 million as of September 30, 2009 and December 31, 2008, respectively.  We used Level 3 inputs to estimate the current values of underlying collateral for collateral-dependent loans, and Level 3 inputs to estimate the present value of expected cash flows for other impaired loans. Based on these fair value measurements, we concluded that a $165 thousand valuation allowance was required for impaired loans as of September 30, 2009, but that no valuation allowance was required for impaired loans as of December 31, 2008.

As of September 30, 2009, we had no non-financial assets, financial liabilities, or non-financial liabilities that are measured at fair value.

We are required to disclose for the interim reporting periods the fair value of all financial instruments, including assets, liabilities and off-balance sheet items for which it is practicable to estimate fair value. The fair value estimates are made based upon relevant market information, if available, and upon the characteristics of the financial instruments themselves. Because no market exists for a significant portion of our mortgage loan investments, fair value estimates are based upon judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. The estimated fair value of our mortgage loan investments and other financial instruments as of September 30, 2009 is shown below.

Loans

Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Notes Payable

The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.

Lines of Credit

The fair values of our lines of credit are estimated using discounted cash flows analyses based on our current incremental borrowing rates for similar types of borrowing arrangements.

Derivative Financial Instruments

The fair values for interest rate swap agreements and market caps are based upon the amounts required to settle the contracts.

Off-Balance Sheet Instruments

The fair value for our loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The fair value of our financial instruments at September 30, 2009 and December 31, 2008, are as follows:

	September 30, 2009		December 31, 2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash	$7,504	$7,504	$14,889	$14,889
Loans held for sale	31,947	31,947	--	--
Loans held for investment	175,143	170,273	257,176	252,192
Accrued interest receivable	1,019	1,019	1,374	1,374
Financial liabilities:
Notes payable	70,770	69,331	75,774	76,748
Bank borrowings	131,822	130,731	185,146	186,303
Accrued interest payable	253	253	292	292
Dividends payable	94	94	103	103
On-balance sheet derivative financial instruments:
Interest rate swap agreements	--	--	518	518
Market caps	109	109	--	--

11.  Subsequent Events

We have evaluated subsequent events through November 13, 2009, the date of issuance of our financial statements.  During the period from September 30, 2009 through November 13, 2009, we did not have any material recognizable subsequent events that would require further disclosure or adjustment to our September 30, 2009 financial statements.

Report of Independent Registered Public Accounting Firm

To The Members
Ministry Partners Investment Company, LLC
Brea, California

We have audited the accompanying consolidated balance sheets of Ministry Partners Investment Company, LLC and subsidiary as of December 31, 2008 and 2007 and the related consolidated statements of operations, equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ministry Partners Investment Company, LLC and subsidiary as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Hutchinson and Bloodgood LLP

March 23, 2009

Ministry Partners Investment Company, LLC and Subsidiary
Consolidated Balance Sheets
December 31, 2008 and 2007
(Dollars in Thousands)

Assets	2008	2007

Cash	$14,889	$2,243
Loans, net of allowance for loan losses of $489 and $126 in 2008 and 2007, respectively	257,176	116,310
Accrued interest receivable	1,374	518
Property and equipment, net	262	24
Debt issuance costs	979	1,340
Other assets	415	649
Total assets	$275,095	$121,084
Liabilities and Equity
Liabilities
Lines of credit and other borrowings	$185,146	$46,300
Notes payable	75,774	62,057
Accrued interest payable	292	180
Other liabilities	1,132	638
Total liabilities	262,344	109,175
Commitments and contingencies (Note 7)

Stockholders' equity
Class I preferred stock, 200,000 shares authorized, -0- and 88,922 shares issued and outstanding at December 31, 2008 and 2007, respectively; no par value (liquidation preference value of $100 per share)	--	8,892
Class II preferred stock, 75,000 shares authorized, -0- and 19,000 shares issued and outstanding at December 31, 2008 and 2007, respectively; no par value (liquidation preference value of $100 per share)	--	1,900
Common stock, 10,000,000 shares authorized, -0- and 146,522 shares issued and outstanding at December 31, 2008 and 2007, respectively; no par value	--	1,809
Accumulated deficit	--	(579)
Accumulated other comprehensive loss	--	(113)

Members' equity
Series A preferred units, 1,000,000 units authorized, 117,600 units issued and outstanding at December 31, 2008 (liquidation preference of $100 per unit)	11,760	--
Class A common units, 1,000,000 units authorized, 146,522 units issued and outstanding at December 31, 2008	1,509	--
Accumulated other comprehensive loss	(518)	--
Total equity	12,751	11,909
Total liabilities and equity	$275,095	$121,084

The Notes to Consolidated Financial Statements are an integral part of these statements.

Ministry Partners Investment Company, LLC and Subsidiary
Consolidated Statements of Operations
Years Ended December 31, 2008 and 2007
(Dollars in Thousands)

	2008	2007
Interest income
Loans	$13,451	$4,639
Interest on interest-bearing accounts	383	294

Total interest income	13,834	4,933

Interest expense
Lines of credit and other borrowings	6,123	377
Notes payable	3,632	3,224

Total Interest expense	9,755	3,601

Net interest income	4,079	1,332

Provision for loan losses	363	--

Net interest income after provision for loan losses	3,716	1,332

Non-interest income	39	8

Non-interest expenses
Salaries and benefits	1,097	886
Marketing and promotion	21	76
Office occupancy	62	24
Office operations and other expenses	1,304	495
Legal and accounting	550	313
Ministry support	--	2

Total non-interest expenses	3,034	1,796

Income (loss) before benefit from income taxes	721	(456)

Benefit from income taxes	(23)	(157)

Net income (loss)	$744	$(299)

The Notes to Consolidated Financial Statements are an integral part of these statements.

Ministry Partners Investment Company, LLC and Subsidiary
Consolidated Statements of Equity
Years Ended December 31, 2008 and 2007
(Dollars in Thousands)

	Series A Preferred Units		Class A Common Units		Preferred Stock		Common Stock
	Number of Units	Amount	Number of Units	Amount	Number of Shares	Amount	Number of Shares	Amount	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Total

Balance, December 31, 2006	--	$--	--	$--	109,022	$10,902	146,522	$1,809	$350	$--	$13,061
Purchase of Class I preferred stock	--	--	--	--	(1,100)	(110)	--	--	--	--	(110)
Comprehensive loss:
Net loss	--	--	--	--	--	--	--	--	(299)	--	(299)
Change in value of interest rate swap	--	--	--	--	--	--	--	--		(113)	(113)
Total comprehensive loss											(412)
Dividends on preferred stock	--	--	--	--	--	--	--	--	(630)	--	(630)

Balance, December 31, 2007					107,922	10,792	146,522	1,809	(579)	(113)	11,909
Purchase of Class I preferred stock	--	--	--	--	(1,900)	(190)	--	--	--	--	(190)
Sale of Class I preferred stock					11,578	1,158	--	--	--	--	1,158
Comprehensive income:
Net income	--	--	--	--	--	--	--	--	744	--	744
Change in value of interest rate swap					--	--	--	--		(405)	(405)
Total comprehensive income											339
Dividends on preferred stock	--	--	--	--	--	--	--	--	(465)	--	(465)
Conversion of preferred stock into Series A preferred units	117,600	11,760	--	--	(117,600)	(11,760)	--	--	--	--	--
Conversion of common stock into Class A Units	--	--	146,522	1,509	--	--	(146,522)	(1,809)	300	--	--

Balance, December 31, 2008	117,600	$11,760	146,522	$1,509	--	$--	--	$--	$--	$(518)	$12,751

The Notes to Consolidated Financial Statements are an integral part of these statements.

Ministry Partners Investment Company, LLC and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31, 2008 and 2007
(Dollars in Thousands)

	2008	2007
Cash Flows from Operating Activities
Net income (loss)	$744	$(299)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	14	2
Provision for loan losses	363	--
Amortization of deferred loan fees	(94)	(100)
Amortization of debt issuance costs	401	73
Net change in:
Deferred income tax benefit	116	(86)
Accrued interest receivable	(856)	(242)
Other assets	118	(546)
Other liabilities	241	447

Net cash provided by (used in) operating activities	1,047	(751)

Cash Flows from Investing Activities
Loan purchases	(156,731)	(73,295)
Loan originations	(19,309)	(12,471)
Loan sales	843	24,606
Loan principal collections, net	34,064	4,663
Purchase of property and equipment	(252)	(16)

Net cash used in investing activities	(141,385)	(56,513)

Cash Flows from Financing Activities
Net change in lines of credit and other borrowings	138,846	46,300
Net change in notes payable	13,717	7,726
Debt issuance costs	(41)	(1,413)
Net proceeds from issuance of preferred stock	1,158	--
Purchase of preferred stock	(190)	(110)
Dividends paid on preferred stock	(506)	(629)

Net cash provided by financing activities	152,984	51,874

Net increase (decrease) in cash	12,646	(5,390)

Cash at beginning of year	2,243	7,633

Cash at end of year	$14,889	$2,243

Supplemental Disclosures of Cash Flow Information
Interest paid	$9,642	$3,840
Income taxes paid	140	56
Change in value of interest rate swap	405	113

  The Notes to Consolidated Financial Statements are an integral part of these statements.

Note 1.	Summary of Significant Accounting Policies

Nature of Business

Ministry Partners Investment Company, LLC (the “Company”) was incorporated in California in 1991 as a C corporation and converted to a limited liability company on December 31, 2008.  The Company is owned by a group of 13 federal and state chartered credit unions, none of which owns a majority of the voting common stock of the Company.  Two of the credit unions own only preferred units while the others own both common and preferred units.  Offices of the Company are located in Brea, California.  The Company provides funds for real property secured loans for the benefit of evangelical churches and church organizations.  The Company funds its operations primarily through the sale of debt and equity securities and through other borrowings.  Most of the Company’s loans are purchased from its largest equity investor, the Evangelical Christian Credit Union (“ECCU”), of Brea, California. The Company also originates church and ministry loans independently. Nearly all of the Company’s business and operations currently are conducted in California and its mortgage loan investments are concentrated in California.

In 2007 the Company created a wholly owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”), which warehouses church and ministry mortgages purchased from ECCU or originated by the Company for later securitization.  MPF has not yet securitized any of its loans.  MPF was formed to serve as a financing vehicle that will purchase qualifying church mortgage loans pending the consummation of a securitization transaction that will enable such loans to be accumulated and sold to investors through the purchase of an interest in a securities instrument.

Principles of Consolidation

The consolidated financial statements include the accounts of Ministry Partners Investment Company, LLC and its wholly-owned subsidiary, MPF.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The allowance for loan losses represents a significant estimate by management.

Cash

The Company maintains deposit accounts with other institutions with balances that may exceed federally insured limits. The Company has not experienced any losses in such accounts.

The Company is required to maintain certain balances on hand in conjunction with its borrowing arrangement with BMO Capital as disclosed in Note 5.

Note 1.	Summary of Significant Accounting Policies (Continued)

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding unpaid principal balance less an allowance for loan losses, and adjusted for deferred loan fees and costs. Interest income on loans is accrued on a daily basis using the interest method. Loan origination fees and costs are deferred and recognized as an adjustment to the related loan yield using the straight-line method, which results in an amortization that is materially the same as the interest method.

The accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in the process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The Company sets aside an allowance or reserve for loan losses through charges to earnings, which are shown in the Company’s Consolidated Statements of Operations as the provision for loan losses.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of general and unallocated components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating general losses in the portfolio.  A specific component of the allowance also is considered in the event a loan becomes impaired.

Note 1.	Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses (Continued)

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Interest Rate Swap Agreements

For asset/liability management purposes, the Company uses interest rate swap agreements to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts.  Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period.  The notional amount on which the interest payments are based is not exchanged.  These swap agreements are derivative instruments that convert a portion of the Company’s variable-rate debt to a fixed rate (cash flow hedge).

The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.  The ineffective portion of the gain or loss on the derivative instrument, if any, is recognized currently in earnings.

For cash flow hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the hedged debt is deferred and amortized into net interest income over the life of the hedged debt.  The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately in non-interest income.

Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing us to risk.  Those derivative financial instruments that do not meet specified hedging criteria would be recorded at fair value with changes in fair value recorded in income.  If periodic assessment indicates derivatives no longer provide an effective hedge, the derivative contracts would be closed out and settled, or classified as a trading activity.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the items being hedged.

Note 1.	Summary of Significant Accounting Policies (Continued)

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Property and Equipment

Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to five years.

Debt Issuance Costs

Debt issuance costs are related to the lines of credit as well as to a public offering of unsecured notes, and are amortized into interest expense over the contractual terms of the debt.

Income Taxes

Through December 30, 2008, the Company was a C corporation, and thus recorded all current and deferred income taxes arising from its operations through that date. Deferred income tax assets and liabilities were determined based on the tax effects of temporary differences between the book and tax bases of the various assets and liabilities of the Company.

Effective December 31, 2008, the Company converted from a C corporation to a California limited liability company (LLC). As a result, the stockholders of the Company became members of the LLC on the conversion date. The LLC will be treated as a partnership for income tax purposes; therefore, the Company will no longer be a tax-paying entity for federal or state income tax purposes, and thus no federal or state income tax will be recorded in the financial statements after the date of conversion. Income and expenses of the Company will be passed through to the members of the LLC for tax reporting purposes. The Company will become subject to a California gross receipts fee of approximately $12,000 per year for years ending on and after December 31, 2009.

Note 1.	Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

Although the Company will no longer be an income tax-paying entity beginning in 2009, it is nonetheless subject to FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109, for all “open” tax periods for which the statute of limitations has not yet run. FASB Interpretation No. 48, which the Company adopted as of January 1, 2007, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

Employee Benefit Plan

Contributions to the qualified employee retirement plan are recorded as compensation cost in the period incurred.

Recent Accounting Pronouncements

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  SFAS No. 161 requires enhanced disclosures about an entity’s derivatives and hedging activities.  Management does not expect the adoption of SFAS No. 161 to have a material impact on the Company’s consolidated financial statements.

Note 2.	Related Party Transactions

The Company maintains most of its cash at ECCU. Total funds held with ECCU were $12.0 million and $1.5 million at December 31, 2008 and 2007, respectively. Interest earned on these funds totaled approximately $310.9 thousand and $88.7 thousand for the years ended December 31, 2008 and 2007, respectively.

The Company leases physical facilities from ECCU pursuant to an Office Lease dated November 4, 2008, and purchases other services from ECCU. Charges of approximately $164.2 thousand and $177.0 thousand for the years ended December 31, 2008 and 2007, respectively, were made for these services and are included in Office Operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided. Management believes that such method is reasonable.

During the year ended December 31, 2007, the Company leased its employees from ECCU. The Company paid $861.7 thousand for the employee costs during the year ended December 31, 2007. Effective January 1, 2008, the Company entered into a staffing agreement with Administaff Companies II, L.P., covering all employees pursuant to a client services agreement and terminated the leasing arrangement with ECCU.

Note 2.	Related Party Transactions (Continued)

In accordance with a mortgage loan purchase arrangement between the Company and ECCU, the Company purchased $156.7 million and $73.3 million of loans from ECCU during the years ended December 31, 2008 and 2007, respectively.  This includes $60.3 and $40.8 million purchased by MPF during the years ended December 31, 2008 and 2007, respectively.  The Company recognized $11.8 million and $4.1 million of interest income on loans purchased from ECCU during the years ended December 31, 2008 and 2007, respectively.  ECCU retains the servicing rights on loans it sells to the Company.  The Company paid loan servicing fees to ECCU of $732.5 thousand and $61.4 thousand in the years ended December 31, 2008 and 2007, respectively.  For liquidity management purposes, from time to time the Company has asked ECCU to repurchase some of the mortgage loan investments in order to provide short-term liquidity. Although ECCU has from time to time accommodated the Company in responding to such requests, ECCU is under no obligation to continue this practice. During the years ended December 31, 2008 and 2007, loans in the amount of $843.3 thousand and $24.6 million, respectively, were sold back to ECCU. No gain or loss was incurred on these sales.

On December 14, 2007, the Board of Directors appointed R. Michael Lee to serve as a Company director.  Mr. Lee serves as President, Midwest Region, of Members United Corporate Federal Credit Union (Members United).  See Note 5 for information regarding the Company’s borrowings from Members United.

On July 11, 2007, the Company’s Board of Directors approved by written consent an agreement pursuant to which the Company purchased a residence owned by the Company’s President and his wife for $450 thousand plus reasonable closing costs incurred in completing the purchase transaction.  The Board of Directors approved this purchase transaction as part of a relocation incentive arrangement.  On August 7, 2007, the Company completed the purchase of this property, and in January of 2008, the Company sold this property. The Company realized a loss of approximately $106 thousand from this transaction.

Note 3.            Loans

A summary of loans as of December 31 follows:

	2008	2007
Loans to evangelical churches and related organizations:
Real estate secured	$254,869	$111,390
Construction	1,042	5,174
Unsecured	2,000	--

Total Loans	$257,911	$116,564

Deferred loan fees, net	(210)	(128)
Loan discount	(36)	--
Allowance for loan losses	(489)	(126)

Loans, net	$257,176	$116,310

Note 3.	Loans (Continued)

The loans fall into three categories:  loans purchased in whole from ECCU, loan participations purchased from ECCU, and loans originated directly by the Company.  All of the loans are made to various evangelical churches and related organizations, primarily to purchase, construct or improve facilities. Loan maturities extend through 2018. The loans earn interest at rates between 4.50% and 8.75%, with a weighted average yield of 6.60% as of December 31, 2008.

The allowance for loan losses was $489 thousand and $126 thousand as of December 31, 2008 and 2007, respectively. The Company has had no experience of loan loss. Management believes that the allowance for loan losses as of December 31, 2008 and 2007 is appropriate.

The Company holds one mortgage loan that is more than 90 days delinquent as of December 31, 2008 with a balance of $2.7 million. In accordance with the Company’s loan policy, this loan was placed on a non-accrual status, and $92 thousand of interest income was reversed. Management believes that this loan is adequately secured.

The following is a summary of information on impaired and non-accrual loans at December 31:

	2008	2007

Impaired loans without a valuation allowance	$4,025	$--
Impaired loans with a valuation allowance	--	--

Total impaired loans	$4,025	$--

Valuation allowance for impaired loans	$--	$--

Total non-accrual loans	$2,700	$--

Total loans past due 90 days or more and still accruing	$--	$--

Average investment in impaired loans during the year	$1,216	$--

Interest income recognized on impaired loans	$--	$--

No additional funds were committed to be advanced in connection with impaired loans.

Note 4.	Premises and Equipment

Premises and equipment consisted of the following at December 31:

	2008	2007
Furniture and office equipment	$237	$24
Computer system	17	17
Leasehold improvements	25	--

	279	41
Less accumulated depreciation and amortization	(17)	(17)

	$262	$24

Depreciation and amortization expense for the years ended December 31, 2008 and 2007 amounted to $14 thousand and $2 thousand, respectively.

Note 5.	Lines of Credit

Members United Facilities

On October 12, 2007, the Company entered into two note and security agreements with Members United. Members United is a federally chartered credit union located in Warrenville, Illinois, which provides financial services to member credit unions. One note and security agreement is for a secured $10 million revolving line of credit, which is referred to as the “$10 Million LOC,” and the other is for a secured $50 million revolving line of credit.  The latter was amended on May 8, 2008 to allow the Company to borrow up to $100 million through the revolving line of credit. The Company refers to this as the “$100 Million CUSO Line.” Both credit facilities are secured by certain mortgage loans. The Company intends to use the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for mortgage loan investments.  The Company may use proceeds from either loan to service other debt securities.

On August 27, 2008, the Company borrowed the entire $10 million available on the $10 Million LOC at a rate of 3.47%.  As a result of this financing, the $10 Million LOC was converted to a term loan with a maturity date of August 26, 2011.  The loan bears interest payable monthly at a floating rate based on the one month LIBOR plus 100 basis points.  The interest rate on the Members United term loan will be reset monthly.  Since the credit facility expired on September 1, 2008, no new borrowings may be made under this loan facility.  As of December 31, 2008, there was a $10.0 million outstanding balance on the Members United term loan.  The $10 Million LOC was not drawn upon in 2007.

Under the $100 Million CUSO Line, the Company may request advances under a “demand loan” or “term loan”.  A demand loan is a loan with a maximum term of one year and a variable rate based upon the prime rate quoted by the Wall Street Journal, as adjusted by a spread as determined by Members United.  A term loan is a fixed or variable loan that has a set maturity date not to exceed twelve years.

Note 5.	Lines of Credit (Continued)

Members United Facilities (Continued)

During the period when draws may be made, each advance on the $100 Million CUSO Line will accrue interest at either the offered rate by Members United for a fixed term draw or the  rate quoted by Bloomberg for the Federal Funds open rate plus 125 basis points for a variable rate draw.  Once the $100 Million CUSO Line is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  The Company is obligated to make interest payments on the outstanding principal balance of all demand loans and term loan advances at the applicable demand loan rate or term loan rate on the third Friday of each month.

As of December 31, 2008 and 2007, the balance on the $100 Million CUSO Line was $89.9 million and $4.7 million, respectively, and the weighted average interest rate on the Company’s borrowings under this facility was 4.33% and 4.87%, respectively.  Pursuant to the terms of the Company’s promissory note with Members United, once the loan is fully drawn, the total outstanding balance will be termed out over a five year period with a 30 year amortization payment schedule.  In addition, the term loan interest rate will be specified by Members United and will be repriced to a market fixed or variable rate to be determined at the time the loan is restructured.

In September, 2008, Members United decided that it would not advance any additional funds on the $100 Million CUSO Line and the Company entered into negotiations with Members United to convert the line of credit facility to a term loan arrangement with a mutually acceptable interest rate.  On April 3, 2009, the interest rates on two tranches of these term loans in the amounts of $42,816,455 and $23,961,623 are scheduled to be adjusted.  In addition, the interest rate on another $2,800,000 tranche will become subject to an interest rate adjustment on August 18, 2009.

The Company is continuing to negotiate with Members United regarding the interest rate to be charged on this facility once the outstanding amounts that become due are termed out over a five year period with a 30 year amortization schedule.  The interest rate on the $23,961,623 tranche that is scheduled for adjustment on April 3, 2009 has been extended on a month-to-month basis at a variable rate equal to the Federal Funds open rate plus 1.25%.  While the Company is optimistic that it will be able to restructure its debt facility arrangements with Members United in the next few months, no assurances or guarantees can be given that the Company will be able to reach an agreement on a mutually acceptable interest rate, maturity term or other loan modification terms.  Failure to reach an acceptable debt restructuring agreement could have a material adverse effect on the Company if the interest rate on the Members United loan facility exceeds the Company’s expected interest income from its mortgage loan investments.

Both credit facilities are recourse obligations secured by designated mortgage loans. The Company must maintain collateral in the form of eligible mortgage loans, as defined in Member United line of credit agreements, of at least 111% of the outstanding balance on the lines, after the initial pledge of $5 million of mortgage loans. As of December 31, 2008 and December 31, 2007, approximately $111.4 million and $5.2 million of loans, respectively, were pledged as collateral for the $100 Million CUSO Line and the $10 Million Members United term loan. The Company has the right to substitute or replace one or more of the mortgage loans serving as collateral for these credit facilities.

Both credit facilities contain a number of standard borrower covenants, including affirmative covenants to maintain the collateral free of liens and encumbrances, to timely pay the credit facilities and the Company’s other debt, and to provide Members United with current financial statements and reports.

Note 5.	Lines of Credit (Continued)

BMO Facility

On October 30, 2007, MPF entered into a Loan Sale, Security, and Servicing agreement with BMO Capital Markets Group, as agent (“BMO Capital”) and Fairway Finance Company (“Fairway”), its subsidiary, as lender.  The agreement provides for, among other things, a $150,000,000 line of credit for the purpose of purchasing and warehousing loans for later securitization.  As of December 31, 2008 and December 31, 2007, the balance on the BMO Capital line of credit was $85.3 million and $41.6 million, respectively. Interest is calculated at the rate at which the lender issues commercial paper plus 0.90%.  The interest rate on the amount outstanding as of December 31, 2008 and December 31, 2007 was 2.09% and 5.64%, respectively. The principal balance is due on October 30, 2010, subject to annual renewal. However, the due date may be accelerated to April 30, 2009 if the Company is unsuccessful in renegotiating the loan terms – see below.

The line is secured by a first priority interest in eligible receivables of MPF, as defined in the loan agreement.  Under the terms of this facility, MPF must maintain the greater of (i) a minimum borrowing equity of $20 million, or (ii) a 75% maximum loan to asset ratio relative to the balance of eligible mortgage loans, as adjusted for certain concentration limits. At December 31, 2008 and 2007, the Company was in compliance with this requirement. At December 31, 2008 and December 31, 2007, all of MPF’s $114.0 million and $62.8 million of loans receivable, respectively, were pledged as collateral for the BMO Capital line. The restricted cash maintained by MPF related to this line was $10.4 million at December 31, 2008 and $84 thousand at December 31, 2007.

The BMO Facility contains standard borrower representations, covenants and events of default, including failing to make required payments on the credit facility, failing to timely cure a borrowing base deficit, incurrence of a default under MPF’s mortgage loan purchase agreements, the occurrence of an event causing termination of the servicing agreement, the occurrence of a material adverse event that affects MPF's ability to collect on its mortgage loan investments, and other default provisions typical of warehouse financing agreements. The agreements also contain customary borrower affirmative and negative covenants that require MPF to operate its activities as a special purpose bankruptcy remote entity, and to conduct its affairs and operations with the Company and any other affiliated entities on an arms-length basis.

Management has concluded that current conditions in the global financial and credit markets will prevent the Company from completing a securitization transaction for all or a portion of the mortgage loans that its wholly-owned subsidiary, MPF, holds in 2009.  Under the BMO Facility loan documents, the Company has agreed to enter into a term securitization financing transaction, whole loan sale or other refinancing event in an amount equal to or greater than $50 million for the purpose of arranging takeout financing for certain mortgage loans held in the facility.  Failure to meet this takeout financing commitment constitutes an event of default under the BMO Facility loan documents.  Given the current disruption in the global credit markets, including mortgage-backed securities, the Company will not be able to complete a takeout financing transaction prior to April 30, 2009.

Note 5.	Lines of Credit (Continued)

BMO Facility (Continued)

In addition to the Company’s takeout financing commitment,  the Company was also advised in October, 2008 that the Bank of Montreal, which provided Fairway Finance Company, LLC with a liquidity guarantee, chose not to renew its agreement to serve as the liquidity bank for the BMO Facility.  Because of its decision to terminate its liquidity arrangement, a “facility termination date” occurred under the BMO Facility loan documents.  As a result, MPF could make no new borrowings under the facility.  In addition, all funds held in the facility collection account that were received from borrowers were required to be used to pay all outstanding costs and expenses due under the facility, then to accrued and unpaid interest on the outstanding balance of the facility and any remaining amounts applied to reduce the loan balance to zero.  Since all interest and principal repayments generated by MPF are reserved and applied to the BMO Facility, any excess earnings generated from the Company’s investment in MPF remain trapped and unavailable to the Company for liquidity and cash flow purposes.

If the Company is unsuccessful in obtaining a waiver, extension or modification of its covenant to complete a takeout financing transaction on or before April 30, 2009, an event of default will occur under the BMO Facility loan documents.  In that event, the lender will be entitled to exercise any and all remedies under the BMO Facility loan documents.  These remedies include, but are not limited to, seizing collateral, selling assets, or increasing the rate of interest on the loan to the prime rate, plus 2%.  Such events could have a material adverse effect on the Company.

The Company has met with representatives of BMO Capital Markets Corp. in an effort to reach a mutually acceptable solution to the takeout financing covenant and termination of the Liquidity Agreement by the Bank of Montreal.  The Company expects to complete these negotiations and enter into a modification arrangement on or before April 30, 2009.  Although the Company cannot guarantee a successful outcome in these discussions, the Company anticipates that it will be able to reach an agreement that will avoid any declaration of an event of default under the BMO Facility loan documents.

ECCU Facility

Until October 12, 2007, the Company maintained a $5,000,000 unsecured line of credit with ECCU.  The line of credit expired on October 12, 2007, and the Company did not seek to renew it. There were no outstanding borrowings on this line as of December 31, 2007.

Note 6.	Interest Rate Swap Agreements

The Company has stand-alone derivative financial instruments in the form of interest rate swap agreements, which derive their value from underlying interest rates.  These transactions involve both credit and market risk.  The notional amounts are amounts on which calculations, payments, and the value of the derivative are based.  Notional amounts do not represent direct credit exposures.  Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any.  Such differences, which represent the fair value of the derivative instruments, are reflected on the Company’s balance sheet as other assets and other liabilities.

Note 6.	Interest Rate Swap Agreements (Continued)

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements.  The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures, and does not expect any counterparties to fail their obligations.  The Company deals only with primary dealers.

Derivative instruments are generally either negotiated over-the-counter (OTC) contracts or standardized contracts executed on a recognized exchange.  Negotiated OTC derivative contracts are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise prices and maturity.

Risk Management Policies – Hedging Instruments

The primary focus of the asset/liability management program is to monitor the sensitivity of the Company’s net portfolio value and net income under varying interest rate scenarios to take steps to control the Company’s risks.  The Company evaluates the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates.

Interest Rate Risk Management – Cash Flow Hedging Instruments

The Company uses long-term variable rate debt as a source of funds for use in its lending and investment activities and other general business purposes.  These debt obligations expose the Company to variability in interest payments due to changes in interest rates.  If interest rates increase, interest expense increases.  Conversely, if interest rates decrease, interest expense decreases.  Management believes it is prudent to limit the variability of a portion of the Company’s interest payments and, therefore, generally hedges a portion of the Company’s variable-rate interest payments.  To meet this objective, the Company enters into interest rate swap agreements whereby it receives variable interest rate payments and makes fixed interest rate payments during the contract period.

The information pertaining to outstanding interest rate swap agreements used to hedge variable rate debt is as follows at December 31:

	2008	2007

Notional amount (in thousands)	$85,760	$41,505
Weighted average pay rate	3.17%	4.46%
Weighted average receive rate	0.96%	4.93%
Weighted average maturity in years	.28	.83
Unrealized loss relating to interest rate swaps (in thousands)	$(518)	$(113)

These agreements provide for the Company to receive payments at a variable rate determined by a specified index (one month LIBOR) in exchange for making payments at a fixed rate. This rate was 0.44% at December 31, 2008.

Note 6.	Interest Rate Swap Agreements (Continued)

Interest Rate Risk Management – Cash Flow Hedging Instruments (Continued)

At December 31, 2008 and 2007, the unrealized loss relating to interest rate swaps was recorded in other liabilities.  Changes in the fair value of interest rate swaps designed as hedging instruments of the variability of cash flows associated with long-term debt are reported in other comprehensive income.  These amounts subsequently are reclassified into interest expense as a yield adjustment in the same period in which the related interest on the long-term debt affects earnings.  The net amount of other comprehensive income reclassified into interest expense during the years ended December 31, 2008 and 2007 was $785.1 thousand and $5.9 thousand, respectively.

Risk management results for the years ended December 31, 2008 and 2007 related to the balance sheet hedging of long-term debt indicate that the hedges were nearly 100% effective and that there was no component of the derivative instruments’ gain or loss which was excluded from the assessment of hedge effectiveness.

As of December 31, 2008, approximately $518 thousand of losses reported in other comprehensive income related to the interest rate swaps were expected to be reclassified into interest expense as a yield adjustment of the hedged borrowings during the year ending December 31, 2009.

Note 7.	Commitments and Contingencies

Unfunded Commitments

Unfunded commitments are commitments for possible future extensions of credit to existing customers of us or ECCU. Unfunded commitments totaled $3.7 million at December 31, 2008 and $13 million at December 31, 2007.

Standby Letters of Credit

Standby letters of credit are conditional lending commitments issued by us to guarantee the performance of a customer to a third party. Standby letters of credit are primarily issued to support borrowing arrangements. The risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The letters of credit, if drawn upon, will be secured by first lien deeds of trust on real property. There was no liability related to letters of credit at December 31, 2008 and 2007.

The Company entered into a Non-recourse Letter of Credit Participation Agreement with ECCU on September 8, 2005 which expired on September 7, 2007.  The Company was committed to 27.72% of a $65.6 million letter of credit for a Christian university in Riverside, California.  This commitment was fulfilled as of June 28, 2007 and the Company no longer has an outstanding commitment.

Note 8.	Notes Payable

A summary of notes payable at December 31 is as follows:
			Weighted Average Interest Rate at December 31,
	2008	2007	2008	2007
National Alpha Offering (Note 9)	$24,208	$33,807	5.38%	5.46%
Class A Offering (Note 9)	36,480	--	4.57%	--
Special offering notes	14,508	27,730	4.88%	5.52%
International notes	578	520	5.40%	5.65%

	$75,774	$62,057

The following are maturities of notes payable for each of the next five years:

Year Ending December 31,

2009	$49,781
2010	10,497
2011	5,453
2012	2,694
2013	5,344
Thereafter	2,005

$75,774

Notes are payable to investors who have purchased the securities, including individuals, churches, and Christian ministries, many of whom are members of ECCU. All notes payable are unsecured. Notes pay interest at stated spreads over an index rate that is adjusted every month. Interest can be reinvested or paid at the investor's option. The Company may repurchase all or a portion of notes at any time at its sole discretion, and may allow investors to redeem their notes prior to maturity at its sole discretion.

The Alpha Class Notes contain covenants pertaining to limitations on restricted payment, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  The Alpha Class Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Loan and Standby Trust Agreement, of not less than $4.0 million.  The Company is not permitted to issue any Alpha Class Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  The Company’s other indebtedness, as defined in the Loan and Standby Trust Agreement, and subject to certain exceptions enumerated therein, may not exceed $10.0 million outstanding at any time while any Alpha Class Note is outstanding.  The Company is in compliance with these covenants as of December 31, 2008 and December 31, 2007.  Effective April 18, 2008, the Company has discontinued the sale of Alpha Class Notes.

Note 8.	Notes Payable (Continued)

The Class A Notes also contain restrictive covenants pertaining to paying dividends, making redemptions, acquiring, purchasing or making certain payments, requiring the maintenance of minimum tangible net worth, limitations on the issuance of additional notes and incurring of indebtedness.  The Class A Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Class A Notes Trust Indenture Agreement, of not less than $4.0 million.  The Company is not permitted to issue any Class A Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  The Company’s other indebtedness, as defined in the Class A Notes Trust Indenture Agreement, and subject to certain exceptions enumerated therein, may not exceed $20.0 million outstanding at any time while any Alpha Class Note is outstanding.  The Company was in compliance with these covenants as of December 31, 2008.

Historically, most of the Company’s unsecured notes have been renewed by investors upon maturity.  Because the Company has discontinued its sale of Alpha Class Notes effective April 18, 2008, all holders of such notes that mature in the future may reinvest such sums by purchasing Class A Notes that have been registered with the Securities and Exchange Commission (see Note 9 below).  For matured notes that are not renewed, the Company funds the redemption in part through proceeds from the repayment of loans, and issuing new notes payable.

Note 9.	Public Offerings

In July 2001, the Company registered with the Securities and Exchange Commission (the SEC) the sale of $25.0 million of Alpha Class Notes issued pursuant to a Loan and Standby Trust Agreement authorizing the issuance of up to $50.0 million of such notes.  In April 2003, the Company registered with the SEC the sale of an additional $25.0 million of Alpha Class Notes.  In April 2005, the Company registered with the SEC the sale of up to $50.0 million of a new Alpha Class Notes issued pursuant to a Trust Indenture authorizing the issuance of up to $200.0 million of such notes.  In May 2007, the Company registered with the SEC the sale of an additional $75.0 million of the new Alpha Class Notes. With the registration of its Class A Notes, the Company has discontinued the sale of the Alpha Class Notes effective as of April 18, 2008.  At December 31, 2008 and December 31, 2007, $24.2 million and $33.8 million of these notes were outstanding, respectively.

In April 2008, the Company registered with the SEC $80.0 million of new Class A Notes in three series, including a Fixed Series, Flex Series and Variable Series.  This is a "best efforts" offering and is expected to continue through April 30, 2010.  The offering includes three categories of notes, including a fixed interest note, a variable interest note, and a flex note, which allows borrowers to increase their interest rate once a year with certain limitations.  The interest rates the Company pays on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index, an index that is based upon a weekly average Swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. These notes bear interest at the Swap Index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months.  The interest rates the Company pays on the Variable Series Notes are determined by reference to the Variable Index in effect on the date the interest rate is set and bear interest at a rate of the Swap Index plus a rate spread of 1.50% to 1.80%.  Effective as of January 5, 2009, the Variable Index is defined under the Class A Notes as the three month LIBOR rate.  The Notes were issued under a Trust Indenture between the Company and U.S. Bank National Association (US Bank).  The Notes are part of up to $200 million of Class A Notes the Company may issue pursuant to the US Bank Indenture.  The Trust Indenture covering the Class A Notes contains covenants pertaining to a minimum fixed charge coverage ratio, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  At December 31, 2008, $36.5 million of these Class A Notes were outstanding.

Note 10.	Preferred Stock Under C Corporation Structure

The Class I Preferred Stock was entitled to annual cumulative dividends, payable quarterly, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year LIBOR rate in effect on the last day of the calendar month in which the dividend was declared.  The Class I Preferred Stock had a liquidation preference of $100 per share; had no voting rights except as required under California law; and was subject to redemption for an amount equal to the liquidation preference of each share, plus any accrued and unpaid dividends on such shares, in whole or in part, at the Company’s election. The resale of the Company’s common stock and preferred stock was subject to the Company’s first right of refusal to purchase shares proposed to be transferred.  During 2007, the Company purchased 1,100 shares of Class I Preferred stock from a shareholder, resulting in 88,922 shares of that class of stock outstanding at December 31, 2007.  During 2008, the Company purchased 1,900 shares of Class I Preferred stock from two different shareholders.  The Company also sold 11,578 shares of Class I Preferred stock to ECCU, resulting in 98,600 shares of that class of stock outstanding just prior to December 31, 2008.

The Class II Preferred Stock had right preferences and privileges identical to the Class I Preferred Stock, except it was entitled to dividends equal to the liquidation preference of $100 per share times a dividend rate of one percent (1%) per annum, and the holders of the Class I Preferred Stock did not have the right to appoint directors upon the Company’s failure to pay dividends.

Note 11.	Preferred and Common Units Under LLC Structure

On December 31, 2008, the Company’s Class I Preferred Stock and Class II Preferred Stock were converted into Series A Preferred Units. The Series A Preferred Units are entitled to a cumulative Preferred Return, payable quarterly in arrears, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year LIBOR rate in effect on the last day of the calendar month in which the Preferred Return is paid.  In addition, the Series A Preferred Units are entitled to an annual Preferred Distribution, payable in arrears, equal to 10% of the Company’s profits less the Preferred Return.

The Series A Preferred Units have a liquidation preference of $100 per unit; have no voting rights; and are subject to redemption in whole or in part at the Company’s election on December 31 of any year, for an amount equal to the liquidation preference of each unit, plus any accrued and unpaid Preferred Return and Preferred Distribution on such units. The Preferred Units have priority as to earnings and distributions over the Common Units. The resale of the Company’s Preferred Units and Common Units are subject to the Company’s first right of refusal to purchase units proposed to be transferred.  Upon the Company’s failure to pay a Preferred Return for four consecutive quarters, the holders of the Series A Preferred Units have the right to appoint two managers.

On December 31, 2008, the Company’s Common Stock was converted into the Class A Common Units. The Class A Common Units have voting rights.

Note 12.	Income Taxes

Effective December 31, 2008, the Company converted from a C corporation to a California limited liability company (LLC). The conversion gave rise to a loss for the year ended December 31, 2008 for income tax purposes only. The Company will be able to recover $140 thousand of federal taxes paid in prior years through the carryback of the tax loss. The deferred tax asset has been eliminated as of December 31, 2008 since the Company is no longer an income tax-paying entity.

The components of the benefit from income taxes at December 31 are as follows:

	2008	2007
Current:
Federal	$--	$--
State	1	1
Federal tax carryback	(140)	(72)

	139	(71)
Deferred:
Federal	90	(81)
State	26	(54)
Change in valuation allowance	--	49

	116	(86)

Benefit from income taxes	$(23)	$(157)

The tax effects of the temporary differences in income and expense items that gave rise to deferred taxes at December 31 are as follows:

	2008	2007
Deferred tax assets:
Allowance for loan losses	$--	$52
Net operating loss carryforward	--	130
Contribution carryforward due to tax limitation	--	29
Interest rate swap	--	46

	--	257
Valuation allowance	--	(141)

	--	117
Deferred tax liabilities:
Depreciation	--	(1)

Net deferred tax asset	$--	$116

The reason for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

	2008		2007

Statutory tax rate	34.0%		34.0%
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	--		7.1
Loss on conversion to LLC	(53.3)		--
Elimination of net deferred tax asset	16.1		--
Valuation allowance	--		(6.8)
Other, net	--		0.2

Effective tax rate	(3.2%	)	34.5%

Note 13.	Comprehensive Income

Comprehensive income consists of income and other comprehensive income or loss. Other comprehensive loss consisted of unrealized losses on interest rate swaps, which are cash flow hedges, of $405 thousand and $113 thousand for years ended December 31, 2008 and 2007, respectively.  The accumulated other comprehensive loss from cash flow hedges, which is recognized as a separate component of equity, was $518 thousand and $113 thousand at December 31, 2008 and 2007, respectively.  No tax effect is recognized on other comprehensive losses since the Company is no longer a taxpaying entity.

Note 14.	Retirement Plans

The Company’s employees participate in ECCU's defined contribution plan that includes two components: a 401(k) plan and a profit sharing plan. In addition, until December 31, 2007, certain officers participated in a long term incentive program through the leased employee arrangement with ECCU.  Effective January 1, 2008, the Company terminated its employee leasing arrangement with ECCU and the Company’s officers no longer participate in ECCU’s defined contribution plan and incentive program.  However, some of the benefits related to the long-term incentive program carried over into 2008.  Employee benefits related to the long-term incentive program totaled $43.2 and $80.7 thousand for the years ended December 31, 2008 and 2007, respectively.

401(k)

Employees who are at least 21 years of age are eligible to participate in the 401(k) plan upon the hire date. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary, subject to certain limits based on Federal tax law. The plan has a matching program, the percent of which is annually determined by the managers. Matching contributions for the plan years ended December 31, 2008 and 2007 were $39.3 and $18.5 thousand, respectively.

Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 900 hours of service during the plan year. The amount annually contributed on behalf of each qualified employee is determined by the managers, and is calculated as a percentage of the eligible employee's annual earnings. Plan forfeitures are used to reduce the Company’s annual contribution. Contributions for the plan years ended December 31, 2008 and 2007 were $8.8 thousand and $24.0 thousand, respectively.

Note 15.	Fair Value Measurements

Loans

Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Note 15.	Fair Value Measurements (Continued)

Notes Payable

The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.

Lines of Credit

The fair values of the Company’s lines of credit are estimated using discounted cash flows analyses based on its current incremental borrowing rates for similar types of borrowing arrangements.

Derivative Financial Instruments

The fair values for interest rate swap agreements are based upon the amounts required to settle the contracts.

Off-Balance Sheet Instruments

The fair value for the Company's loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The fair value of the Company’s financial instruments at December 31, are as follows:

	2008		2007
	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Financial assets:
Cash	$14,889	$14,889	$2,243	$2,243
Loans	257,176	252,192	116,310	117,905
Accrued interest receivable	1,374	1,374	518	518
Financial liabilities:
Notes payable	75,774	76,748	62,057	62,055
Lines of credit and other borrowings	185,146	186,303	46,300	46,300
Accrued interest payable	292	292	179	179
Dividends payable	103	103	144	144
On-balance sheet derivative financial instruments:
Interest rate swap agreements	518	518	113	113

Effective January 1, 2008, the Company partially adopted SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 applies only to fair value measurements already required or permitted by other accounting standards and does not impose requirements for additional fair value measures. SFAS No. 157 was issued to increase consistency and comparability in reporting fair values. The Company’s adoption of SFAS No. 157 did not have a material impact on its financial condition or results of operations.

Note 15.	Fair Value Measurements (Continued)

Off-Balance Sheet Instruments (Continued)
In February 2008, FASB issued Staff Position No. FAS 157-2, or FSP 157-2, which delays the effective date of SFAS No. 157 for certain nonfinancial assets and nonfinancial liabilities, such as foreclosed assets, to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The delay is intended to allow additional time to consider the effect of various implementation issues that have arisen, or that may arise, from the application of SFAS No. 157. The Company has elected to apply the deferral provisions in FSP 157-2 and therefore has only partially applied the provisions of SFAS No. 157. The Company will fully adopt SFAS No. 157 with respect to nonfinancial assets and nonfinancial liabilities effective January 1, 2009. The Company does not believe that such adoption will have a material impact on the financial statements, but will result in additional disclosures related to the fair value of nonfinancial assets.

The application of SFAS No. 157 in situations where the market for a financial asset is not active was clarified by the issuance of FSP 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active, in October 2008. FSP 157-3 became effective immediately and did not significantly impact the methods by which the Company determines the fair values of its financial assets.

SFAS No. 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

▪	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

▪
Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

▪
Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The Company had one financial liability, the interest rate swap agreement, that is measured at fair value on a recurring basis.  This agreement, recorded at $518,000 at December 31, 2008, is measured at fair value based on an estimate provided by the counterparty using Level 2 inputs. The Company had no financial assets measured at fair value on a recurring basis. The Company had the following financial assets for which fair value measurements are performed on a nonrecurring basis:

Impaired Loans. The Company had impaired loans totaling $4.0 million as of December 31, 2008. Management used Level 3 inputs to estimate the current values of underlying collateral for collateral-dependent loans, and Level 3 inputs to estimate the present value of expected cash flows for other impaired loans. Based on these fair value measurements, management concluded that no valuation allowance was required for impaired loans as of December 31, 2008.

Note 16.	Condensed Financial Statements of Parent Company

Financial information pertaining only to the parent company, Ministry Partners Investment Company, LLC, is as follows:

Balance Sheets	December 31,
	2008	2007
Assets
Cash	$11,829	$1,575
Loans, net of allowance for loan losses	143,206	54,410
Accrued interest receivable	664	294
Property and equipment, net	262	24
Investment in MPF	32,027	21,596
Debt issuance costs	532	667
Other assets	423	615

Total assets	$188,943	$79,181

	December 31,
	2008	2007
Liabilities and equity
Lines of credit and other borrowings	$99,875	$4,716
Notes payable	75,774	62,057
Accrued interest payable	141	15
Other liabilities	402	484

Total liabilities	176,192	67,272

Equity	12,751	11,909

Total liabilities and equity	$188,943	$79,181

Note 16.         Condensed Financial Statements of Parent Company (Continued)

Statements of Operations	Years Ended December 31,
	2008	2007
Income:
Interest income	$7,008	$4,408
Other income	33	8

Total income	7,041	4,416

Interest expense:
Interest on lines of credit	2,434	48
Interest on notes payable	3,632	3,224

Total interest expense	6,066	3,272

Provision for loan losses	328	--

Other operating expenses	1,468	1,725

Loss before benefit from income taxes	(821)	(581)

Benefit from income taxes	(23)	(208)

	(798)	(373)

Equity in undistributed net income of MPF	1,542	74

Net income (loss)	$744	$(299)

Note 16.         Condensed Financial Statements of Parent Company (Continued)

Statements of Cash Flows	Years Ended December 31,
	2008	2007
Cash Flows from Operating Activities
Net income (loss)	$744	$(299)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in undistributed net income of MPF	(1,542)	(74)
Depreciation	14	2
Provision for loan losses	328	--
Amortization of deferred loan (fees) costs	(94)	(100)
Amortization of debt issuance costs	176	33
Net change in:
Interest receivable	(370)	(19)
Other assets	(192)	(597)
Other liabilities	(319)	241

Net cash provided by (used in) operating activities	(1,255)	(813)

Cash Flows from Investing Activities
Loan purchases	(96,427)	(32,495)
Loan originations	(19,309)	(12,471)
Loan sales	--	24,606
Loan principal collections, net	26,706	4,128
Investment in MPF	(8,506)	--
Purchase of property and equipment	(252)	(17)

Net cash used in investing activities	(97,788)	(16,248)

Cash Flows from Financing Activities
Net borrowing on line of credit	95,159	4,716
Net change in notes payable	13,717	7,726
Debt issuance costs	(41)	(700)
Net proceeds from issuance of preferred stock	1,158	--
Purchase of preferred stock	(190)	(110)
Dividends paid on preferred stock	(506)	(629)

Net cash provided by financing activities	109,297	11,003

Net increase (decrease) in cash	10,254	(6,058)

Cash at beginning of year	1,575	7,633

Cash at end of year	$11,829	$1,575

Supplemental Disclosures of Cash Flow Information Transfer of loans to MPF	$--	$21,659

EXHIBIT A

CLASS A NOTES
TRUST INDENTURE

THIS TRUST INDENTURE, dated as of April 18, 2008, is entered into by Ministry Partners Investment Corporation, a California corporation, the “Company”, and U.S. Bank National Association, the “Trustee”, pursuant to the terms hereof.

WHEREAS, the Company desires to issue up to an aggregate of $200,000,000 of the Notes to investors; and

WHEREAS, the Company desires to enter into this Indenture Agreement with the Trustee whereby the Company hereby appoints Trustee, and Trustee agrees to act as, Trustee for the Holders under the Notes;

NOW, THEREFORE, each of the Company and the Trustee agrees as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For the purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein, whether or not capitalized, and not otherwise defined in this section have the meaning assigned to them in the Prospectus and include the plural as well as the singular. Any term not otherwise defined herein have the meanings assigned to them in the Prospectus.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities and Exchange Act of 1934.

“1939 Act” means the Trust Indenture Act of 1939, as amended.

“Adjusted Net Worth” means the sum of (i) the consolidated equity of the common stockholders of the Company and any consolidated subsidiary, plus (ii) the respective amounts reported on such entity’s most recent balance sheet with respect to any series of preferred stock, plus (iii) the amount of any Subordinated Loan, whether or not then funded.  For purposes of computing Adjusted Net Worth, any Subordinated Loan included in Adjusted Net Worth as provided in the foregoing that is from an Affiliate shall be treated as a transaction with an unaffiliated third-party under GAAP.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” “controlling” and “controlled,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Alpha Class Notes” means any Alpha Class Note issued by the Company pursuant to that certain Alpha Class Notes Loan and Standby Trust Agreement dated May 14, 2001, or the Alpha Class Loan and Trust Agreement dated April 20, 2005, as supplemented.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or by federal regulation are not required to be open.

“Capital Stock” means any class or series of equity security, including but not limited to, in the case of the Company, its common stock and Fixed Series Preferred Stock.

“Cash Flow” means with respect to any period, Consolidated Net income of the Company and any subsidiary for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with the sale or other disposition of any assets (to the extent such net losses were deducted in computing Net Income for such period), plus (b) provision for taxes based on income or profits to the extent such provisions for taxes was deducted in computing Net Income for such period, plus (c) Fixed Charges for such period, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation and amortization were deducted in computing Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (e) interest expense paid or accrued for such period with respect to the Subordinated Loan and any other Indebtedness which is subordinated to the Notes, plus (f) the unused amount of any Subordinated Loan available to the Company on the date the determination of Cash Flow is made.

“Category” means a subseries of a Class A Note as so designated by the Company.

“Class A Notes” means the up to $200 million in aggregate Principal Amount of the Class A Notes which the Company issues to the Holders on or after the Effective Date under this Indenture. The Class A Notes may be issued in one or more series or subseries as may be determined from time to time by the Company at its sole discretion, including, but not limited to, the Fixed Series, Flex Series and Variable Series as defined in this Indenture.

“Default” means any event that with the passage of time or the giving of notice or both is or could be an Event of Default.

“ECCU” means the Evangelical Christian Credit Union, 955 West Imperial Highway, Brea, California, 92821.

“Effective Date” means April __, 2008.

“Events of Default” means those Events of Default defined under “Events of Default” herein, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

“Fixed Charge Coverage Ratio” means, with respect to any period, the ratio of the Cash Flow of the Company for such period to the Fixed Charges of the Company for such period. In the event the Company incurs, assumes, guarantees, repays, redeems or otherwise retires any Indebtedness (other than any Subordinated Loan) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, redemption or retirement of Indebtedness, including, if applicable, the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any period, consolidated interest expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, noncash interest payments and the interest component of capital leases, but excluding amortization of deferred financing fees) plus, without duplication, all interest capitalized for such period on a consolidated basis and in accordance with GAAP. Fixed Charges shall not include any interest expense for such period paid or accrued with respect to any loan to the extent it is expressly subordinated in right of payment to amounts due and payable with respect to the Class A Notes.

“Fixed Series Note” means any Note designated as a Fixed Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Fixed Series Notes may be issued in one or more of the following Categories.

“Fixed 1” Notes which require an initial investment of at least $1,000 but less than $5,000;

“Fixed 5” Notes which require an initial investment of at least $5,000 but less than $10,000.

“Fixed 10” Notes which require an initial investment of at least $10,000 but less than $25,000.

“Fixed 25” Notes which require an initial investment of at least $25,000 but less than $50,000.

“Fixed 50” Notes which require an initial investment of at least $50,000 but less than $100,000.

“Fixed 100” Notes which require an initial investment of at least $100,000.

Each Category of Fixed Note shall pay interest at the rate designated for its respective Category designated on the Rate Schedule effective on the date the Fixed Series Note is issued. The Fixed Series Notes shall have a term (“maturity”) of not less than twelve (12) months nor more than sixty (60) months.

“Flex Series Note” means any Note designated as a Flex Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Flex Series Notes may be issued in one or more of the following Categories:

“Flex 25 Notes” which require an initial investment of at least $25,000, but less than $50,000.

“Flex 50 Notes” which require an initial investment of at least $50,000, but less than $100,000.

“Flex 100 Notes” which require an initial investment of at least $100,000, but less than $250,000.

“Flex 250 Notes” which require an initial investment of at least $250,000.

Each Category of Flex Note shall pay interest at the rate for the respective Category designated by the Company on the Rate Schedule effective on the date the Flex Note is issued. The Holder of the Flex Note may elect to reset the interest rate on the Flex Note once during each 12-month period next following the date of issuance to the then current Flex Note interest rate for that Category. All Flex Notes shall have a Maturity Date of eighty-four (84) months from the Issuance Date and may withdraw up to ten percent (10%) of the principal at any time or from time to time without penalty or reduction during any 12-month period following the first anniversary date of the Issuance Date.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Holder” means the Person or Persons in whose name a Class A Note is registered on the books and records of the Company as a holder of Class A Notes.

“Indebtedness” means any indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or credit (or reimbursement agreements in respect thereof), (ii) representing the balance deferred and unpaid of the purchase price of any property, (iii) representing capital lease obligations; and (iv) representing any hedging obligations, except, in each case, any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than hedging obligations) would appear as a liability upon a balance sheet prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of obligations of other persons that would be included within this definition.

“Indenture” means this Agreement as originally executed or as it may from time to time be supplemented, modified or amended by one or more supplemental agreements hereto entered into pursuant to the applicable provisions hereof.

“Issuance Date” means the date the Note is first issued on the Company’s books and records.

“Majority in Interest” means, as of the date of determination, a majority of the unpaid principal amount of all Outstanding Notes plus all unpaid interest due thereon (as reflected on the books and records of the Company).  In determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

“Maturity Date” means the date on which the unpaid balance of principal and accrued interest is due and payable on the respective Class A Note. The Maturity Date of the Fixed Series Notes may be six (6), twelve (12), twenty-four (24), thirty (30) or sixty (60) months from the Issuance Date. The Maturity Date of the Flex Series Notes is eighty-four (84) months from the Issuance Date. The Maturity Date of the Variable Series Notes shall have a Maturity Date of seventy-two (72) months from the Issuance Date.

“Net Income” means, with respect to the Company for any period, the aggregate of the net income of the Company for such period, on a consolidated basis, determined in accordance with GAAP; provided that the Net Income of any entity that is not a subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent entity or a wholly-owned subsidiary of the Company.

“Net Tangible Assets” means, with respect to the Company, the total amount of assets of the Company and any subsidiary (less applicable reserves) on a consolidated basis, as determined in accordance with GAAP, less intangible assets. For purposes of computing Net Tangible Assets, all transactions between the Company and any Affiliates, including ECCU, shall be treated as if the transactions had been entered into with an unaffiliated third-party except to the extent GAAP would require any different treatment.

“Holder Representative” means the person who may be designated by a Majority in Interest of the Holders to act on behalf of the Holders as provided in Section 10.02.

“Notes” means the Class A Notes.

“Other Indebtedness” means any Indebtedness of the Company outstanding, except any balance owing on the Alpha Class Notes or the Class A Notes, including any extension, refinancing, refunding, renewal, substitution or replacement of any such Notes, but only to the extent that any such extension, refinancing, refunding, renewal, substitution or replacement does not exceed the principal amount of the Note being extended, refinanced, refunded, renewed, substituted or replaced (plus the amount of the reasonable fees and expenses in connection therewith) and that no additional security is granted in connection with any such extension, refinancing, refunding, renewal, substitution or replacement.

“Outstanding Notes” when used with respect to Class A Notes means, as of the date of determination, all Class A Notes theretofore issued and delivered by the Company and not paid, prepaid or redeemed in full pursuant to their terms.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Amount” means, for the purposes of determining the amount of the Class A Notes issued or at any time outstanding, the unpaid aggregate advances to principal of the Class A Notes made by the holders thereof, whether upon issuance or subsequent thereto, except “Principal Amount” shall not include any unpaid interest, penalties or other charges added to principal of the Notes under the terms of the Class A Notes or otherwise.

“Prospectus” means, at any time determined, the final Prospectus then current as filed as part of the Registration Statement filed by the Company with the SEC under the 1933 Act covering the offer and the sale of the Notes, as it may be amended or supplemented.

“Rate Schedule” means the schedule of interest rates payable on the Class A Notes as the Company may from time to time designate.

“Responsible Officer” means in the case of the Trustee, any officer within the Trustee’s Corporate Trust Department (or successor group) or in the case of the Company or any non-individual Holder Representative, the Chief Executive Officer, President, Vice President, Chief Financial Officer or Secretary.

“SEC” means the U.S. Securities and Exchange Commission.

“Subordinated Loan” means any loan, credit line or other credit facility, whether or not then funded, to the extent the Company’s obligation to repay such loan, credit line or other credit facility is expressly subordinated in right to payment on a current basis to the Class A Notes.

“Subsidiary” means any corporation, limited liability company or partnership over which the Company may exercise majority control.

 “Tangible Adjusted Net Worth” means the Adjusted Net Worth of the Company less the Company’s intangible assets, if any.

“Trustee” means U.S. Bank National Association or a successor Trustee approved pursuant to the applicable provisions of this Indenture.

“Variable Series Note” means any Note designated as a Variable Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Variable Series Notes may be issued in one or more of the following Categories:

“Variable 10 Notes” which require an initial investment of at least $10,000, but less than $25,000.

“Variable 25 Notes” which require an initial investment of at least $25,000, but less than $50,000.

“Variable 50 Notes” which require an initial investment of at least $50,000, but less than $100,000.

“Variable 100 Notes” which require an initial investment of at least $100,000.

Each Category of Variable Note shall pay interest at the variable rate designated by the Company for the respective Category designated on the Rate Schedule effective on the date of issuance of the Note and shall have term or maturity of seventy-two (72) months from the date of issuance.

ARTICLE II

CONTINUING COVENANTS OF THE COMPANY

Section 2.01. Limitation on Restricted Payment.  While any Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company’s capital stock or the capital stock of any subsidiary (other than dividends or distributions payable (a) in capital stock of the Company or the capital stock of the subsidiary or (b) to the Company or any subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or any wholly-owned subsidiary; (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to the scheduled maturity of any mandatory sinking fund payments thereon or the stated maturity thereof, any Indebtedness of the Company that is subordinated in right of payment to the Class A Notes (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”) unless, at the time of such Restricted Payment:

(a)             no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)             such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company or any subsidiary, does not exceed the sum of:

(i)     50% of the Net Income of the Company for the period (taken as one accounting period) commencing on January 1, 2000 and ending on the last day of the Company’s most recently ended full fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Net Income for such period is a deficit, 100% of such deficit), plus

(ii)           100% of the aggregate net cash proceeds received by the Company from the issue or sale of capital stock of the Company (other than capital stock sold to a subsidiary of the Company), debt securities or capital stock convertible into capital stock of the Company upon such conversion, or any funds advanced or loaned to the Company pursuant to any Subordinated Loan; plus

(iii)                100% of the cash, if any, contributed to the capital of the Company, as additional paid in capital by any stockholder of the Company.

(c)             The foregoing notwithstanding, the provisions of subsection(b)(i), (ii) and (iii) above shall not prohibit the following Restricted Payments:

(i)     the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(ii)                the payment of interest or principal on, or the purchase, redemption or other acquisition or retirement for value prior to the stated maturity of any of the Alpha Class Notes; or

(iii)                (a) the redemption, repurchase, retirement or other acquisition of any capital stock of the Company, (b) the purchase, redemption or other acquisition or retirement for value prior to the scheduled maturity of any mandatory sinking fund payments or stated maturity of Indebtedness of the Company subordinated in right of payment to the Holders, or (c) the making of any investment in the Company or any subsidiary of the Company in each case of (a), (b) and (c) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Company) of, capital stock of the Company.

Section 2.02. Limitation on Outstanding Class A Notes.  The Company shall not issue any Class A Note if, after giving effect to such issuance, the unpaid Principal Amount of the Class A Notes outstanding at any time would have an aggregate unpaid balance exceeding $100,000,000.

Section 2.03. Limitation on Incurrence of Indebtedness. While any Class A Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, “incur”) any Indebtedness; unless, the Fixed Charge Coverage Ratio of the Company, determined on a consolidated basis, for the Company’s most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least one and one-fifth (1.20) to one (1.0), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom to a repayment of any Indebtedness), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period. Provided, however, that notwithstanding the foregoing, the Company may incur Indebtedness that constitutes one or more of the following: (i) is evidenced by a Note issued pursuant to this Indenture; (ii) any Alpha Class Note or any Indebtedness which was existing on the last day of the calendar quarter last ending before the Effective Date, as such Indebtedness may be later renewed, extended or modified; (iii) is incurred in the Company’s ordinary course of business for the funding of its mortgage loan investments, including, but not limited to warehouse lines of credit and gestation or repurchase credit facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker’s acceptances or letters of credit provided by the Company in its ordinary course of business; or (v) when incurred, does not result in aggregate Other Indebtedness in excess of twenty million dollars ($20,000,000) outstanding immediately after the Indebtedness is incurred.

 Section 2.04. Merger, Consolidation or Sale of Assets. While any Class A Note is outstanding, the Company shall not consolidate or merge with or into any other person or entity (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (excepting loans held for sale in the normal course of the Company’s mortgage banking operations) in one or more related transactions to, another corporation, person or entity, unless, immediately after such transaction no Default or Event of Default exists, and either: (i) the Company is the entity surviving such transaction, or (ii) if the entity surviving such transaction is not the Company, such entity assumes, by contract or operation of law, the Company’s obligations under the Class A Notes and under this Agreement.

Section 2.05. Maintenance of Tangible Adjusted Net Worth.  In the event that, while any Class A Note is outstanding, within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) as of the end of which the Company’s Tangible Adjusted Net Worth is less than four million dollars ($4,000,000) (the “Minimum Tangible Adjusted Net Worth”), the Company shall notify the Holders of such event and shall within sixty (60) days thereafter restore its Tangible Adjusted Net Worth to an amount greater than the Minimum Tangible Adjusted Net Worth.

Section 2.06. Payment of Trustee’s Compensation and Expenses. The Company shall pay the Trustee’s compensation and expenses provided for in Section 3.08, and the Trustee shall look only to the Company for such payment except as the Holders may from time to time otherwise agree.

Section 2.07. SEC Reports. The Company shall file with the Trustee within fifteen (15) days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or 15(d) of the 1934 Act. The Company also shall comply with the other provisions of Section 314(a) of the 1939 Act.

Section 2.08. The Company to Furnish Trustee Lists of Holders. The Company will furnish or cause to be furnished to the Trustee not more than five (5) days after its appointment and acceptance as Trustee, and at such other times as the Trustee may reasonably request in writing, within ten (10) business days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably request containing all the information in the possession or control of the Company, or any of its paying agents, as to the names and addresses of the Holders of the Notes, obtained since the date as of which the next previous list, if any, was furnished, and the status of the amount of principal and interest paid or outstanding in respect of each of the Notes.

Section 2.09. Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Class A Notes and the business and affairs of the Company in accordance with generally accepted accounting principles. The Company shall furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in the Company’s possession.

ARTICLE III

TRUSTEE

Section 3.01. Appointment of Trustee; Acceptance.  The Company hereby appoints U.S. Bank National Association as Trustee hereunder. The Trustee shall signify its acceptance of the duties and obligations imposed upon it by this Indenture, by executing this Indenture.

Section 3.02. Certain Duties and Responsibilities of Trustee.

(a)             The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(b)             If an Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and subject to subsection (c)(iii), use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)             No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, in each case, as finally adjudicated by a court of law, except that

(i)                 this subsection shall not be construed to limit the effect of subsection (a);

(ii)                the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Holder Representative, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

(iv)                no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it in its sole discretion.

(d)             Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 3.02.

(e)             The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates of the Company’s officers and/or opinions of the Company’s legal counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

(f)             The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(g)             The rights of the Trustee and limitations of liability enumerated herein and in Section 3.04 shall extend to actions taken or omitted in its role as assignee of the Company under any other documents or instruments relating to or arising from or as a result of this Indenture (“Note Documents”).

Section 3.03. Notice of Defaults.  Upon the occurrence of any Event of Default hereunder and provided that a Responsible Officer of the Trustee is aware of or has received notice of the existence of such Event of Default, promptly with respect to the Company and the Holder Representative, and within 30 days with respect to any other Holder, the Trustee shall transmit by mail to the Company and the Holder Representative, and to the Holders, notice of such Event of Default known to the Trustee pursuant to Section 3.03, unless such Event of Default shall have been cured or waived.

Section 3.04. Certain Rights of Trustee.  Except as otherwise provided in Section 3.01:

(a)             the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)             any request or direction of the Company mentioned herein shall be sufficiently evidenced by a certificate or order executed by a Responsible Officer;

(c)             whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Certificate of the Company;

(d)             the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holder Representative pursuant to this Indenture, unless the Holder Representative shall have offered to the Trustee in writing security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided that nothing contained in this subparagraph (d) shall be construed to require such security or indemnity for the performance by the Trustee of its obligations under this Indenture;

(e)             the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company, personally or by agent or attorney after reasonable notice and during normal business hours;

(f)             the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and pay reasonable compensation thereto and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. The Trustee may act, or refrain from acting, upon the advise of counsel of its choice concerning all matters of the trusts hereof and the Trustee shall not be responsible for any loss or damage resulting from any action or inaction taken in reliance upon said advice; and

(g)             the Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default except for Events of Default specified in Section 4.01, unless a Responsible Officer of the Trustee shall be specifically notified by a notice of such Default or Event of Default by the Company, the Holder Representative, or by any Holder, and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered in writing to a Responsible Officer of the Trustee at the Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Default or Event of Default as aforesaid.

Section 3.05. Not Responsible for Recitals.  The recitals contained herein and in the Notes, except the certificate of authentication on the Notes, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Notes, or as to any security which may be afforded thereby, or as to the validity or sufficiency of this Indenture or of the Notes.

Section 3.06. May Hold Notes.  The Trustee in its individual or any other capacity may become the Owner or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

Section 3.07. Money Held in Trust.  Any money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly provided in this Indenture.

Section 3.08. Compensation and Expenses of the Trustee. The Company shall pay compensation to and the expenses of the Trustee as follows:

(a)             To pay the compensation set forth in Exhibit A hereto;

(b)             To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including reasonable fees and expenses of counsel for the Trustee, except as such expense, disbursement or advance may be attributable to the Trustee’s gross negligence or bad faith;

(c)             To indemnify the Trustee for, and to hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligations of the Company hereunder shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

Section 3.09. Trustee Required; Eligibility.  Any successor Trustee shall at all times be a trust company, a state banking corporation or a national banking association with the authority to exercise trust powers in the State and (a) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; or (b) be a wholly-owned subsidiary of a bank holding company, or a wholly-owned subsidiary of a company that is a wholly-owned subsidiary of a bank holding company, having a combined capital surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, or having at least $50,000,000 of trust assets under management and have a combined capital surplus of at least $2,000,000 as set forth in its most recent published annual report of condition; or (c) is otherwise acceptable to the Holder Representative in its sole and absolute discretion.

Section 3.10. Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee hereunder and no appointment of a successor Trustee pursuant to this Article III shall become effective until the written acceptance by the successor Trustee of such appointment.

(b)           The Trustee may resign at any time by giving 30 days’ notice thereof to the Company and the Holder Representative. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Company or the Holder Representative may remove the Trustee at any time with 30 days’ notice delivered to the Trustee, the Company, and the Holder Representative.

(d)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Holder Representative shall promptly appoint a successor Trustee. If, within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, no successor Trustee shall have been appointed by the Holder Representative and accepted appointment in the manner hereinafter provided, any Holder or retiring Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           The retiring Trustee shall cause notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to be mailed by first-class mail, postage prepaid, to the Holders. Each notice shall include the name of the successor Trustee and the address of the successor Trustee.

Section 3.11. Acceptance of Appointment by Successor.

(a)           Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; notwithstanding the foregoing, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

(b)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article III, to the extent operative.

Section 3.12. Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article III, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 3.13. Requirements for Holder Consent and Instruction to the Trustee.

(a)           Notwithstanding anything to the contrary contained in this Indenture, except for any provision of Article IX regarding the consent or approval of all Holders to any supplement or amendment to this Indenture, the Notes, or to any of the other documents relating to the Notes, the following provisions shall govern and control with respect to any consents, determinations, elections, approvals, waivers, acceptances, satisfactions or expression of opinion of or the taking of any discretionary act or the giving of any instructions or the taking of actions by the Holder Representative or the Holders under this Indenture.

(b)           The Company and the Trustee acknowledge that the Holders by a Majority in Interest may designate a successor Holder Representative. Except as otherwise provided in this Indenture, the Holder Representative shall have the authority to bind the Holders for all purposes under this Indenture and under any Note Documents, including, without limitation, for purposes of exercising the rights of the Holder Representative under Section 9.05. The Trustee shall be entitled to rely upon the acts of any such Holder Representative as binding upon the Holder Representative and the Holders.

(c)           Until the Trustee receives notice signed by the Holder Representative that a new Holder Representative has been appointed by a Majority in Interest of the Holders, the Holder Representative shall continue to act in such capacity and the Trustee shall continue to rely on the actions of such Holder Representative for all purposes under this Indenture.

Section 3.14. Appointment of Co-Trustee.

(a)           It is the purpose of this Indenture that there shall be no violation of any laws of any jurisdiction (including particularly the laws of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of litigation as a result of any Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee, in trust, as herein provided, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 3.14 are adopted to these ends.

(b)           The Trustee is hereby authorized to appoint an additional individual or institution as a separate or co-trustee hereunder, upon notice to the Company and with the consent of the Company and the Holder Representative, but without the necessity of further authorization or consent, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)           Should any instrument in writing from the Company be required by the separate trustee or co-trustee appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request of the Trustee, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate trustee or co-trustee.

Section 3.15. Loan Servicing.  The Company and the Trustee acknowledge that the Company shall service the Notes directly but may, in its discretion, appoint a Paying Agent as provided in Section 8.04.

Section 3.16. No Recourse Against Officers or Employees of Trustee.  No recourse with respect to any claim related to any obligation, duty or agreement contained in this Indenture or any Note Document shall be had against any officer, shareholder, director or employee, as such, of the Trustee, it being expressly understood that the obligations, duties and agreements of the Trustee contained in this Indenture and any Note Documents are solely corporate in nature.

Section 3.17. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture, or documents related thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee hereunder, be for the ratable benefit of the Holders of the Notes (based on the aggregate amount of unpaid principal and interest due each such Holder on such date) in respect of which such judgment has been recovered.

Section 3.18. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion, may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion, may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.03, or a suit by Holders of more than 10% in principal amount of the Notes.

Section 3.19. Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the 1939 Act, excluding any creditor relationship listed in Section 311(b) of the 1939 Act.  A Trustee who has resigned or been removed is subject to Section 311(a) of the 1939 Act to the extent indicated.

Section 3.20. Rights to Settle or Compromise. Trustee may not waive or make any settlement or compromise concerning the rights of Holders, including in regard to payments of principal or interest, unless it is approved by a Majority in Interest of the Holders. Any waiver, settlement or compromise so approved would be binding upon all the Holders, except if and only if required by law, the Trustee may provide a procedure for any Holder so desiring to remove itself from the group settlement and to allow the Holder opting out of the group settlement to proceed to enforce its rights individually and as it sees fit.

Section 3.21. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)             an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)             an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 3.22. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)             a statement that the person making such certificate or opinion has read such covenant or condition;

(b)             a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)             a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)             a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01. Events of Default. Each of the following constitutes an Event of Default under the Notes:

(a)             default for thirty (30) days in the payment when due of interest or penalty on any Note;

(b)             default for thirty (30) days in the payment when due of principal of any Note;

(c)             if not cured in a timely manner, failure by the Company to observe or perform any of the covenants or agreements in the Notes or set forth under Article II hereof required to be performed by it;

(d)             if not cured in a timely manner, default under the instruments governing any Other Indebtedness or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Other Indebtedness for money borrowed by the Company, whether such Other Indebtedness or guarantee now exists or is hereafter created, which default

(i)                 is caused by a failure to pay when due principal or interest on such Other Indebtedness within the grace period provided in such Other Indebtedness and which continues beyond any applicable grace period (a “Payment Default”) or

(ii)                results in the acceleration of such Other Indebtedness prior to its express maturity, provided in each case the principal amount of any such Other Indebtedness, together with the principal amount of any other such Other Indebtedness under which there has been a Payment default or the maturity of which has been so accelerated, aggregates $250,000 or more;

(e)             the Company fails to comply with any of its other agreements in the Notes or this Indenture and the Default continues;

(f)             the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)                  commences a voluntary case,

(ii)                consents to the entry of an order for relief against it in an involuntary case,

(iii)               consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)                makes a general assignment for the benefit of its creditors; or

(g)             a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                 is for relief against the Company in an involuntary case,

(ii)                appoints a Custodian of the Company or for all or substantially all of its property, or

(iii)                orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days.

Section 4.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable.  Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a Majority in Interest by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right to remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 4.04. Waiver of Past Defaults. The Holders of a Majority in Interest by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Note. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereof.

Section 4.05. Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)             the Holder gives to the Trustee notice of a continuing Event of Default;

(b)             the Holders of at least a Majority in Interest in principal amount of the Notes make a request to the Trustee to pursue the remedy;

(c)             such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)             the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)             during such 60-day period the Holders of a Majority in Interest do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 4.06. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 4.07. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)             To file and prove a claim for the whole amount of principal, interest and penalty owing and unpaid in respect of the Outstanding Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including to the extent permitted by law any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)             To collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder.

Section 4.08. Application of Money Collected.  Any money collected by the Trustee pursuant to this Article, together with any other sums then held by the Trustee hereunder, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest upon presentation of the Notes, and the notation thereof of the payment if only partially paid and upon surrender thereof if fully paid:

(a)             First: To the payment of all unpaid amounts due to the Trustee hereunder;

(b)             Second: To the payment of the whole amount then due and unpaid on the Outstanding Notes, for principal and interest and any penalties which may be due under the terms of the Notes, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid on such Notes, then to the payment of such principal and interest and without any preference or priority, ratably according to the aggregate amount so due; and

(c)             Third: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 4.09. Cure of a Default. To cure a Payment Default, the Company must mail to the Holder, direct deposit or credit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of seven and one-half percent (7 ½%) per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Class A Notes until the date it actually is mailed, deposited or credited.

Section 4.10. Rights and Remedies Cumulative. Except insofar as same shall contradict the express terms of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and the terms of this Indenture, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 4.11. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE V

CERTAIN RIGHTS OF THE HOLDERS

Section 5.01. Control by Majority in Interest. The Holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that the Trustee, in its sole discretion, determines to conflict with law or this Indenture, to be unduly prejudicial to the rights of other Holders, or to cause the Trustee to incur personal liability.

Section 5.02. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.03. Limitation on Actions. DURING THE PERIOD OF THE OPERATION OF THIS INDENTURE, NO HOLDER SHALL HAVE ANY RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING or judicial action pursuant to Article IV or otherwise, under or with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless all of the following have occurred:

(a)             Such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)             The Holders of not less than a Majority in Interest shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)             Such Holder has offered to the Trustee indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request and provided security therefor reasonably acceptable to the Trustee;

(d)             The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)             No written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a Majority in Interest.

It being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of, or pursuant to any provision of this Indenture to affect, disturb or prejudice the rights created under this Indenture or the rights of any other Holders of the Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Notes, no Holder shall have the right and each Holder hereby waives the right to sue individually except in accordance with the provisions of this Indenture.

ARTICLE VI

NOTEHOLDER LISTS, REPORTS BY THE
TRUSTEE AND THE COMPANY

Section 6.01. Reports by Trustee to Holders. Within sixty (60) days after December 31 of each year (the “reporting date”), the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the 1939 Act.  The Trustee also shall comply with Section 313(b)(2) of the 1939 Act.

Section 6.02. Reports to SEC. A copy of each report at the time of its mailing to Holders shall be filed with the SEC and any stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION VII

SATISFACTION OF NOTES

Section 7.01. Payment of Notes, Satisfaction and Discharge of Indenture. Whenever the Company has paid or caused to be paid all amounts then currently due and payable pursuant to the terms of the Notes then this Indenture and the rights and interests created hereby shall cease and become null and void (except as to any surviving rights of transfer or exchange of Notes herein or therein provided for and except as otherwise stated in the next paragraph) and the Trustee then acting as such hereunder shall, at the expense of the Company, execute and deliver such instruments of satisfaction and discharge as may be necessary. Notwithstanding anything to the contrary herein contained, the obligations of the Company to pay or reimburse the Trustee as provided herein shall survive the termination, satisfaction and discharge of this Indenture.

ARTICLE VIII

THE NOTES

Section 8.01. Form and Dating. The Notes shall be substantially in the forms included in Exhibit A, which is part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

Section 8.02. Execution and Authentication. The following provisions shall govern authentication of the Notes.

(a)             A Note shall not be valid until authenticated by the manual signature of the Company. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(b)             At least one Officer shall sign the Notes for the Company by manual or facsimile signature.

(c)             If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

Section 8.03. Registrar and Paying Agent. The Company may, in its sole discretion, upon prior notice to the Trustee maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and/or an office or agency where Notes may be presented for payment (“Paying Agent”). Until such time, the Company shall perform all sufficient and necessary functions as Registrar and Paying Agent for the Notes. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.

Section 8.04. Paying Agent to Hold Money in Trust. The Company may but is not required to appoint a Paying Agent for the Notes. The Company will require any Paying Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

Section 8.05. Holder Lists. The Registrar shall furnish to the Trustee within thirty (30) days after the end of each calendar quarter and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders.

Section 8.06. Transfer and Exchange. Where Notes are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall authenticate Notes at the Registrar’s request. The Company may charge a reasonable fee for any registration of transfer or exchange.

Section 8.07. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and authenticate a replacement Note if the Company’s requirements are met. If required by the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Section 8.08. Outstanding Notes. The Notes outstanding at any time are all the authenticated Notes except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. If a Note is replaced pursuant to Section 8.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If Notes are considered paid under Section 7.01, they cease to be outstanding and interest on them ceases to accrue.

Section 8.09. Treasury Notes. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note. However, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

Section 8.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and any Paying Agent shall forward to the Company any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Company shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Notes as the Company determines. The Company may not issue new Notes to replace Notes that it has paid or delivered for cancellation.

Section 8.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to Holders a notice that states the record date, payment date, and amount of interest to be paid.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS;
AMENDMENT OF ANY NOTE DOCUMENTS

Section 9.01. Supplemental Trust Agreements without Holders’ Consent.  The Company and the Trustee from time to time may enter into a Supplemental Agreement, without the consent of any Holders, but with the consent of the Holder Representative, as are necessary or desirable to:

(a)           cure any ambiguity or formal defect or omission or correct or supplement any provision herein that may be inconsistent with any other provision herein;

(b)           grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Holders or the Trustee;

(c)           amend any of the provisions of this Indenture to the extent required to maintain the exclusion of interest on the Notes from gross income for federal income tax purposes;

(d)           add to the covenants and agreements of the Company in this Indenture other covenants and agreements thereafter to be observed by the Company or to surrender any right or power herein reserved to or conferred upon the Company;

(e)           make any change herein which may be required by any Rating Agency in order to obtain a rating by such Rating Agency on the Notes;

(f)           amend, alter, modify or supplement this Indenture in a manner necessary or desirable in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(g)           make any other change, which, pursuant to the notice of the Holder Representative, is not materially adverse to the interests of the Holders. The Trustee will provide the Holder Representative with at least ten Business Days’ notice of any proposed Supplemental Agreement. Immediately after the execution of any Supplemental Agreement for any of the purposes of this Section 9.01, the Trustee shall cause a notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. A failure on the part of the Trustee to mail the notice required by this Section 9.01 shall not affect the validity of such Supplemental Agreement.

Section 9.02. Supplemental Trust Agreements with Holders’ Consent.

(a)           Except as otherwise provided in Section 9.01, subject to the terms and provisions contained in this Section 9.02 and Section 9.03, the Holder Representative shall have the right, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Company and the Trustee, of each Supplemental Agreement as shall be deemed necessary or desirable by the Company or the Holder Representative for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Agreement; provided, however, that nothing herein contained shall permit, or be construed as permitting, without the consent of the Holders of all of the Notes affected by such Supplemental Agreement, (i) an extension in the payment with respect to any Note issued hereunder, or (ii) a reduction in any payment payable under or with respect to any Note, or the rate of interest on any Note, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Note over any other Notes, or (v) a reduction in the aggregate principal amount of the Notes required for consent to such Supplemental Agreement or to any amendment, change or modification to this Indenture as provided in this Article IX, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with any Note issued hereunder. Nothing herein contained, however, shall be construed as making necessary the approval of Holders (other than the Holder Representative) of the execution of any Supplemental Agreement authorized in Section 9.01.

(b)           If at any time the Company shall request the Trustee to enter into a Supplemental Agreement for any of the purposes of this Section 9.02, the Trustee, at the expense of the Company, shall cause notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 9.02, and any such failure shall not affect the validity of such Supplemental Agreement when consented to and approved as provided in this Section 9.02.

(c)           Whenever, at any time within one year after the date of mailing of such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative which instrument or instruments shall refer to the proposed Supplemental Agreement described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Trustee may, subject to the provisions of the subsection (a), execute such Supplemental Agreement in substantially such form.

(d)           Subject to subsection (a), if, at the time of the execution of such Supplemental Agreement, the Holder Representative shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to the execution of such Supplemental Agreement, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof.

Section 9.03. Supplemental Agreements Part of Indenture.  Any Supplemental Agreement executed in accordance with the provisions of this Article IX shall thereafter form a part of this Indenture, and all of the terms and conditions contained in any such Supplemental Agreement as to any provision authorized to be contained therein shall be, and be deemed to be part of the terms and conditions of this Indenture for any and all purposes. This Indenture shall be, and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and Holders shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments. Express reference to any Supplemental Agreement may be made in the text of any Notes authenticated after the execution of such Supplemental Agreement, if deemed necessary or desirable by the Trustee.

Section 9.04. Discretion of Trustee to Execute Supplemental Agreement.  Except in the case of a direction from the Holder Representative (unless the Trustee determines, in its reasonable discretion, that such Supplemental Agreement increases its duties or adversely affects its rights, privileges or indemnities), the Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any Supplemental Agreement if such Supplemental Agreement is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company’s Counsel that such Supplemental Agreement is contrary to law or materially adverse to the rights of the Holders.

Section 9.05. Consents and Opinions.  Subject to Section 9.01, any Supplemental Agreement entered into under this Article IX shall not become effective unless and until the Holder Representative shall have approved the same in writing, each in its sole discretion. No Supplemental Agreement shall be effective until the Company, the Holder Representative and the Trustee shall have received a favorable Opinion of the Company’s Counsel. The Trustee and the Company shall receive, at the expense of the Company, or, if such Supplemental Agreement is requested by the Holder Representative, at the expense of the Holder Representative, an Opinion of the Company’s Counsel to the effect that any such proposed Supplemental Agreement is authorized and complies with the provisions of this Indenture.

Section 9.06. Notation of Modification on Notes; Preparation of New Notes. Notes authenticated and delivered after the execution of any Supplemental Agreement pursuant to the provisions of this Article IX may bear a notation, in form approved by the Trustee and the Company, as to any matter provided for in such Supplemental Agreement, and if such Supplemental Agreement shall so provide, new Notes, so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such Supplemental Agreement, may be prepared by the Company, at the expense of the Company, or, if such amendment is requested by the Holder Representative, at the expense of the Holder Representative, authenticated by the Trustee and delivered without cost to the Holders of the Notes then outstanding, upon surrender for cancellation of such Notes in equal aggregate principal amounts.

Section 9.07. Amendments to a Note Document Not Requiring Consent of Holders.  The Company and the Trustee may, without the consent of or notice to the Holders, consent to any amendment, change or modification of this Indenture or any Note Document as is necessary or desirable to:

(a)           cure any ambiguity or formal defect or omission, correct or supplement any provision therein;

(b)           grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Holders or the Trustee;

(c)           amend any of the provisions therein to the extent required to maintain the exclusion from gross income of interest on the Notes for federal income tax purposes;

(d)           add to the covenants and agreements of the Company therein other covenants and agreements thereafter to be observed by the Company or to surrender any right or power therein reserved to or conferred upon the Company;

(e)           make any change that is required by any Rating Agency in order to obtain or maintain a rating by such Rating Agency on the Notes;

(f)           amend, alter, modify or supplement such document in a manner required in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(g)           make any other change, which, pursuant to the notice of the Holder Representative, is not materially adverse to the interests of the Holders of the Notes.

Section 9.08. Amendments to Note Documents Requiring Consent of Holders.

(a)           Except for the amendments, changes or modifications corresponding to those provided in Section 9.07, neither the Company nor the Trustee shall consent to any other amendment, change or modification of any Note Document (other than this Indenture) without the consent of the Holder Representative; provided, however, that nothing herein shall permit or be construed as permitting, without the consent of the Holders of all of the Notes, (i) an extension of the time of payment of any amounts payable under the Notes, or (ii) a reduction in the amount of any payment to be made with respect to the Notes, or the rate of interest on the Notes, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Notes over any other Notes, or (v) a reduction in the aggregate principal amount of the Notes required for consent to any such amendment, change or modification as provided herein, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with the Notes issued hereunder. If at any time the Company requests consent to any such proposed amendment, change or modification of any of such documents, other than an amendment, change, or modification permitted by Section 9.07, the Trustee shall, at the expense of the Company, cause notice of such proposed amendment, change or modification to be mailed, postage prepaid, to Holders. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the amendment to such document embodying the same are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 9.08, and any such failure shall not affect the validity of such supplement or amendment to such document when consented to and approved as provided in this Section 9.08.

(b)           Whenever, at any time within one year after the date of mailing such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative, which instrument or instruments shall refer to the proposed amendment or supplement to the document described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Company and/or the Trustee may execute such amendment in substantially the form on file as provided above, without liability or responsibility to any Holder, whether or not such Holder has consented thereto.

Section 9.09. Consents and Opinions.  Subject to Section 9.01, any amendment, change or modification otherwise permitted under this Article IX shall not become effective unless the Holder Representative shall have approved the same in writing, in its sole discretion. The Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any supplement or amendment as provided in this Section 9.09 if such supplement or amendment is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company’s Counsel that such supplement or amendment is contrary to law or materially adverse to the rights of the Holders or the liabilities or indemnities of the Trustee. No such supplement or amendment shall be effective until the Company and the Trustee shall have received an Opinion of the Company’s Counsel to the effect that any such proposed supplement or amendment complies with the provisions of this Indenture, and any other opinion that may be required by the Trustee or the Holder Representative.

ARTICLE X

PROVISIONS OF GENERAL APPLICATION

Section 10.01. Acts of Holders.

(a)             Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by an instrument duly executed and delivered by the Holder Representative, or if there is then none, by one or more substantially concurrent instruments of substantially similar tenor signed by such Holders in person or by an agent or attorney duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is herein expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.

(b)             The ownership of the Notes shall be conclusively proven by the books and records of the Company.

(c)             Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.02. Holder Representative.

(a)             In the event of a default, Holders shall appoint a Holder Representative to act on their behalf.  The Holder Representative shall provide written notice to the Trustee designating particular individuals authorized to execute any consent, waiver, approval, direction or other instrument on behalf of the Holder Representative and such notice may be amended or rescinded by the Holder Representative at any time.  The Holder Representative may be removed and a successor appointed by a written notice given by a Majority in Interest of the Holders to the Trustee, and the Company.  The removal and reappointment shall be effective immediately upon receipt of such notice by the Trustee.  A Majority in Interest of the Holders may appoint any Person to act as Holder Representative.

(b)             If for any reason, no Holder Representative shall then be appointed, all references to Holder Representative herein shall be deemed to refer to a Majority in Interest of the Holder.

(c)             Whenever pursuant to this Indenture or any other Note Document the Holder Representative exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Holder Representative, the decision of the Holder Representative to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein or therein provided) be in the sole discretion of the Holder Representative, and shall be final and conclusive.

(d)             Whenever this Indenture or any Note Document requires the consent, determination, election, approval, waiver, acceptance, satisfaction or expression of opinion of, or the taking of any discretionary act by the Trustee (all of the foregoing being referred to as “Consent” in this Section 10.02), the right, power, privilege and option of the Trustee to withhold or grant its Consent shall be deemed to be the right, power, privilege and option of the Holder Representative to withhold or grant such Consent, and the Trustee shall have no responsibility for any action or inaction with respect thereto, except as may be otherwise set forth in this Indenture.

Section 10.03. Notices. Any notice, request, demand, authorization, direction, consent, waiver or Act of Holders or other direction, demand, notice or document provided or permitted by this Indenture to be made upon, given or furnished to, given, delivered or filed under this Indenture shall, unless otherwise expressly permitted in this Indenture, be in writing and shall be delivered as required to:

(a)             The Trustee, U.S. Bank National Association, at 633 W. Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services;

(b)             The Company, Ministry Partners Investment Corporation, at 955 West Imperial Highway, Brea, California 92821, Attention: the President;

(c)             To each Holder of such Notes, at the address of such Holder as it appears in the books and records of the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the first publication of such notice.

(d)             Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Note register kept by the Company. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(e)             Any notice or communication by the Company or the Trustee to the other that is duly given in writing and delivered in person, by facsimile or e-mail, or mailed by first-class mail to the other’s address stated in this Section 10.03 shall be sufficiently given. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. The Company or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Section 10.04. Computations. All computations herein provided for shall be made in accordance with generally accepted accounting principles consistently applied. In determining generally accepted accounting principles, the Company may conform to any other rule or regulation of any regulatory authority having jurisdiction over the Company.

Section 10.05. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Any reference to an Article or Section shall, unless otherwise stated, be to the corresponding Article or Section number of this Indenture.

Section 10.06. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.07. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.08. Benefits of Indenture. Nothing in this Indenture or in the Class A Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.09. Governing Law. This Indenture and all rights and obligations of the undersigned hereof shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to conflict of law principles.

Section 10.10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of or interest on said Class A Note and for all other purposes whatsoever, whether or not such Note is overdue.

Section 10.11. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the 1939 Act, the required provision shall control.

Section 10.12. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(c) of the 1939 Act.

Section 10.13. Counterparts. This Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

THE COMPANY

MINISTRY PARTNERS INVESTMENT CORPORATION,
a California corporation

By:          _______________________________

THE TRUSTEE

U.S. BANK NATIONAL ASSOCIATION

By:           _______________________________

Title:        _______________________________

EXHIBIT B

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

FIXED SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:___________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $_____________	CATEGORY OF FIXED SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS FIXED SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the “Indenture”), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.           Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the sum of the Fixed Spread and the Swap Index in effect on the Issuance Date.

2.           Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.           Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

4.           Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

5.           Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the “Interest Reinvestment Election”), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

B-1

6.           Maker’s Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

7.        Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker’s sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on Principal Amount of the Note prepaid.

8.        Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

9.        Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.        California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

B-2

 EXHIBIT C

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

FLEX SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:___________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $_____________	CATEGORY OF FLEX SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: ________________________________ [See Section 6 Below]	TERM:_____________________________ NOTE NO.:__________________________

THIS FLEX SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the “Indenture”), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.           Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the sum of the Flex Spread plus the Swap Index in effect on the Issuance Date.

2.           Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.           Interest Reset Election. Commencing with each consecutive twelve month period commencing on the first anniversary date of the Issuance Date, Holder may, in Holder’s sole discretion, request Maker to reset the Interest Rate to the rate for a Flex Note of the Category and term in effect on the date of such request. Such reset request must be in writing dated and promptly delivered to Maker in person, via fax or electronic delivery, or by U.S. mail postmarked no later than the date of the request. Provided, however, Holder may make such a reset request only once during each such twelve month period and the interest rate may not be increased by more than one percent (1.0%) by any single adjustment or by more than a total of three percent (3.0%) by all adjustments over the term of the Note.

4.           Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

5.           Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

C-1

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

6.           Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the “Interest Reinvestment Election”), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

7.           Holder’s Right to Prepayment.  Commencing on the first anniversary date of the Issuance Date, Holder has the right to receive prepayment during any consecutive twelve-month period of up to a maximum of ten percent (10%) of the then outstanding balance of this Note, upon written notice to Maker.

8.           Prepayment of Note. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

9.           Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker’s sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on Principal Amount of the Note prepaid.

10.           Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11.           Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.           California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

C-2

EXHIBIT D

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

VARIABLE SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:___________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $_____________	CATEGORY OF VARIABLE SERIES NOTE: ____________
INTEREST REINVESTMENT ELECTED: ________________________________ [See Section 6 Below]	TERM:_____________________________ NOTE NO.:__________________________

THIS VARIABLE SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the “Indenture”), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.           Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the Variable Spread plus the Variable Index in effect on the Issuance Date.

2.           Interest Rate Adjustments. On the ___ day of each month, commencing with the month next following the month of the Issuance Date (an “Adjustment Date”) and continuing until the Note is repaid in full, the Interest Rate paid on this Note shall be adjusted to equal the Interest Rate which Maker would pay on the Category of this Variable Series Note had it been issued on the respective Adjustment Date.

3.           Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

4.           Holder’s Call for Payment. Anything else in this Note to the contrary notwithstanding, the Holder may call the entire unpaid balance of Principal and Interest on this Note due and payable upon written notice to Maker at any time after the unpaid principal balance on the Note has equaled $10,000 or more for at least ninety consecutive (90) days.

5.           Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

D-1

6.           Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

7.           Interest Reinvestment. If the Holder has elected to reinvest interest payable on the Note (the “Interest Reinvestment Election”), Maker shall defer all interest payable on its Note until the Payment Date by increasing the Principal Amount by an amount equal to each interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

8.           Maker’s Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

9.           Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note at any time prior to maturity. In such event, Maker shall determine in Maker’s sole judgment, whether to so prepay the Note. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on Principal Amount of the Note prepaid.

10.           Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11.           Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.           California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

D-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CUSTOMER PURCHASE APPLICATION

CLASS A NOTES

FIXED SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

[ ]	Individual [Mr.] [Mrs.] [Ms.] [Dr.]	(New IRA)	(IRA Rollover)

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Gift/Transfer to Minor

Custodian’s Name (one only)	Minor’s Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

PA FIXED-CUSTOMER-1

2.	MAILING ADDRESS	Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

3.             FIXED SERIES NOTE(S) PURCHASED    Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Fixed 1 Note	mos.	%
$_____________	Fixed 5 Note	mos.	%
$_____________	Fixed 10 Note	mos.	%
$_____________	Fixed 25 Note	mos.	%
$_____________	Fixed 50 Note	mos.	%
$_____________	Fixed 100 Note	mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly;
___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

Signature	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT COMPANY, LLC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FIXED-CUSTOMER-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CORPORATION PURCHASE APPLICATION

CLASS A NOTES

FIXED SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.             PURCHASER INFORMATION

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization	Tax Identification Number

 Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

Documents required for verification          Circle one and include a copy with application:
Articles of Incorporation
Signature pages of Trust
Partnership Agreement                                                                  Legal status: __________________________________________
Charter
Other:

2.             MAILING ADDRESS                                           Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

PA FIXED-CORPORATION-1

3.             FIXED SERIES NOTE(S) PURCHASED    Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Fixed 1 Note	mos.	%
$_____________	Fixed 5 Note	mos.	%
$_____________	Fixed 10 Note	mos.	%
$_____________	Fixed 25 Note	mos.	%
$_____________	Fixed 50 Note	mos.	%
$_____________	Fixed 100 Note	mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly;
___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

SS#

Signature	Print Name	Date

SS#

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)	Print Name	Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FIXED-CORPORATION-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CUSTOMER PURCHASE APPLICATION

CLASS A NOTES

FLEX SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

[ ]	Individual [Mr.] [Mrs.] [Ms.] [Dr.]	(New IRA)	(IRA Rollover)

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Gift/Transfer to Minor

Custodian’s Name (one only)	Minor’s Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

PA FLEX-CUSTOMER-1

2.	MAILING ADDRESS	Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

3.             FLEX SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Flex 25 Note	84mos.	%
$_____________	Flex 50 Note	84mos.	%
$_____________	Flex 100 Note	84mos.	%
$_____________	Flex 250 Note	84mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

Signature	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FLEX-CUSTOMER-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CORPORATION PURCHASE APPLICATION

CLASS A NOTES

FLEX SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.             PURCHASER INFORMATION

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization	Tax Identification Number

 Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

Documents required for verification          Circle one and include a copy with application:
Articles of Incorporation
Signature pages of Trust
Partnership Agreement                                                                  Legal status: __________________________________________
Charter
Other:

2.             MAILING ADDRESS                                           Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

PA FLEX-CORPORATION-1

3.             FLEX SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Flex 25 Note	84mos.	%
$_____________	Flex 50 Note	84mos.	%
$_____________	Flex 100 Note	84mos.	%
$_____________	Flex 250 Note	84mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

SS#

Signature	Print Name	Date

SS#

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)	Print Name	Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA FLEX-CORPORATION-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CUSTOMER PURCHASE APPLICATION

CLASS A NOTES

VARIABLE SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

1.           PURCHASER INFORMATION

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.           PURCHASER INFORMATION

[ ]	Individual [Mr.] [Mrs.] [Ms.] [Dr.]	(New IRA)	(IRA Rollover)

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Joint Tenant       [Mr.]   [Mrs.]   [Ms.]   [Dr.]

First Name	Middle Initial	Last Name	Date of Birth	Social Security Number

ID Type: (circle one) No.	Place Issued	Date Issued
Driver’s License Passport Other:		Date Expires

[  ]           Gift/Transfer to Minor

Custodian’s Name (one only)	Minor’s Social Security Number

Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

PA VARIABLE-CUSTOMER-1

2.	MAILING ADDRESS	Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

3.             VARIABLE SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Variable 10 Note	mos.	%
$_____________	Variable 25 Note	mos.	%
$_____________	Variable 50 Note	mos.	%
$_____________	Variable 100 Note	mos.	%
$_____________	Variable 250 Note	mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

Signature	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA VARIABLE-CUSTOMER-2

EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CORPORATION PURCHASE APPLICATION

CLASS A NOTES

VARIABLE SERIES

Send completed Purchase Application to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
915 West Imperial Highway, Suite 120
Brea, CA 92821

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  What this means for you:  When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We thank you for your understanding and cooperation.

1.             PURCHASER INFORMATION

[  ]           Corporate, Partnership, Trust or Other Organization

Exact Name of Corporation, Partnership or Other Organization	Tax Identification Number

 Trustee Accounts Only: Names of all Trustees Required by Trust Agreement to Sell/Purchase Notes

Date of Trust	Name of Trust	Tax Identification Number

Documents required for verification          Circle one and include a copy with application:
Articles of Incorporation
Signature pages of Trust
Partnership Agreement                                                                  Legal status: __________________________________________
Charter
Other:

2.             MAILING ADDRESS                                           Email address: __________________________________________

Street Address	Apt./Suite Number	City	State	Zip Code

If PO Box is mailing address, include a physical location address.

( )	( )	[ ] U.S.	[ ] Other
Business Telephone	Home Telephone	Citizenship	Indicate Country

( )	( )
Fax Number	Cell Phone Number

PA VARIABLE-CORPORATION-1

3.             VARIABLE SERIES NOTE(S) PURCHASED     Please indicate in the space provided, the amount to be purchased, the category, term and interest rate

Amount Purchased	Categories	Maturity (Term)	Interest Rate

$_____________	Variable 10 Note	mos.	%
$_____________	Variable 25 Note	mos.	%
$_____________	Variable 50 Note	mos.	%
$_____________	Variable 100 Note	mos.	%
$_____________	Variable 250 Note	mos.	%

$_____________	Total Amount Purchased Make check payable to “Ministry Partners Investment Company, LLC.”

4.             PAYMENT OPTIONS

[ ]	Reinvestment Option. Reinvest monthly all interest payments from the respective series of Notes in Notes of the same Series.

[ ]	Periodic Payment Option. I elect to receive all payments of interest on my Note: ___Monthly; ___Quarterly; ___Semi-annually; ___Annually

Check only one option - If no option is selected, interest will be paid monthly.  All principal and interest payments will be mailed to the Holder at the address stated above.

5.             SIGNATURES

By executing this PURCHASE APPLICATION I adopt and agree to be bound by the terms and conditions of the Indenture.  I am of legal age.  Sign below exactly as printed in Section 1 above.  For joint registration, both registered owners must sign. Under penalty of perjury, I certify with my signature below that the number shown in Section 1 above is my correct taxpayer identification number.  Also, I have not been notified by the Internal Revenue Service that I am currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

SS#

Signature	Print Name	Date

SS#

For corporations, trusts or partnerships: We hereby certify that each of the persons listed below has been duly elected, is now legally holding the office set forth opposite his/her name, and has the authority to execute this PURCHASE APPLICATION.

Signature - President, Trustee, General Partner or (Title)	Print Name	Date

Signature - Co-owner, Secretary of Corporation, Co-Trustee (other)	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC (“MPIC”) IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MPIC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER.  THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

PA VARIABLE-CORPORATION-2

No dealer, sales person or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.
MINISTRY PARTNERS INVESTMENT COMPANY, LLC $100,000,000 CLASS A NOTES PROSPECTUS December 23, 2009

[Outside Back Cover of Prospectus]

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Managers and Officers.

Registrant’s Operating Agreement authorizes Registrant to indemnify its agents (including its officers and managers to the fullest extent permitted under the California Limited Liability Company Act). Registrant’s Operating Agreement generally allows for indemnification of managers and officers against certain loss from proceedings including threatened, pending or completed investigative, administrative civil and criminal proceedings, provided such persons acted in good faith and in a manner the person reasonably believed to be in the best interests of Registrant or that the person had reasonable cause to believe to be lawful.

Item 25. Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by the company.

Securities and Exchange Commission Registration Fee	$7,860
Accounting and Legal Fees and Expenses	175,000
Printing	40,000
Blue Sky Registration Fees	15,000
Miscellaneous Expenses	12,140
TOTAL	$250,000

All of the above items except the registration fee are estimates.

Item 26. Recent Sales of Unregistered Securities.

The company from time to time sells debt securities on a negotiated basis to ministries or individuals who have purchased notes from the company before and/or are accredited persons within the meaning of Rule 501 under Regulation D. For each of these notes, interest rates, terms and other conditions of the loan were negotiated with the investor. Substantially all of these notes have a maturity of less than 12 months. The company has relied upon the exemptions under Regulation D and/or Section 4(2) of the 1933 Act in selling these securities.

During the period from January 1, 2009 to September 30, 2009, the company sold an aggregate of approximately $5,640,442 of debt securities to a total of 17 different investors, all except 6 of whom were accredited investors within the meaning of Regulation D. The company relied on the exemptions under 4(2), Regulation D and/or Regulation S under the 1933 Act in making these sales.

Through September 30, 2009, the company made sales in a private placement offering of 146,522 shares of its common stock, 98,600 shares of its Class I Preferred Stock, and 19,000 shares of its Class II Preferred Stock. All of the securities were sold in units for cash except for 5,500 shares of the Class I Preferred Stock, which were issued in exchange for 550 shares of outstanding Series A Preferred Stock. These sales resulted in $13,569,572 in new equity financing for the company. During this period, the company also sold 84,522 units, each unit consisting of one share each of Class I Preferred Stock and common stock. The initial 63,000 units sold included 63,000 shares of outstanding common stock resold by Evangelical Christian Credit Union (“ECCU”) for its own benefit. The company incurred no sales commissions or other underwriting costs. Securities were sold for cash. The securities were sold to a total of twelve (12) state or federal chartered credit unions and two (2) individuals. The sales of these securities were made directly by the company. The company relied on the exemptions under Section 4(2) and 4(6) of the Securities Act of 1933 in the sales of these securities.

Part II, Page 1

Item 27. Exhibits.

3.1	Articles of Organization – Conversion of Ministry Partners Investment Company, LLC, dated as of December 31, 2008 (1)

3.2	Operating Agreement of Ministry Partners Investment Company, dated as of December 31, 2008 (1)

3.3	Plan of Conversion of Ministry Partners Investment Corporation, dated September 18, 2008 (1)

3.4	Series A Preferred Unit Certificate of Ministry Partners Investment Company, LLC, dated as of December 31, 2008 (1)

3.5	Articles of Incorporation of Registrant (7)

3.6	Bylaws of Registrant (7)

3.7	Certificate of Amendment to Articles of Incorporation dated December 11, 2001 (8)

3.8	Certificate of Amendment to Bylaws dated August 17, 2006 (10)

3.9	Certificate of Amendment to Bylaws dated August 17, 2006 (10)

3.10	Certificate of Determination of Class I Preferred Stock filed September 6, 2006 (10)

3.11	Amendatory Certificate of Determination for Class I Preferred Stock filed October 26, 2006 (10)

3.12	Amendatory Certificate of Determination for Class II Preferred Stock filed September 25, 2006 (10)

3.13	Certificate of Amendment to Articles of Incorporation dated October 30, 2007 (11)

3.14	Certificate of Amendment to Bylaws dated October 30, 2007 (11)

4.1	Supplemental Agreement with Consent of Holders to Loan and Trust Agreement, dated September 30, 2008, by and between Ministry Partners Investment Corporation and U.S. Bank National Association (2)

4.2	Agreement of Resignation, Appointment and Acceptance, dated as of August 7, 2008, among Ministry Partners Investment Corporation, King Trust Company, N.A. and U.S. Bank National Association (2)

5.1	Opinion of Rushall & McGeever (19)

10.1	$10 Million Committed Line of Credit Facility and Security Agreement, dated October 8, 2007 (3)

10.2	$50 Million CUSO Committed Line of Credit Facility and Security Agreement, dated October 8, 2007 (3)

10.3	Mortgage Loan Purchase Agreement, dated October 30, 2007, between Evangelical Christian Credit Union and Ministry Partners Funding, LLC (4)

10.4	Mortgage Loan Purchase Agreement, dated October 30, 2007, between Ministry Partners Investment Corporation and Ministry Partners Funding, LLC (4)

10.5
Loan, Security and Servicing Agreement, dated October 30, 2007, by and among Ministry Partners Funding, LLC, as Borrower, Fairway Finance Company, LLC, as Lender, Evangelical Christian Credit Union, as Servicer, BMO Capital Markets Corp., as Agent, U.S. Bank National Association, as Custodian and Account Bank, and Lyon Financial Services, Inc., as Back-Up Servicer (4) (6)

10.6	Promissory Note, dated October 30, 2007, in the amount of $150,000,000 executed by Ministry Partners Funding, LLC to and in favor of Fairway Finance Company, LLC (4)

Part II, Page 2

10.7
Custodial Agreement, dated as of October 30, 2007, by and among Ministry Partners Funding, LLC, as Borrower, Evangelical Christian Credit Union, as Servicer, BMO Capital Markets Corp., as Agent, Lyon Financial Services, Inc., as Back-Up Servicer, and U.S. Bank National Association, as Custodian (4)

10.8
Collection Account Control Agreement, dated as of October 30, 2007, by and among Ministry Partners Funding, LLC, as Borrower, Evangelical Christian Credit Union, as Servicer, BMO Capital Markets Corp., as Agent, and U.S. Bank National Association, as Account Bank (4)

10.9
Reserve Account Control Agreement, dated as of October 30, 2007, by and among Ministry Partners Funding, LLC, as Borrower, BMO Capital Markets Corp., as Agent, and U.S. Bank National Association, as Account Bank (4)

10.10	Residential Purchase Agreement, dated July 1, 2007 by and between Ministry Partners Investment Corporation and Billy M. Dodson (5)

10.11	Employee Lease and Professional Services Agreement, dated January 1, 2007, between Ministry Partners Investment Corporation and Evangelical Christian Credit Union (4)

10.12	Lease Agreement for Office Space, dated as of September 1, 2007, between Ministry Partners Investment Corporation and Evangelical Christian Credit Union (4)

10.13	Equipment Lease, dated as of January 1, 2007, between Evangelical Christian Credit Union and Ministry Partners Investment Corporation (4)

10.14	ISDA Master Agreement, dated as of October 22, 2007, between Ministry Partners Funding, LLC and Bank of Montreal (4)

10.15	CUSO Line of Credit Facility Note and Security Agreement, dated May 14, 2008, executed by Ministry Partners Investment Corporation in favor of Members United Corporate Federal Credit Union (6)

10.16	Office Lease, dated November 4, 2008, by and between Ministry Partners Investment Corporation and ECCU (6)

10.17	Equipment Lease, dated as of January 1, 2009 by and between Ministry Partners Investment Company, LLC and ECCU (6)

10.18	Professional Services Agreement, dated as of January 1, 2009 by and between Ministry Partners Investment Company, LLC and ECCU (6)

10.19	ECCU Subordination Agreement Dated April 20, 2005 (10)

10.20	ECCU Loan Agreement Extension dated April 5, 2007 (10)

10.21	Waiver by and among Ministry Partners Funding, LLC, Evangelical Christian Credit Union and BMO Capital Markets Corp., effective as of May 5, 2009 (14)

10.22	Mortgage Loan Participation Purchase and Sale Agreement by and between Ministry Partners Investment Company, LLC, and Western Federal Credit Union, dated May 1, 2009 (15)

10.23
Omnibus Amendment to Loan, Security and Servicing Agreement and Fee Agreement by and among Ministry Partners Funding, LLC, Fairway Finance Company, LLC, Evangelical Christian Credit Union, BMO Capital Markets Corp., U.S. Bank National Association and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), effective as of June 5, 2009 (16)

10.24	Waiver by and among Ministry Partners Funding, LLC, Evangelical Christian Credit Union and BMO Capital Markets Corp., effective as of July 15, 2009 (17)

Part II, Page 3

10.25	Loan and Security Agreement by and between Ministry Partners Investment Company, LLC, and Western Corporate Federal Credit Union, a federal corporate credit union, dated November 30, 2009 (18)

10.26	Promissory Note by and between Ministry Partners Investment Company, LLC, and Western Corporate Federal Credit Union, a federal corporate credit union, dated November 30, 2009 (18)

10.27
Payoff and Bailee Letter entered into by and among Ministry Partners Funding, LLC, and BMP Capital Markets Corp., as agent, Fairway Finance Company, LLC, as lender, MPF, as borrower, Evangelical Christian Credit Union, as servicer, Lyon Financial Services, Inc., d/b/a U.S. Bank Portfolio Services, as back-up servicer, U.S. Bank National Association, as custodian, and Western Corporate Federal Credit Union, as the replacement lender, dated November 30, 2009 (18)

21.1	List of Subsidiaries (4)

23.1	Consent of Rushall & McGeever (included in Exhibit 5.1 hereto)

23.5	Consent of Hutchinson and Bloodgood (19)

25.1	Powers of Attorney (included on page II-7 of Registration Statement)

25.2	Form T-1 with exhibits (13)

(1)	Incorporated by reference to the Current Report on Form 8-K filed by the Company on December 22, 2008.

(2)	Incorporated by reference to the Definitive Schedule 14C Information Statement filed by the Company on September 8, 2008.

(3)	Incorporated by reference to the Report on Form 8-K filed by the Company on October 15, 2007 (Accession No. 0000944130-07-000031), as amended.

(4)	Incorporated by reference to the Report on Form 10-KSB filed by the Company on April 11, 2008.

(5)	Incorporated by reference to the Report on Form 10-QSB filed by the Company on November 16, 2007 (Accession No. 0001408651-07-000170), as amended.

(6)	Confidential treatment requested for certain portions of this exhibit, which portions are omitted and filed separately with the Securities and Exchange Commission.

(7)	Incorporated by reference to Registration Statement on Form SB-2 filed on November 19, 1997
(Accession No. 0000944130-97-000025), as amended.

(8)	Incorporated by reference to Registration Statement on Form SB-2 filed on May 24, 2001
(Accession No. 0000944130-01-500010), as amended.

(9)	Incorporated by reference to Registration Statement on Form SB-2 filed on February 2, 2005
(Accession No. 0000944130-05-000002), as amended.

(10)	Incorporated by reference to Registration Statement on Form SB-2 filed on April 10, 2007
(Accession No. 0000944130-07-000066), as amended.

(11)	Incorporated by reference to the Report on Form 8-K filed on November 26, 2007 (Accession No. 0001408651-07-000194).

(12)	Incorporated by reference to the Report on Form 10-K filed by the Company on April 14, 2009 (Accession No. 000432093-09-000122).

Part II, Page 4

(13)	Incorporated by reference to Registration Statement on Form S-1 filed on February 2, 2008 (Accession No. 0001019687-08-000705).

(14)	Incorporated by reference to Report on Form 8-K filed by the Company on May 12, 2009.

(15)	Incorporated by reference to Report on Form 8-K filed by the Company on May 15, 2009.

(16)	Incorporated by reference to Report on Form 8-K filed by the Company on June 17, 2009.

(17)	Incorporated by reference to Report on Form 10-Q filed by the Company on August 14, 2009.

(18)	Incorporated by reference to Report on Form 8-K filed by the Company on December 4, 2009

(19)	To be filed by Pre-effective Amendment

Part II, Page 5

Item 28. Undertakings

(a)       Rule 415 Offering. The undersigned Registrant will:

(1)       To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)       Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)       Reflect in the prospectus any facts or events which, individually, or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      Include any additional or changed material information on the plan of distribution.

(2)       For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3)       File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)       That, for the purpose of determining any liability under the Securities Act, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are sold to a purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.        Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

b.       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the undersigned;

c.       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

d.       Any other communication that is an offer in the offering made by the undersigned to the purchaser.

Item 29. Financial Statements.

Included in the Prospectus in Part I of this Registration Statement.

Part II, Page 6

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brea, California, on the 23rd day of December, 2009.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

By:	/s/ Mark G. Holbrook
Mark G. Holbrook,
Chairman of the Board of Managers, Chief Executive Officer

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Mark G. Holbrook as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-1 of Ministry Partners Investment Company, LLC and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark G. Holbrook Mark G. Holbrook	Chairman of the Board of Managers, Chief Executive Officer	December 23, 2009

/s/ Susan B. Reilly Susan B. Reilly	Principal Accounting Officer	December 23, 2009

/s/ Mark A. Johnson Mark A. Johnson	Manager	December 23, 2009

/s/ Van C. Elliott Van C. Elliott	Secretary, Manager	December 23, 2009

/s/ Arthur G. Black Arthur G. Black	Manager	December 23, 2009

/s/ Shirley M. Bracken Shirley M. Bracken	Manager	December 23, 2009

/s/ Juli Anne S. Callis Juli Anne S. Callis	Manager	December 23, 2009

/s/ Jeffrey T. Lauridsen Jeffrey T. Lauridsen	Manager	December 23, 2009

Part II, Page 7

/s/ R. Michael Lee R. Michael Lee	Manager	December 23, 2009

/s/ Randolph P. Shepard Randolph P. Shepard	Manager	December 23, 2009

/s/ Scott T. Vandeventer Scott T. Vandeventer	Manager	December 23, 2009

Part II, Page 8